The Virtual Learning Company, Inc.

1,000,000 Shares of Common Stock at $0.50 per share

The Virtual Learning Company, Inc.

60 Knolls Crescent, Suite 9M

Bronx, New York 10463

(973) 768-4181

MARKET FOR THE SHARES

This  is  the  initial  public  offering  of  common  stock  of  The  Virtual  Learning  Company,  Inc.  (“Virtual”,  the

“Company”,  “we”,  “us”  or  in  the  possessive  “our”).  Before  this  offering,  there  has  been  no  public  market  for  our common  stock  and  our  common  stock  is  not  listed  on  any  stock  exchange  or  on  the  over-the-counter  market.  This distribution  of  our  common  shares  is  the  first  public  distribution  of  our  shares.  It  is  our  intention  to  seek  a  market maker  to  publish  quotations  for  our  shares  on  the  OTC  Electronic  Bulletin  Board  (“Bulletin  Board”).  Capital  Path

Securities  has  agreed  to  be  our  primary  market  maker  on  the  Bulletin  Board  but  has  not  yet  filed  with  FINRA  to  do

so.  We  can  provide  no  assurance  to  you  that  a  public  market  for  our  shares  will  develop  and  if  so,  what  the  market price  of  our  shares  may  be.  The  shares  will  be  offered  at  $0.50  per  share  by  the  Company  on  a  best  efforts  basis.

There is no minimum amount needed to close this offering.

Underwriting

Number of

Discounts &

Proceeds to the

Shares

Offering Price

Commissions

Company

1,000,000

$0.50

$0.00

$500,000.00

The securities offered in this Prospectus involve a high degree of risk.  YOU SHOULD CAREFULLY

CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON

PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES

COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF

THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY

IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

Questions and Answers about the Offering

3

Summary of Prospectus

3

Summary Financial Data

5

Risk Factors

6

Plan of Distribution

22

Determination of Offering Price

23

Use of Proceeds

24

Dilution

24

Description of Business

25

Competition

37

Management’s Discussion and Analysis

39

Plan of Operation

40

Results of Operations

48

Off-Balance Sheet Arrangements

52

Management

52

Executive Compensation

53

Certain Relationships and Related Party Transactions

54

Security Ownership of Certain Beneficial Owners and Management

54

Plan of Distribution

55

Shares Eligible for Future Sale

58

Description of Securities

59

Interest of Named Experts and Counsel

59

Transfer Agent

59

Legal Matters

60

Experts

60

Description of Property

60

Litigation

60

Where You Can Find More Information

61

Financial Statements

F-2

Notes to the Financial Statements

F-11

Questions And Answers About The Offering

Q: How Many Virtual Shares Will I Receive?

A: Virtual will issue to you one (1) share of our common stock for each fifty (50) cents that you choose to invest.

Fractional shares will not be issued.

Q: What Are Shares Of Virtual Worth?

A: The value of our shares will be determined by their trading price after the offering. We do not know what the trading price will be and we can provide no assurances as to value or even if the shares will trade at all.

Q: What Will Virtual do After The Offering?

A: The Company’s business will not change as a result of this transaction. We are currently a development stage enterprise.

Q: Will Virtual Shares Be Listed On a National Stock Exchange Or The NASDAQ Stock Market?

A: Our shares will not be listed on any national stock exchange or the NASDAQ Stock Market. It is our hope that the shares will be quoted by one or more market makers on the Bulletin Board.

SUMMARY OF PROSPECTUS

You  should  read  the  following  summary  together  with  the  more  detailed  business  information,  financial  statements

and  related  notes  that  appear  elsewhere  in  this  prospectus.   In  this  Prospectus,  unless  the  context  otherwise  denotes,

references to "we," "us," "our", “Virtual Learning” and “Company” are to The Virtual Learning  Company, Inc.

A Cautionary Note on Forward-Looking Statements

This   prospectus   contains   forward-looking   statements,   which   relate   to   future   events   or   our   future   financial

performance.   In  some  cases,  you  can  identify  forward-looking  statements  by terminology  such  as  “may,”  “should,”

“expects,”  “plans,”  “anticipates,”  “believes,”  “estimates,”  “predicts,”  “potential,”  or  “continue”  or  the  negative  of

these  terms  or  other  comparable  terminology.   These  statements  are  only  predictions  and  involve  known  and unknown  risks,  uncertainties  and  other  factors,  including  the  risks  in  the  section  entitled  “Risk  Factors,”  that  may cause  our  industry’s  actual  results,  levels  of  activity,  performance,  or  achievements  to  be  materially  different  from any  future  results,  levels  of  activity,  performance,  or  achievements  expressed  or  implied  by  these  forward-looking statements.

While  these  forward-looking  statements,  and  any  assumptions  upon  which  they  are  based,  are  made  in  good  faith and  reflect  our  current  judgment  regarding  the  direction  of  our  business,  actual  results  will  almost  always  vary,

sometimes   materially,   from   any   estimates,   predictions,   projections,   assumptions   or   other   future   performance

suggested herein.  Except as required by applicable law, including the securities laws of the United States,  we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

Virtual  was formed  as a  Nevada  corporation on January 6,  2009. Virtual  Learning is a  subscription-based,  software-

as-a-service   provider   of  education  products.   The   Company  provides   standards-based   instruction,   practice   and

assessments  that  improve  the  performance  of  students  via  proprietary  web-based  platforms  through  any  one  of  our

several   websites   on   the   World   Wide   Web   with   the   URL   www.mathisbasic.com;   www.learningisbasic.com   ;

www.eschoolroom.com;  and  www.educationisbasic.com.    All  of  these  web  sites  feed  into  the  Company’s  sole consolidated content providing web site  www.learningisbasic.com.

Virtual  Learning is also  a  producer  and  distributor  of computer  software  and  video  educational  materials on  CD  and

DVD  formatted  disks  which  will  be  available  through  various  distributors  and  our  websites  either  as  a  download  or in  boxed  format.  We  have  combined  rigorous  content  in  math  with  interactive  features  and  games  that  engage students, reinforce and reward learning achievement.

We  are  a  development  stage  company  and  have  not  yet  commenced  business  operations  or  generated  any  revenues.

We  have  been  issued  a  "substantial  doubt"  going  concern  opinion  from  our  auditors  and  our  only  assets  are  our cash,  property  and  equipment,  and  capitalized  curriculum  development  costs  which,  at  September  30,  2011,  consist of approximately $7,200, $2,500, and $243,000, respectively.

Virtual  Learning’s  principal  place  of  business  and  corporate  offices  are  located  at  60  Knolls  Crescent,  Suite  9M,

Bronx,  NY  10463.   Our  telephone  number  is  (973)  768-4181  and  our  registered  agent  for  service  of  process  is

Marilyn Radloff, 115 Taurus Circle, Reno, NV 89511.  Our fiscal year end is December 31.

We  received  our  initial funding of $10,000 through the  sale  of common stock to  our  officers and  directors.   To date,

Virtual  Learning’  cash-based  operations  have  been  funded  by  the  issuance  of  10,000,000  shares  of  common  stock for  $10,000  or  $.001  per  share  to  Thomas  P.  Monahan  (President  and  majority  shareholder)  and  the  issuance  of  an additional 100,000 shares of common stock for an aggregate price of $20,000 or $.20 per share to an unrelated party.

In  addition,  as  of  September  30,  2011,  Mr.  Monahan  loaned  Virtual  Learning  cash  of  $26,150,  charged  Virtual

Learning  costs  and  expenses  of  $12,662  on  a  personal  credit  card,  and  contributed  computer  equipment  at  a  stated

value of $3,000, for a total of $41,812.  As of September 30, 2011, $41,800 of this amount has been repaid.

This is our initial public offering.   We are registering a total of 1,000,000 shares of our common stock, all for sale by

the  Company.   All  of  the  shares  being  registered  for  sale  by  the  Company  will  be  sold  at  a  price  per  share  of  $0.50

for  the  duration  of  the  Offering.   We  cannot  guarantee  that  our  shares  will  ever  be  quoted  on  the  OTCBB,  or  if

quoted,  that  a  market  will develop.   Additionally,  our  stock  will be  subject to  ‘penny stock’ rules,  as described  more fully in the Risk Factors section, below.

We  will  be  selling  all  of  the  1,000,000  shares  of  common  stock  we  are  offering  as  a  self-underwritten  offering.

There  is  no  minimum  amount  we  are  required  to  raise  in  this  offering  and  any  funds  received  will  be  immediately

available  to  us.   This  Offering  will  terminate  on  the  earlier  of  the  sale  of  all  of  the  shares  offered  or  270  days  after the date of the Prospectus, unless extended an additional 90 days by our board of directors.

There  is  no  current  public  market  for  our  securities.   As  our  stock  is  not  publicly  traded,  investors  should  be  aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

The Offering

Following  is  a  brief  summary  of  this  Offering.   Please  see  the  Plan  of  Distribution  and  Terms  of  the  Offering

sections for a more detailed description of the terms of the offering.

Offering

Securiti

We  are  offering  1,000,000  shares  of  common  stock  .   This  offering  will  terminate  on  the  earlier  of  the  sale  of  all  of the  shares  offered  by  the  Company  or  270  days  after  the  date  of  the  Prospectus,  unless  extended  by  our  Board  of

Directors for an additional 90 days.

Price per share

All  of  the  shares  being  registered  for  sale  by  the  Company  will  be  sold  at  a  fixed  price  per  share  of  $0.50  for  the duration of the offering.

Securities Issued and Registration Costs

There  are  currently  15,350,000  shares  of  common  stock  issued  and  outstanding  before  the  Offering  and  16,350,000

shares  will  be  outstanding  after  the  Offering,  assuming  all  shares  are  sold.   However,  if  50%  or  75%  of  the  shares

being offered are sold, there will be 15,850,000 or 16,100,000 shares outstanding, respectively.

We  estimate  our  total  offering  registration  costs  to  be  $20,000.   If  we  experience  a  shortage  of  funds  prior  to

funding,  our  directors  have  informally agreed  to  advance  funds to  allow  us  to  pay for  offering  costs,  filing  fees,  and correspondence  with  our  shareholders;  however,  our  directors  have  no  formal  commitment  or  legal  obligation  to advance or loan funds to the Company.

Our  officers,  directors,  control  persons  and/or  affiliates  do  not  intend  to  purchase  any  Shares  in  this  Offering.   If  all

the  Shares  in  this  Offering  are  sold,  our  executive  officers  and  directors  will  own  61.16%  of  our  common  stock.

However,  if  only  50%  or  25%  of  the  Shares  in  this  Offering  are  sold,  our  executive  officers  and  directors  will  own

63.15% or 64.16%, respectively.

Summary Financial Information

The  following  table  summarizes  selected  financial  data  regarding  our  business  and  should  be  read  in  conjunction with  our  financial  statements  and  related  notes  contained  elsewhere  in  this  prospectus  as  well  as  the  information under “Management’s Discussion and Analysis or Plan of Operations”.

The  financial  statement  data  as  of  and  for  the  fiscal  year  ended  December  31,  2010,  from  inception  (January  6,

2009)  through  December  31,  2009,  and  from  inception  (January  6,  2009)  through  December  31,  2010  has  been derived from our audited financial statements which are included elsewhere in this prospectus.

Summary of Statements of Operations Data

From inception     Totals from

(January 6,

inception

For the year

2009) to

(January 6,

ended

December 31,    2009) through

December 31,

2009

December 31,

2010

2010

Sales

$ -0-

$ -0-

$ -0-

Total operating expenses

$ 129,236

$ 680,672

$ 809,908

Net loss

$ (129,236)

$ (680,672)

$ (809,908)

For the nine

For the nine

From inception

months ended      months ended

(January 6, 2009) to

September 30,     September 30,

September 30,

2011

2010

2011

Sales

$ -0-

$ -0-

$ -0-

Total operating expenses

64,079

128,109

873,896

Net loss

$ (64,079)

$(128,109)

$(873,896)

September 30,

As of

As of December 31,

2011

December 31,

2009

Unaudited

2010

Summary of Balance Sheets Data

TOTAL CURRENT ASSETS

$7,196

$ 18,573

$ 22,028

TOTAL ASSETS

$ 252,726

$ 295,732

$ 176,728

TOTAL LIABILITIES

$ 13,712

$ 1,640

$ 15,400

TOTAL STOCKHOLDERS' EQUITY

$239,014

$ 294,092

$ 161,328

TOTAL LIABILITIES AND

STOCKHOLDERS' EQUITY

$ 252,726

$ 295,732

$ 176,728

RISK FACTORS

An  investment  in  our  common  stock  is  highly  speculative  and  involves  a  high  degree  of  risk.  Therefore,  we  are disclosing  all  material  risks  herein  and  you  should  consider  all  of  the  risk  factors  discussed  below,  as  well  as  the other  information  contained  in  this  document.  You  should  not  invest  in  our  common  stock  unless  you  can  afford  to lose your entire investment and you are not dependent on the funds you are investing.

Added Costs Due to Being a Public Company.

There  is  a  substantial  increase  of  costs  to  the  Company  as  a  result  of  being  Public.  These  costs  include,  but  are  not limited  to  the  cost of conducting a  yearly audit of the  financial  condition and  quarterly reviews of the  Company and such  costs  can  be  in  excess  of  $50,000  yearly.  In  addition,  there  can  be  additional  legal  costs  associated  with preparing  all  necessary  filings  with  the  Securities  and  Exchange  Commission  or  other  regulatory  body,  if  the

Company  is  not  subject  to  the  reporting  requirements  of  section  13  or  15(d)  of  the  Securities  Act.  There  are  also assorted  other  additional  costs  to  the  Company  for  being  Public.  As  a  result  of  all  of  these  additional  costs,  the

Company is likely to  be  less profitable,  if  it becomes  profitable,  if it does  not  generate  enough revenue,  when  and  if commences producing revenue, to cover the additional costs.

Current Economic Conditions May Impact Our Commercial Success and Ability to Obtain Financing.

The  current  economic  conditions  could  have  a  serious  impact  on  the  ability  of  the  Company  to  achieve  viability.

Due  to  the  decrease  in  overall  spending,  there  is  a  possibility  that  spending  on  educational  software  and  related services  may  decrease  for  the  foreseeable  future,  resulting  in  less  potential  economic  activity  for  the  Company.

Since  we  are  a  very  small  operation,  we  may  not  be  able  to  create  sufficient  sales  to  sustain  ourselves.  In  addition,

due  to  the  severe  difficulty  in  obtaining  credit  in  the  current  economic  crisis,  we  may  have  trouble  seeking  out  and locating additional funds or require financing of our operations.

If we fail to develop subscriber relationships, our ability to grow our business will be impaired.

Our  growth  depends  to  a  significant  degree  upon  our  ability  to  develop  subscriber  relationships.  We  cannot guarantee  that  subscribers  will  be  found;  that  any  such  relationships  will  be  successful  when  they  are  in  place,  or that  business  with  the  subscribers  will  increase.  Failure  to  develop  such  relationships  could  have  a  material  adverse effect on our business, results of operations, and financial condition.

Effect of Governmental Regulations: Compliance with Environmental Laws

We do not believe that we are subject to any material government or industry regulations.

The  recent  ongoing  adoption  of  online  learning  in  established  education  markets  makes  it  difficult  for  us  to evaluate our  current  and future  business prospects for  sales to  school systems.  If  web-based  education fails to achieve  widespread  acceptance  by  students,  parents,  teachers,  schools  and  other  institutions,  our  growth  and profitability may suffer.

The  use  of  online  learning  technology  is  a  relatively  new  approach  in  the  traditional  K-12  education  testing  and assessment  markets.  There  can  be  no  assurance  that  our  online  products  and  services  will  achieve  success  in  the  K-

12  or  postsecondary  education  markets.  Our  success  depends  in  part  upon  the  adoption  by  students,  teachers,  and

school   districts   of   technology-based   education   initiatives.   Some   academicians   and   educators   oppose   online

education  in  principle  and  have  expressed  concerns  regarding  the  perceived  loss  of  control  over  the  education process  that  can  result  from  offering  content  online.  As  a  necessary  corollary  to  the  acceptance  of  web-based education in the classroom, our growth depends in part on parental acceptance of the role of technology in education and  the  availability  of  internet  access  in  the  home.  If  the  acceptance  of  technology-based  education  does  not continue to increase, our ability to continue to grow our business could be materially impaired.

Our  revenue  will  be  primarily  generated  by  sales  of  subscriptions  to  our  website  over  the  term  of  the subscription.  Our  subscriber  renewal  rates  are  difficult  to  predict  and  declines  in  sales  of  our  products  or subscriber renewal rates may materially adversely  affect our business and results of operations.

We anticipate that revenue from subscription sales will account for a substantial majority of our revenue for the  next few  years.  The  average  subscription  period  for  our  products  is  expected  to  be  12  months.  Additionally,  promotional incentives,  such  as  complimentary  months  of  service,  will  be  offered  periodically  to  new  subscribers,  resulting  in  a subscription  term  longer  than  one  year.  Our  subscribers  will  not  be  obligated  to  renew their  subscriptions  at  the  end of  the  term,  nor  will  they  be  required  to  pay  any  penalties  if  they  fail  to  renew  their  subscriptions.  As  a  result,  our subscribers  have  no  obligation  to  renew  their  subscriptions  after  the  expiration  of  their  initial  subscription  period.

We  will  begin  the  renewal  process  approximately  two  months  prior  to  a  subscription  ending.  Sales  of  our  products or  services  or  our  subscriber  renewal  rates  may  decline  or  fluctuate  as  a  result  of  a  number  of  factors,  including decreased  demand,  adverse  regulatory actions,  pricing  pressures,  competitive  factors or  any other  reason.  These  and other  factors  that  have  affected  our  product  sales  or  subscriber  renewal  rates  in  the  past  are  not  predictive  of  the future,  and,  as a  result,  we  cannot accurately predict  subscriber  renewal  rates.  If planned  sales to  new subscribers  do not  materialize  or  our  subscribers  do  not  renew their  subscriptions  at  anticipated  previous  levels,  our  revenue,  when and  if  such  revenue  generation  commences,  may  decline,  which  would  negatively  impact  our  business,  financial condition, results of operations and cash flow.

Our  business  is  expected  to  be  subject  to  seasonal  fluctuations,  which  may  cause  our  cash  flow  to  fluctuate from quarter-to-quarter and materially adversely impact the market price of our common stock.

Our cash flow may fluctuate as a result of seasonal variations in our anticipated business, principally due to:

•     our  subscribers’  spending  patterns,  which  we  expect  to  relate  to  typical  gift  giving  holidays  and  the  start  of the academic year

•     the timing of expirations and renewals of subscriptions;

•     the timing of special promotions and discounts, including additional free months of subscriptions

It  is  expected  that  a  significant  percentage  of  our  new  sales  and  subscription  renewals  will  occur  in  the  second  and fourth  quarters  because  parents  make  purchases  related  to  the  new  academic  year.  The  fourth  calendar  quarter  may produce  the  second  highest  level  of  sales  and  renewals,  relating  to  holidays  which  are  occasions  for  gift  giving.

Because  payment  in  full  for  subscriptions  is  typically  due  at  the  time  of  subscription  or  renewal,  and  our  operating expense, of which labor and sales commissions make up the largest portion, will be been fairly consistent throughout the  year,  we  typically  expect  higher  cash  flow  in  the  quarters  with  stronger  sales  and  renewals.  We  do.  however,

expect quarterly fluctuations in cash flow.

System  disruptions,  vulnerability  from  security  risks  to  our  networks,  databases  and  online  applications  and an  inability  to  expand  and  upgrade  our  systems  in  a  timely  manner  to  meet  unexpected  increases  in  demand could  damage  our  reputation,  impact  our  ability  to  generate  revenue  and  limit  our  ability  to  attract  and retain subscribers.

The  performance  and  reliability  of  our  technology  infrastructure  is  critical  to  our  business.  Any  failure  to  maintain satisfactory  online  product  performance,  reliability,  security,  or  availability  of  our  web  platform  infrastructure  may significantly reduce  subscriber  satisfaction and  damage  our  reputation,  which  would  negatively impact our  ability to attract new subscribers and obtain subscriber renewals. The risks associated with our web platform include:

•     breakdowns  or  system  failures  resulting  in  a  prolonged  shutdown  of  our  servers,  including  failures attributable to power shutdowns or attempts to gain unauthorized access to our systems, which may cause loss or corruption of data or malfunction of software or hardware;

•     breakdowns  or  system  failures  resulting  from  the  release  of  new  features  or  functionality,  which  may cause unintended malfunctions of software or hardware;

•     human error by systems engineers, programmers, other internal staff, and other vendor staff; performance issues, such as low response time or bugs, that detract from the user experience;

•     increased  complexity  or  more  difficult  navigation  resulting  from  implementation  of  new  features  and functionality, that detract from the user experience;

•     disruption  or  failure  in  our  Web  Host  provider,  which  would  make  it  difficult  or  impossible  for  students to log on to our websites;

•     damage from fire, flood, tornado, power loss, or telecommunications failures;

•     Infiltration by hackers or other unauthorized persons; and

•     any infection by or spread of computer viruses.

In  addition,  increases  in  the  volume  of  traffic  on  our  websites  could  strain  the  capacity  of  our  Web  Host’s  existing infrastructure,  which  could  lead  to  slower  response  times  or  system  failures.  This  would  cause  a  disruption  or

suspension   of   our   product   and   service   offerings.   Any   web   platform   interruption   or   inadequacy   that   causes

performance  issues or  interruptions in the  availability of our  websites could  reduce  subscriber  satisfaction and  result in  a  reduction  in  the  number  of  subscribers  using  our  products  and  services.  If  sustained  or  repeated,  these performance issues could reduce the attractiveness of our websites and products and services.

We  may  need  to  incur  additional  costs to  Web  Host’s systems in order  to  accommodate  system disruptions,  security risks,  and  increased  demand  if  we  anticipate  that  our  systems  cannot  handle  higher  volumes  of  traffic  in  the  future.

We  may  also  need  to  upgrade  our  web  platform  and  systems  as  new  technologies  become  available  that  we  are required  to  implement  in  order  to  keep  our  infrastructure  up-to-date  and  product  offerings  relevant.  We  may  be forced  to  make  upgrades  in  response  to  new  competitors  or  significant  improvements  to  existing  competitors’  web platforms  and  system  capabilities.  However,  the  costs  and  complexities  involved  in  expanding  and  upgrading  our systems  may prevent us from doing so  in a  timely  manner  and  may prevent  us  from adequately meeting the  demand placed on our systems.

We  are  subject  to  laws  and  regulations  as  a  result  of  our  collection  and  use  of  personal  information,

particularly  from our  K-12  student  users,  and any  violations of  such laws or  regulations,  or  any  breach,  theft or  loss  of  such  information,  could  materially  adversely  affect  our  reputation  and  operations  and  expose  us  to costly litigation.

We  anticipate  that  the  vast  majority  of  our  product  users  will  be  minors.  The  Child  Online  Protection  Act  and  the

Children’s  Online  Privacy  Protection  Act  restrict  the  distribution  of  materials  considered  harmful  to  children  and impose  additional  restrictions  on  the  ability of  online  services  to  collect  information  from  minors.  Many states  have also  passed  laws  requiring  notification  to  users  when  there  is  a  security  breach  of  personal  data.  Additionally,  the

Family Educational Rights and Privacy Act, or FERPA, protects the privacy and restricts the disclosure of student information,  and  we  must  remain  FERPA-compliant  through  security  policies,  processes,  systems,  and  controls,

including using  software  that  detects hackers and  other  unauthorized  or  illegal  activities.  We  cannot predict  whether new  technological  developments  could  circumvent  these  security  measures.  If  the  security  measures  that  we  use  to protect  personal  or  student  information  or  credit  card  information  are  ineffective,  we  may  be  subject  to  liability,

including  claims  for  invasion  of  privacy,  impersonation,  unauthorized  purchases  with  credit  card  information  or other  similar  claims.  In  addition,  the  Federal  Trade  Commission  and  several  states  have  investigated  the  use  of personal  information  by  certain  internet  companies.  We  could  incur  significant  expense  and  our  business  could  be materially adversely affected if new regulations  regarding use of personal  information are  introduced, if our security measures are ineffective or if our privacy practices are investigated.

We may not be able to develop new products and services or expand our existing product lines in a timely and cost effective manner.

Each  of  our  products  are  created  from state  standards  for  a  particular  grade  level  and  subject  in  the  K-12  market  for math  subjects.  With  these  standards  continually  changing,  as  well  as  the  updating  of  our  current  learning  products,

our product and content development teams may not be able to respond to changing market requirements on a timely basis.  If  we  are  not  able  to  generate  sufficient  new  revenue  to  exceed  the  incremental  costs  associated  with developing  and  delivering  new  products  and  entering  new  markets,  our  results  of  operations  may  be  materially  and adversely  affected.  Furthermore,  we  may  be  unable  to  develop  and  offer  additional  products  and  services  on commercially  reasonable  terms  and  in  a  timely  manner  or  maintain  the  quality  and  consistency  necessary  to  keep pace  with  changes  in  market  requirements  and  respond  to  competitive  pressures.  A  failure  to  do  any of  these  things may result in a material decline in our revenue and may prevent us from achieving profitability.

If  we  are  unable  to  develop,  maintain  and  enhance  our  brand  identity,  our  business  and  results  of  operations may suffer.

The   initial   development   and   continued   development   of   our   brand   identity  is   important   to   our   business,   and

expanding  brand  awareness  is  critical  to  attracting  and  retaining  our  subscribers.  Potential  subscribers  may  not  be aware of the relationship of our brands with one and another, particularly “Learning is Basic” serving as an umbrella for  each  of  our  product  lines.  If  and  when  we  begin  to  obtain  subscriptions  and  extend  our  geographic  reach,

maintaining  quality  and  consistency  across  all  of  our  products  and  services  may  become  more  difficult  to  achieve,

and any significant and well-publicized failure to maintain this quality and consistency will have a detrimental effect on  our  brands.  We  cannot  provide  assurances  that  our  sales  and  marketing  efforts  will  be  successful  in  promoting our  brands  in  a  competitive  and  cost-effective  manner.  If  we  are  unable  to  create,  maintain  and  enhance  our  brand recognition  and  awareness  of  our  products  and  services,  or  if  we  incur  excessive  sales  and  marketing  expense,  our business and results of operations could be materially and adversely affected.

Our  future  growth  and  profitability  will  depend  in  large  part  upon  the  effectiveness  and  efficiency  of  our sales and marketing expenditures in recruiting subscribers.

Our  future  growth  and  profitability  will  depend  in  large  part  upon  the  effectiveness  and  efficiency  of  our  sales efforts, including our ability to:

•     Obtain  any  subscribers  and  if  obtained  retain  the  then  existing  subscribers  and  sell  them  additional products and services

•     Develop and then enhance “word-of-mouth” subscriber referrals

•     Obtain sales personnel and, once obtained, retain our most productive sales managers and staff

•     Compete effectively against larger competitors to secure sales.

In addition, our  future  growth  and profitability will depend  in large part upon the effectiveness and efficiency of our marketing expenditures, including our ability to:

•    create awareness of our brands

•    select the right market, media and specific media vehicles in which to advertise

•    identify the most effective and efficient level of  spending in each market, media and specific media vehicle

•    provide timely and appropriate sales collateral to assist the sales team

•    determine  the  appropriate  creative  message  and  media  mix  for  advertising,  marketing  and  promotional expenditures

•    determine the most appropriate pricing models and simple quote generator for subscribers and sales reps

•    effectively  manage  marketing  costs,  including  creative  and  media  expense,  in  order  to  maintain  acceptable subscriber acquisition costs

•    keep the website navigation and messaging simple and relevant to subscribers;

•    generate leads for sales, including obtaining subscriber lists in a cost-effective manner

•    drive traffic to our website

•    convert subscriber inquiries into actual orders.

Our  planned  sales  and  marketing  efforts  and  expenditures  may  not  result  in  increased  revenue  or  generate  sufficient levels  of  product  and  brand  awareness,  and  we  may  not  be  able  to  increase  our  net  sales  at  the  same  rate  as  we increase our sales and marketing efforts and expenditures.

If  our  products  or  services  contain  errors,  new  product  releases  could  be  delayed  or  our  services  could  be disrupted. As a result, our  subscribers  may choose  not to renew  their subscriptions and our business could be materially adversely affected.

If  our  products  or  services  contain  defects,  errors  or  security  vulnerabilities,  our  reputation  could  be  harmed,  which could  result  in  significant  costs  to  us  and  impair  our  ability  to  sell  our  products  and  services  in  the  future.  Because our  products  and  services  are  complex  and  because  we  do  not  “pre-launch”  any  of  our  products  or  upgrades  to  any third  parties  prior  to  the  official  launch,  they  may  contain  undetected  errors  or  defects,  known  as  bugs.  Bugs  can  be detected  at  any  point  in  time,  but  are  more  common  when  a  new  product  or  service  is  introduced  or  when  new versions  are  released.  We  expect  that,  despite  our  testing,  errors  will  be  found  in  the  future.  If  an  error  occurs,  our product  and  service  offerings  may  be  disrupted,  causing  delays  or  interruptions.  Significant  errors,  delays,  or disruptions could lead to:

•     decreases in subscriber satisfaction with and loyalty toward our products and services;

•     delays in or loss of market acceptance of our products and services;

•     diversion of our resources;

•     a lower rate of subscription renewals or upgrades;

•     injury to our reputation;

•     rebates or refunds of subscription fees;

•     increased service expense or payment of damages; or

•     increased competitive focus on our existing and prospective subscriber base.

If   we   are   unable   to   adapt   our   products   and   services   to   technological   changes,   the   emergence   of   new

computing  devices  or  to  more  sophisticated  online  services,  we  may  lose  market  share  and  revenue,  and  our business could suffer.

We need to anticipate, develop, and introduce new products, services, and applications on a timely and cost effective basis  that  keeps  pace  with  technological  developments  and  changing  subscriber  needs.  For  example,  the  number  of individuals  who  access  the  internet  through  devices  other  than  a  personal  computer,  such  as  personal  digital assistants,  mobile  telephones,  televisions  and  set-top  box  devices,  has  increased  dramatically and  this  trend  is  likely to  continue.  Our  products  and  services  were  designed  for  internet  use  on  desktop  and  laptop  computers.  The  lower resolution,  functionality,  and  memory  associated  with  alternative  devices  currently  available  may  make  the  use  of our products and services through such devices difficult.  We have  no experience to date  in operating versions of our products  and  services  developed  or  optimized  for  users  of  alternative  devices.  Accordingly,  it  is  difficult  to  predict the  problems  we  may  encounter  in  developing  versions  of  our  products  and  services  for  use  on  these  alternative devices, and  we  may need to devote significant resources to  the creation, support, and  maintenance of such versions.

If  we  fail  to  develop  or  sell  products  and  services  cost  effectively  that  respond  to  these  or  other  technological developments  and  changing  subscriber  needs,  we  may  lose  market  share  and  revenue  and  our  business  could materially suffer.

Protection  of  our  intellectual  property  is  limited,  and  any  misuse  of  our  intellectual  property  by  others,

including software piracy, could harm our business, reputation, and competitive position.

Our  trademarks,  copyrights,  trade  secrets,  and  designs  are  valuable  and  integral  to  our  success  and  competitive position.  However,  we  cannot  assure  you  that  we  will  be  able  to  adequately  protect  our  proprietary  rights  through

reliance   on   a   combination   of   copyrights,   trademarks,   trade   secrets,   confidentiality   procedures,   contractual

provisions, and  technical  measures. Protection of trade secrets and other intellectual property rights in the  markets in which  we  operate  and  compete  is highly uncertain and  may  involve  complex legal  questions.  We  cannot completely prevent  the  unauthorized  use  or  infringement  of  our  intellectual  property  rights  as  such  prevention  is  inherently difficult.  Despite  enforcement  efforts  against  software  piracy,  we  may  lose  significant  revenue  due  to  illegal  use  of our software in the event that we develop significant revenue.  If piracy activities increase, they may further harm our future business, if any develops.

We  also  expect  that  the  more  successful  we  are,  the  more  likely  that  competitors  will  try  to  illegally  use  our proprietary information  and  develop  products  that  are  similar  to  ours,  which  may  infringe  on  our  proprietary  rights.

In  addition,  we  could  potentially  lose  future  trade  secret  protection  for  our  source  code  if  any  unauthorized disclosure  of  such  code  occurs.  The  loss  of  future  trade  secret  protection  could  make  it  easier  for  third  parties  to compete  with  our  products  by  copying  the  basic  functionality.  Any  changes  in  or  unexpected  interpretations  of,  the trade  secret  and  other  intellectual  property  laws  in  any  country  in  which  we  operate  may  compromise  our  ability  to enforce  our  trade  secret  and  intellectual  property rights.  Costly  and  time-consuming  litigation  could  be  necessary  to enforce  and  determine  the  scope  of  our  confidential  information  and  trade  secret  protection.  If  we  are  unable  to protect  our  proprietary  rights  or  if  third  parties  independently  develop  or  gain  access  to  our  or  similar  technologies,

our business, revenue, reputation and competitive position could be materially adversely affected.

We  may  be  sued  for  infringing  the  intellectual  property  rights  of  others  and  such  actions  would  be  costly  to defend,  could  require  us  to  pay  damages  or  enter  into  royalty  or  license  agreements  with  third  parties  and could limit our ability or increase our costs to use certain content or technologies in the future.

We  may  be  sued  for  infringing  the  intellectual  property  rights  of  others  or  be  subject  to  litigation  based  on allegations of infringement or other violations of intellectual property rights. Regardless of merits, intellectual property claims are often time-consuming and expensive to litigate and settle. In addition, to the extent claims against  us  are  successful,  we  may  have  to  pay  substantive  monetary  damages  or  discontinue  any  of  our  products,

services  or  practices  that  are  found  to  be  in  violation  of  another  party’s  rights.  We  also  may  have  to  seek  a  license and  make  royalty  payments  to  continue  offering  our  products  and  services  or  following  such  practices,  which  may significantly increase our operating expense.

The  confidentiality,  non-disclosure  and  other  agreements  we  use  to  protect  our  products,  trade  secrets,  and proprietary information may prove unenforceable or inadequate.

We  intend  to  protect  our  products,  trade  secrets  and  proprietary  information,  in  part,  by  requiring  all  of  our employees  and  consultants  to  enter  into  agreements  providing  for  the  maintenance  of  confidentiality  and  the assignment  of  rights  to  inventions  made  by  them  while  employed  by  us.  We  will  also  enter  into  non-disclosure

agreements   with   our   technical   consultants,   vendors,   and   resellers   to   protect   our   confidential   and   proprietary

information.  We  cannot  assure  you  that  our  confidentiality  agreements  with  our  employees,  consultants  and  other third  parties  will  not  be  breached,  that  we  will  be  able  to  effectively  enforce  these  agreements,  that  we  will  have adequate remedies for any breach, or that our trade secrets and other proprietary information will not be disclosed or will otherwise be protected.

We have not registered copyrights for all of our products, which  may limit our ability to enforce them.

We  have  not  registered  or  copyrighted  all  of  our  software,  written  materials,  website  information,  designs,  or  other copyrightable  works.  The  U.S.  Copyright  Act  automatically  protects  all  of  our  copyrightable  works,  but  without registration,  we  cannot  enforce  those  copyrights  against  infringers  or  seek  certain  statutory  remedies  for  any  such infringement.  Preventing  others  from  copying  our  products,  written  materials  and  other  copyrightable  works  is important  to  our  overall  success  in  the  marketplace.  In  the  event  we  decide  to  enforce  any  of  our  copyrights  against infringers,  we  will  first  be  required  to  register  the  relevant  copyrights,  and  we  cannot  be  sure  that  all  of  the  material for  which  we  seek  copyright  registration  would  be  registered  in  whole  or  in  part,  or  that  once  registered,  we  would be successful in bringing a copyright claim against any such infringers.

We  must  monitor  and  protect  our  internet  domain  names  to  preserve  their  value.  We  may  be  unable  to prevent  third  parties  from acquiring  domain  names  that  are  similar  to,  infringe  on  or  otherwise  decrease  the value of our trademarks.

We  own  several  domain  names  that  include  the  terms  Learning  and  Basic  among  others.  Third  parties  may  acquire substantially  similar  domain  names  that  may  decrease  the  value  of  our  domain  names  and  trademarks  and  other proprietary  rights,  and  this  may  hurt  our  business.  Moreover,  the  regulation  of  domain  names  in  the  United  States and  foreign  countries  is  subject  to  change.  Governing  bodies  could  appoint  additional  domain  name  registrars  or modify  the  requirements  for  holding  domain  names.  Governing  bodies  could  also  establish  additional  “top-level”

domains,  which are the portion of the  web address that appears to the right  of the  “dot,” such as “com,”  “net,”  “gov”

or  “org.”  As  a  result,  we  may  not  maintain  exclusive  rights  to  all  potentially  relevant  domain  names  in  the  United

States or in other countries in which we conduct business, which could harm our business and reputation.

We do not own all of the software, content and other technologies used in our products and services.

Some  of  our  products  and  services  include  intellectual  property  owned  by  third  parties.  From  time  to  time,  we  may be  required  to  renegotiate  with  these  third  parties  or  negotiate  with  new  third  parties  to  include  or  continue  using their  technology  or  content  in  our  existing  products,  in  new  versions  of  our  existing  products  or  in  wholly  new products.  We  may  not  be  able  to  negotiate  or  renegotiate  licenses  on  commercially  reasonable  terms,  or  at  all,  and the  third-party software  we  use  may  not be  appropriately supported,  maintained,  or  enhanced  by the  licensors.  If  we are  unable  to  obtain  the  rights  necessary  to  use  or  continue  to  use  third-party  technology  or  content  in  our  products

and  services,  or  if  those  third  parties  are  unable  to  support,  maintain  and  enhance   their  software,   we  could

experience  increased  costs  or  delays  or  reductions  in  product  releases  and  functionality  until  equivalent  software  or content can be developed, identified, licensed and integrated.

As  a  start-up  or  development  stage  enterprise,  an  investment  in  our  company  is  considered  a  high-risk investment whereby you could lose your entire investment.

We   have   not   commenced   operations   and,   therefore,   we   are   considered   a   “start-up”   or   “development   stage

enterprise”  company.  We  have  limited  experience  selling  educational  software.  We  may  incur  significant  expenses in  order  to  implement  our  business  plan.  As  an  investor,  you  should  be  aware  of  the  difficulties,  delays,  and expenses  normally  encountered  by  an  enterprise  in  its  development  stage,  many  of  which  are  beyond  our  control,

including  unanticipated  developmental  expenses,  inventory  costs,  employment  costs,  and  advertising  and  marketing expenses.  We  cannot  assure  you  that  our  proposed  business  plan  as  described  in  this  prospectus  will  materialize  or prove  successful,  or  that  we  will  ever  be  able  to  operate  profitably.  If  we  cannot  operate  profitably,  you  could  lose your entire investment.

Our Board of Directors does not contain any independent directors.

Our  board  is composed  of one  member,  Thomas Monahan,  our  sole  officer  and  director.  Thus,  the  Board  member  is not  an  “independent”  director,  based  on  the  independence  criteria  set  forth  in  the  corporate  governance  listing standards  of  the  NASDAQ  Stock  Market.  The  NASDAQ  is  the  exchange  that  we  selected  in  order  to  determine whether  our  directors  and  committee  members  meet  the  independence  criteria  of  a  national  securities  exchange,  as required by Item 407(a)(1) of Regulation S-K. An independent director means a person who is not an employee (or a relative  of  an  employee),  who  has  no  material  business  relationship  with  the  company,  and  also  is  not  a  significant owner  of  the  company’s shares.  Due  to  our  small  size  the  Company does  not presently  have  a  separately designated audit committee, compensation committee, or nominating committee.

We  have  a  history  of  no  revenue  and  no  income  and  recent  losses  since  our  inception  that  may  continue  and cause investors to lose their entire investment.

Virtual  was  formed  on  January  6,  2009,  and  it  has  cumulative  net  losses  amounting  to  $680,672  from  Inception  to

December  31,  2009,  losses  amounting  to  $129,236  for  the  year  ended  December  31,  2010  and  losses  amounting  to

$64,079, for the nine months ending September 30, 2011.

Because of these conditions,  we  will require additional working capital to develop our business operations. We  have not  achieved  profitability  and  we  can  give  no  assurances  that  we  will  achieve  profitability  within  the  foreseeable future,  as  we  fund  operating  and  capital  expenditures,  in  such  areas  as  sales  and  marketing  and  research  and development.  We  cannot  assure  investors  that  we  will  ever  achieve  or  sustain  profitability  or  that  our  operating losses  will  not increase  in  the  future.  If  we  continue  to  incur  losses,  we  will  not be  able  to  fund  any of our  sales and marketing  and  research  and  development  activities,  and  we  may  be  forced  to  cease  our  operations.  If  we  are  forced to cease operations, investors will lose the entire amount of their investment.

Our  independent  auditors  have  expressed  substantial  doubt  about  our  ability  to  continue  as  a  going  concern,

which may hinder our ability to obtain future financing and  which may force us to cease operations.

In  their  report  dated  April  15,  2011,  our  independent  auditors  stated  that  our  financial  statements  for  the  year  ended

December  31,  2009  and  2010  were  prepared  assuming  that  we  would  continue  as  a  going  concern.  Our  ability  to continue  as  a  going  concern  is  an  issue  raised  as  a  result  of  recurring  losses  from  operations  and  cash  flow deficiencies  since  our  inception.  We  continue  to  experience  net  losses.  Our  ability  to  continue  as  a  going  concern  is subject  to  our  ability  to  generate  a  profit  and/or  obtain  necessary  funding  from  outside  sources.  These  include obtaining  additional  funding  from  the  sale  of  our  securities,  increasing  sales  or  obtaining  loans  and  grants  from various financial institutions. In light of our financial position, and the current global credit crisis,  we  may be unable to  raise  working  capital  sufficient  to  continue  to  fund  the  operations  of  the  business.  If  we  are  unable  to  continue  as a  going  concern,  you  may  lose  your  entire  investment.  Our  management  has  currently  been  advancing  funds  to  the

Company  to  help  sustain  its  operations  on  a  non-interest  bearing  and  unsecured  basis.  Given  the  difficult  current economic  environment,  we  believe  that  it  will  be  difficult  to  raise  additional  funds  and  there  can  be  no  assurance  as to the availability of additional financing or the terms upon which additional financing may be available. In addition,

the going concern explanatory paragraph included in our auditor’s report on our financial statements could inhibit our  ability  to  enter  into  strategic  alliances  or  other  collaborations  or  our  ability  to  raise  additional  financing.  If  we are  unable  to  obtain  such  additional  capital,  we  will  not  be  able  to  sustain  our  operations  and  would  be  required  to cease  our  operations and/or  seek bankruptcy protection.  Even if  we  do  raise  sufficient capital  and  generate  revenues to  support  our  operating  expenses,  there  can  be  no  assurance  that  the  revenue  will  be  sufficient  to  enable  us  to develop our business to a level where  it will generate profits and cash flows  from operations. In addition,  if  we raise additional  funds  through  the  issuance  of  equity  or  convertible  debt  securities,  the  percentage  ownership  of  our stockholders  could  be  significantly  diluted,  and  these  newly-issued  securities  may  have  rights,  preferences,  or privileges senior to those of existing stockholders. If we obtain additional debt financing, a substantial portion of our operating  cash  flow  may  be  dedicated  to  the  payment  of  principal  and  interest  on  such  indebtedness,  and  the  terms of the debt securities issued could impose significant restrictions on our operations.

The  loss  of  Thomas  Monahan,  our  President,  or  our  inability  to  attract  and  retain  qualified  personnel  could significantly disrupt our business.

We  are  wholly dependent,  at  present,  on  the  personal  efforts  and  abilities  of  Thomas  Monahan,  our  President.  He  is

63  years  old.  The  loss  of  services  of  Mr.  Monahan  will  disrupt,  if  not  stop,  our  operations.  In  addition,  our  success will  depend  on  our  ability  to  attract  and  retain  highly  motivated,  well-educated  specialists  to  our  staff.  Our  inability to  recruit  and  retain  such  individuals  may  delay  implementing  and  conducting  our  business  on  the  internet,  and  or result  in  high  employee  turnover,  which  could  have  a  materially  adverse  effect  on  our  business  or  results  of operations once commenced. There is no assurance that personnel of the caliber that we require will be available.

We  expect  to  incur  losses  in  the  future  and,  as  a  result,  the  value  of  our  shares  and  our  ability  to  raise additional capital may be negatively affected.

There is no assurance  that our  operations will initiate a  successful profitable enterprise. Due to our limited operating history  as  well  as  the  recent  emergence  of  the  market  addressed  by  us,  we  have  neither  internal  nor  industry-based historical  financial  data  for  any  significant  period  of  time  upon  which  to  base  planned  operating  revenues  and expenses.  We  expect to  incur  losses during the  next 12  months of operations  or  possibly for  a  longer  period of time.

We  are  also  likely  to  experience  significant  fluctuations  in  quarterly  operating  results  caused  by  many  factors,

including  the  rate  of  growth,  usage  and  acceptance  of  the  Internet,  changes  in  the  demand  for  the  our  products  and

services,   introductions   or   enhancements   of   products   and   services   by   us   and   our   competitors,   delays   in   the

introduction  or  enhancement  of  products  and  services  by  us  or  our  competitors,  subscriber  order  deferrals  in anticipation  of  new  products,  changes  in  our  pricing  policies  or  those  of  our  competitors  and  suppliers,  changes  in the  distribution  channels  through  which  products  are  purchased,  our  ability  to  anticipate  and  effectively  adapt  to developing markets and rapidly changing technologies, our ability to attract, retain and motivate qualified personnel,

changes in the  mix of products and services sold, changes in foreign currency exchange rates and changes in general economic  conditions.  We  are  attempting to  expand  our  channels of  supply and  distribution.  There  also  may be  other factors  that  significantly  affect  our  quarterly  results  that  are  difficult  to  predict  given  our  limited  operating  history,

such  as  seasonality  and  the  timing  of  receipt  and  delivery  of  orders  within  a  fiscal  quarter.  As  a  retail  business,  we expect  to  operate  with  little  or  no  backlog.  As  a  result,  quarterly sales  and  operating  results  depend  generally on  the volume and timing of orders and the ability of the  Company to fulfill orders received  within the quarter,  All  of these factors  can  be  difficult  to  forecast.  Our  expense  levels  are  based  in  part  on  our  expectations  as  to  future  orders  and sales,  which,  given  our  limited  operating  history,  are  also  extremely difficult  to  predict.  Our  expense  levels  are,  to  a certain  extent  fixed,  and  it  will  be  difficult  for  us  to  adjust  spending  in  a  timely  manner  to  compensate  for  any unexpected  revenue  shortfall.  Accordingly,  any  significant  shortfall  in  demand  for  our  products  and  services  in relation  to  our  expectations  would  have  an  immediate  adverse  impact  on  our  business,  results  of  operations  and financial condition, and could be material. Due to all of the foregoing factors, we believe that our quarterly operating results  are  likely  to  vary  significantly  in  the  future.  In  some  future  quarter  our  operating  results  may  fall  below  the expectations  of  securities  analysts  and  investors.  In  such  event,  the  trading  price  of  our  common  stock  would  likely be materially adversely affected.

We  plan  to  use  any  revenues  received  to  further  develop  and  advance  our  range  of  educational  products,  and  to

increase  our  sales  and   marketing.  Many  of  the   expenses  associated   with  these  activities  (for  example,  costs

associated  with  hiring  professional  programmers)  are  relatively  fixed  in  the  short-term.  We  may be  unable  to  adjust spending quickly enough to offset unexpected revenue shortfalls. If so, our operational results will suffer.

Because  we  have  a  limited  operating  history,  we  may  not  be  able  to  successfully  manage  our  business  or achieve  profitability,  it  will be  difficult  for  you to  evaluate  an investment  in our  stock,  and you  may  lose  your entire investment.

We  were  initially  formed  in  January  2009.  We  have  a  limited  operating  history.  The  market  for  our  products  sold through  the  Internet  has  not  begun  to  develop  and  will  be  rapidly  evolving  when  marketing  of  our  products  on  the internet  commences.  If  our  website  is  inactive,  we  may  experience  limited  sales.  Our  prospects  must  be  considered in  light  of  the  risks,  costs  and  difficulties  frequently  encountered  by  companies  in  their  early  stage  of  development,

particularly  companies  in  the  new  and  rapidly  evolving  Internet  market.  In  order  to  be  successful,  we  must,  among other  things,  attract,  retain  and  motivate  qualified  subscribers  to  view  our  website,  successfully  implement  our

Internet   marketing   programs,   respond   to   competitive   developments   and   successfully   expand   our   internal

infrastructure,  particularly  sales,   marketing  and  administrative  personnel  and  its  accounting  system.  There  is,

therefore,  nothing  at  this  time  on  which  to  base  an  assumption  that  our  business  will  prove  successful,  and  there  is no  assurance  that  it  will  be  able  to  operate  profitably  if  or  when  operations  commence.  You  may  lose  your  entire investment due to our lack of experience.

Our   industry   is   highly   competitive   and   we   may   not   have   the   resources   to   compete   effectively   and  be

profitable, and as a result, you may lose your entire investment.

The  markets  for  our  products  and  services  are  new  and  intensely  competitive.  We  expect  competition  to  persist,

increase,  and  intensify  in  the  future  as  the  markets  for  our  products  and  services  continue  to  develop  and  as

additional   companies   enter   each   of   its   markets.   We   are   aware   of   a   few   major   retailers   as   well   as   smaller

entrepreneurial companies that are focusing significant resources on developing and marketing products and services that  will  compete  with  our  products  and  services.  Numerous  product  offerings  and  services  that  compete  with  those of  ours  can  be  expected  in  the  near  future.  Intense  price  competition  may  develop  in  our  markets.  We  face competition  in  the  overall  Internet  market,  as  well  as  in  each  of  the  market  segments  where  our  products  and services  compete.  We  have  multiple  competitors  for  each  of  our  products  and  services.  Many  of  our  current  and potential  competitors  in  each  of  its  markets  have  longer  operating  histories  and  significantly  greater  financial,

technical,  and  marketing  resources,  name  recognition  and  a  more  developed  subscriber  base.  We  do  not  believe  our markets will support the increasing number of competitors and their products and services. In the past, a number of product  markets  have  become  dominated  by one  or  a  small  number  of  suppliers,  and  a  small  number  of  suppliers or even a single supplier  may dominate one or more of our  market segments. There can be no assurance that  we  will be able to compete effectively with current and future competitors.

Our  future  success  depends  upon  successful  sale  of  our  products  through  electronic  market  media,  and  if  we do  not  successfully  achieve  significant  market  acceptance  and  usage  of  our  products,  such  failure  would materially adversely affect our business.

Many  of  our  products  and  services  are  intended  to  be  introduced  for  sale  through  electronic  market  media.  Our success  will  depend  largely  upon  the  success  of  these  and  future  products  and  services,  and  marketing  presentation enhancements.  Failure  of these  products and  services  or  enhancements to  achieve  significant  market  acceptance  and usage  would  materially  adversely  affect  our  results  of  operations  and  financial  condition.  If  we  are  unable  to

successfully   market   our   products   and   services,   develop   new  products,   services,   and   enhancements,   complete

products  and  services  currently  under  development,  or  if  such  new  products  and  services  or  enhancements  do  not achieve  market acceptance, our business, results of operations and  financial condition  would be materially adversely

affected.  The  market   for  our  products  and  services  is  characterized  by  rapid   technological  change,  changing

subscriber needs,  frequent new product introductions, and evolving industry standards.   These  market characteristics

are  exacerbated  by  the  emerging  nature  of  the  Internet  market  and  the  fact  that  many  companies  are  expected  to

introduce  new products through the  Internet  in the  near  future.   Our  future  success  will depend  in significant part  on our ability to continually and  on a timely basis introduce new products, services, and technologies and to continue to improve  our  products  and  services  in  response  to  both  evolving  demands  of  the  marketplace  and  competitive product  offerings.  As  a  result,  demand  for  and  market  acceptance  of  new  products  or  services  is  subject  to  a  high level of uncertainty, risk, and competition. These  pressures may force us to incur significant expenditures to become and  remain  competitive  in  these  marketplaces,  and,  if  we  fail  to  appropriately address  these  pressures,  our  business,

financial condition, and prospects could be materially adversely affected.

Our  limited  experience  in  implementing  and  conducting  internet  based  commerce  may  impair  our  ability  to grow and adversely affect our prospects.

Our  growth  depends  to  a  significant  degree  upon  the  development  of  our  Internet/Direct  Commerce  business.  If  our website  is  inactive,  we  may  experience  limited  sales.  We  have  limited  experience  in  the  businesses  comprising  our

Internet/Direct Commerce business. In order for our Internet/Direct Commerce business to succeed, we must, among other things:

•

make significant investments in our Internet/Direct Commerce business, including upgrading our technology and adding a significant number of new employees;

•

significantly increase our online traffic and sales volume;

•

attract and retain a loyal base of frequent visitors to our website;

•

expand the products and services we offer over our website;

•

respond to competitive developments and maintain a distinct brand identity;

•

form and maintain relationships with strategic partners;

•

provide quality subscriber service; and

•

continue to develop and upgrade our technologies.

We  cannot  assure  you  that  we  will  be  successful  in  achieving  these  and  other  necessary  objectives  or  that  our

Internet/Direct  Commerce  business  will  ever  be  profitable.  If  we  are  not  successful  in  achieving  these  objectives,

our business, financial condition and prospects would be materially adversely affected.

Transactions  conducted  on  the  internet  involve  security  risks,  and  there  can  be  no  assurance  that  all  of  our subscribers’ transactions will be secure.

We  rely  on  encryption  and  authentication  technology  licensed  from  third  parties  to  provide  the  security  and authentication  necessary  to  effect  secure  transmission  of  confidential  information,  such  as  subscriber  credit  card numbers.  There  can  be  no  assurance  that  advances  in  computer  capabilities;  new  discoveries  in  the  field  of cryptography,  or  other  events  or  developments  will  not  result  in  a  compromise  or  breach  of  the  algorithms  used  by us to  protect  our  subscriber’s transaction  data.  Any compromise  of our  security could  have  a  material  adverse  effect on  our  reputation.  A  party  who  is  able  to  circumvent  our  security  measures  could  misappropriate  proprietary information  or  cause  interruptions  in  our  operations.  We  may  be  required  to  expend  significant  capital  and  other resources  to  protect  against  such  security  breaches  or  to  alleviate  problems  caused  by  such  breaches.  To  the  extent that  activities  of  our  or  third-party contractors  involve  the  storage  and  transmission  of  proprietary information,  such as  credit  card  numbers,  security  breaches  could  damage  our  reputation  and  expose  our  company  to  a  risk  of  loss  or litigation and possible liability which could have a material adverse effect on us.

Thomas  Monahan  will  continue  to  control  matters  affecting  our  company  after  this  offering,  which  may conflict with your interests.

After  giving  effect  to  this  offering,  Thomas  Monahan,  director  and  President  of  our  Company  will  beneficially  own

10,000,000 shares (61.16%) of the common stock of our Company. Mr. Monahan will control the vote on all matters submitted  to  a  vote  of  our  stockholders,  including  the  election  of  directors,  amendments  to  the  certificate  of incorporation and the by-laws, and the approval of significant corporate transactions.

Our  working  capital  is  limited  and  we  will  likely  need  to  complete  this  offering  to  fully  implement  our business.

We  have  limited  working  capital  on  hand.  Our  ability  to  commence  and  continue  operations  and  operate  as  a  going concern is wholly contingent on the successful completion of this offering, our ability to  borrow funds from Thomas

P.  Monahan,  President  of  the  Company,  and  unrelated  third  parties,  and  the  receipt  of  proceeds  from  the  sale subscriptions and  of  our  CD/DVD  products on commencement of  operation.  If adequate  funds are  not available,  we may not be able to fund our expansion, take advantage of acquisition opportunities, develop or enhance products or services  or  respond  to  competitive  pressures.  Such  inability  could  have  a  material  adverse  effect  on  our  business,

results  of  operations  and  financial  condition.  As  of  this  date,  we  have  generated  no  income  and  there  can  be  no assurance that any such income will be forthcoming in the future.

There  may  be  a  major  change  in  the  core  curriculum  requirements  of  school  systems  throughout  the  United

States which would require a complete reprogramming of our virtual textbooks.

Core  curricula  change  from  time  to  time  and  any  significant  change  in  such  curricula  would  force  us  to  reprogram our  virtual  textbooks to  address such changes.  This  would  consume  both  management time  and  corporate  resources,

especially  funding,  to  conform  our  textbooks  to  the  changes.  If  such  changes  are  extensive  it  could  find  the

Company  in  a  position  where  such  changes  could  not  be  addressed  rapidly  enough  to  remain  competitive  and  thus could materially and adversely affect our business operations.

We  depend  on  products  made  using  one  technology;  and  products  using  different  technologies  may  attract subscribers jeopardizing our business prospects.

We  are  using  Adobe  Flash  as  the  platform  for  all  of  our  software.  Adobe  Flash  is  one  of  the  most  versatile programming  systems  available.  It  is  unique  in  its  ability  to  allow  the  integration  of  many  forms  of  electronic formatted  media  into  an  interactive  and  user  friendly  system.  It  is  this  quality  that  has  allowed  us  to  adopt  our  style of presenting educational  materials into saleable products.  Adobe Flash offers the ability to output our programs in a format that will play both PC based computer systems and Macintosh computer systems.

If Adobe Flash  were to become deleted from Adobe’s product line or become  not supported or updated to keep pace

with   current   computer   hardware,   then   our   software   products   would   become   obsolete   very   quickly.   To   our

knowledge no other programming system can match the product abilities of Adobe Flash.

In  the  unfortunate  event  that  Adobe  ceases  to  produce  and  sell  Adobe  Flash,  we  cannot  assure  that  we  will  be successful  in  finding  a  substitute  for  the  same.  Our  failure  to  find  a  substitute  may  lead  to  termination  of  the operation, and thus cause adverse effects to our prospects.

We  may  need  and  be  unable  to  obtain  additional  funding  on  satisfactory  terms,  which  could  dilute  our shareholders or impose burdensome financial restrictions on our business.

Unforeseeable  circumstances  may  occur  which  could  compel  us  to  seek  additional  funds.  Future  events,  including the  problems,  delays,  expenses  and  other  difficulties  frequently encountered  by start-up  companies  may lead  to  cost increases that  could require additional financing Thus,  we  may have to borrow or otherwise raise additional  funds to

accomplish  such  objectives.   We   may  seek  additional   sources   of  capital,   including  an  offering  of  our   equity

securities,  an  offering  of  debt  securities  or  obtaining  financing  through  a  bank  or  other  entity.  This  may  not  be available on a timely basis, in sufficient amounts or on terms acceptable to us. Our inability to raise additional equity capital  or  borrow  funds  required  to  affect  our  business  plan,  may  have  a  material  adverse  effect  on  our  financial condition and future prospects. Additionally, to the extent that further funding ultimately proves to be available, both debt  and  equity  financing  involve  risks.  Debt  financing  may  require  us  to  pay  significant  amounts  of  interest  and principal  payments,  reducing  the  resources  available  to  us  to  expand  our  existing  businesses.  Some  types  of  equity financing  may be  highly dilative  to  our  stockholders' interest in our  assets and  earnings.  Any debt financing or  other financing of securities  senior  to  common stock  will likely include  financial  and  other  covenants that  will restrict  our flexibility.

RISKS RELATING TO OUR COMMON SHARES

You  will  not  receive  dividend  income  from  an  investment  in  the  shares  and  as  a  result,  you  may  never  see  a return on your investment.

We  have  never  declared  or  paid  a  cash  dividend  on  our  shares  nor  will  we  in  the  foreseeable  future.  We  currently intend  to  retain  any  future  earnings,  if  any,  to  finance  the  operation  and  expansion  of  our  business.  Accordingly,

investors  who  anticipate  the  need  for  immediate  income  from  their  investments  by  way  of  cash  dividends  should refrain  from  purchasing  any  of  the  securities  offered  by  our  company.  As  we  do  not  intend  to  declare  dividends  in the future, you may never see a return on your investment and you indeed may lose your entire investment.

Since  this  is  a  direct  public  offering  and  there  is  no  underwriter,  we  may  not  be  able  to  sell  any  shares ourselves.

We  have  not  retained  an  underwriter  to  sell  these  shares.  We  will  conduct  this  offering  as  a  direct  public  offering,

meaning  there  is  no  guarantee  as  to  how  much  money  we  will  be  able  to  raise  through  the  sale  of  our  stock.  If  we fail to sell all the shares we are trying to sell, our ability to expand and complete our business plan will be  materially affected, and you may lose all or substantially all of your investment.

Our  officers,  directors  and  holders  of  10%  or  more  of  the  issued  and  outstanding  common  shares  of  the

Company  own  84.7%  of  the  outstanding  shares  of  our  common  stock.   After  the  completion  of  this  Offering,

they  will  beneficially  own  79.5%  of  the  outstanding  shares,  if  the  maximum  is  sold.   If  they  or  our  present

non-affiliated  shareholders  choose  to  sell  their  shares  in  the  future,  it  might  have  an  adverse  effect  on  the price of our stock.

Prior to this offering there has been no  market  for the common stock of the  Company.   If a  market develops and due

to  the  controlling  amount  of  their  share  ownership  in  our  Company,  if  our  officers,  directors  and  holders  of  10%  or more  of  the  issued  and  outstanding  common  shares  of  the  Company  (presently  Thomas  Monahan  and  John  Swint)

decide  to  sell  their  shares  in  the  public  market,  the  market  price  of  our  stock  could  decrease  and  all  shareholders

suffer  a  reduction  to  the  value  of  their  stock.   Unless  registered  in  the  future,  if  our  officers,  directors  and  10%  or more  holders  decide  to  sell  any  of  their  common  stock,  they  will  be  subject  to  Rule  144  under  the  1933  Securities

Act.   Rule  144  restricts  the  ability  of  a  director,  officer  or  person  holding  10%  or  more  of  the  common  stock

(affiliates)  to  sell  shares  by  limiting  the  sales  of  securities  made  under  Rule  144  during  the  three-month  period preceding the  date  of  sale  to  the  greater  of: (1)  1% of the  outstanding common stock of the  issuer  (163,500  shares if the  maximum is sold); or  (2)  the  average  weekly reported  trading volume  in the  outstanding common stock reported on  all  securities  exchanges  during  the  four  calendar  weeks  preceding  the  filing  of  the  required  notice  of  the  sale under Rule 144 with the SEC.

Based  on  the  number  of  shares  outstanding  on  March  31,  2011,  upon  completion  of  this  offering  16,350,000  shares of common stock will be outstanding, assuming the  maximum is sold. All of the shares of common stock sold in this offering,  1,000,000  if  the  maximum  is  sold,  will  be  freely  tradable  without  restrictions  or  further  registration  under the  Securities  Act,  except  for  any  shares  sold  to  our  “affiliates,”  as  that  term  is  defined  under  Rule  144  under  the

Securities  Act.  The  remaining  13,000,000  shares  of  common  stock  held  by  existing  affiliate  stockholders  and  an additional  2,350,000  shares  held  by  non-affiliates  are  “restricted  securities,”  as  that  term  is  defined  in  Rule  144 under  the  Securities  Act.  Restricted  securities  may  be  sold  in  the  public  market  only  if  registered  or  if  their  resale qualifies for exemption from registration described below under Rule  144 promulgated under the Securities Act.

As  a  result  of  Rules 144,  the  shares  sold  in  this  offering  and  the  restricted  securities  will  be  available  for  sale  in  the public market as follows:

Rule 144

In  general,  persons  who  have  beneficially owned  restricted  shares  of  our  common  stock  for  at  least  six  months,  and any affiliate of the company who owns either restricted or unrestricted shares of our common stock, are entitled to sell  their  securities  without  registration  with  the  SEC  under  an  exemption  from  registration  provided  by  Rule 144 under the Securities Act.

Non-Affiliates

Any  person  who  is  not  deemed  to  have  been  one  of  our  affiliates  at  the  time  of,  or  at  any  time  during  the  three months preceding a sale, may sell an unlimited number of restricted securities under Rule 144 if:

 • the  restricted  securities  have  been  held  for  at  least  six  months  (including  the  holding  period  of  any  prior  owner other than one of our affiliates);

 • we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale; and

 • we are current in our Exchange Act reporting at the time of sale.

Affiliates

Persons seeking to  sell  restricted  securities  who  are  our  affiliates at  the  time  of,  or  any time  during the  three  months

preceding,   a   sale,   would   be   subject   to   the   restrictions   described   above.   They  are   also   subject   to   additional

restrictions,  by  which  such  person  would  be  required  to  comply  with  the  manner  of  sale  and  notice  provisions  of

Rule 144  and  would  be  entitled  to  sell  within  any  three-month  period  only  that  number  of  securities  that  does  not exceed the greater of either of the following:

 • 1%   of   the   number   of   shares   of   our   common   stock   then   outstanding,   which   will   equal   approximately

163,500 shares   immediately   after   the   completion   of   this   offering   based   on   the   number   of   common   shares

outstanding as of March 31, 2010; or

    •  the  average  weekly trading  volume  of  our  common  stock  during  the  four  calendar  weeks  preceding  the  filing  of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three months preceding, a sale may sell  unrestricted  securities  under  the  requirements  of  Rule  144  described  above,  without  regard  to  the  six  month holding period of Rule 144, which does not apply to sales of unrestricted securities.

Unlimited Resales by Non-Affiliates

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding,  a  sale  and  has held  the  restricted  securities  for  at  least one  year,  including the  holding period  of any prior owner  other  than  one  of  our  affiliates,  will  be  entitled  to  sell  an  unlimited  number  of  restricted  securities  without regard  to  the  length  of  time  we  have  been  subject  to  Exchange  Act  periodic  reporting  or  whether  we  are  current  in our Exchange Act reporting.

State  securities  laws  may  limit  secondary  trading,  which  may  restrict  the  states  in  which  and  conditions under which you can sell the shares offered by this prospectus.

Secondary trading  in  common  stock  sold  in  this  offering  will  not  be  possible  in  any  state  until  the  common  stock  is qualified  for  sale  under  the  applicable  securities laws of the  state  or  there  is confirmation that  an exemption,  such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we  fail to register or qualify,  or  to  obtain  or  verify  an  exemption  for  the  secondary  trading  of,  the  common  stock  in  any  particular  state,

the  common  stock  could  not  be  offered  or  sold  to,  or  purchased  by,  a  resident  of  that  state.  In  the  event  that  a significant  number  of  states  refuse  to  permit  secondary  trading  in  our  common  stock,  the  liquidity  for  the  common stock could be significantly impacted thus causing you to realize a loss on your investment.

Our  Common  Stock  Is  A  “Penny  Stock,”  And  Compliance  With  Requirements  For  Dealing  In  Penny  Stocks

May Make It Difficult For Holders Of Our Common Stock To Resell Their Shares.

Currently there is no public market for our common stock. If the common stock is ever listed in, the public market in what  is  known  as  the  over-the-counter  market  and  at  least  for  the  foreseeable  future,  our  common  stock  will  be deemed  to  be  a  “penny  stock”  as  that  term  is  defined  in  Rule  3a51-1  under  the  Securities  Exchange  Act  of  1934.

Rule  15g-2  under  the  Exchange  Act  requires  broker/dealers  dealing  in  penny  stocks  to  provide  potential  investors with a document disclosing the risks of penny stocks and to obtain from these investors a  manually signed and dated written  acknowledgement  of  receipt  of  the  document  before  effecting  a  transaction  in  a  penny  stock  for  the investor's account. Compliance  with these requirements may make it more difficult for holders of our common stock to  resell  their  shares  to  third  Parties  or  otherwise,  which  could  have  a  material  adverse  effect  on  the  liquidity  and market price of our common stock.

Penny  stocks  are  stocks  with  a  price  of  less  than  $5.00  per share  unless  traded  on  NASDAQ  or  a  national  securities exchange.

Penny stocks are also stocks, which are issued by companies with  Net tangible assets of less than $2.0 million (if the issuer  has  been  in  continuous  operation  for  at  least  three  years);  or  $5.0  million  (if  in  continuous  operation  for  less than three years); or average revenue of less than $6.0 million for the last three years.

The  application of  laws and regulations from jurisdictions whose  laws do  not currently  apply  to our  business,

or  the  application of existing  laws and to  the  Internet  and other  online  services could  have  a  material adverse effect on us.

We  are  not  currently  subject  to  direct  regulation  by  any  domestic  or  foreign  governmental  agency,  other  than

regulations  applicable  to  businesses  generally,  and  laws   or  regulations  directly  applicable  to  access  to  online commerce.  However,  due  to  the  increasing popularity and  use  of the  Internet  and  other  online  services,  it is possible that  a  number  of  laws  and  regulations  may  be  adopted  with  respect  to  the  Internet  or  other  online  services  covering issues such as  user  privacy,  pricing,  content,  copyrights,  distribution,  and  characteristics and  quality of products and services.  Furthermore,  the  growth  and  development  of  the  market  for  online  commerce  may  prompt  more  stringent consumer  protection  laws  that  may  impose  additional  burdens  on  those  companies  conducting  business  online.  The adoption  of  any  additional  laws  or  regulations  may  decrease  the  growth  of  the  Internet  or  other  online  services,

which  could,  in  turn,  decrease  the  demand  for  our  products  and  services  and  increase  our  cost  of  doing  business,  or otherwise  have  an  adverse  effect  on  us.  Moreover,  the  applicability  to  the  Internet  and  other  online  services  of existing  laws  in  various  jurisdictions  governing  issues  such  as  property  ownership,  sales  and  other  taxes  and personal  privacy is  uncertain  and  may  take  years  to  resolve.  In  addition,  as  our  service  is  available  over  the  Internet in  multiple  states  and  foreign  countries,  and  as  we  sell  to  numerous  consumers  residing  in  such  states  and  foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such  state  and  foreign  country.  We  are  qualified  to  do  business  in  only  two  states,  and  failure  by  us  to  qualify  as  a foreign  corporation  in  a  jurisdiction  where  it  is  required  to  do  so  could  subject  us  to  taxes  and  penalties  for  the failure  to  qualify.  Any  such  new  legislation  or  regulation,  the  application  of  laws  and  regulations  from  jurisdictions whose  laws  do  not  currently  apply  to  our  business,  or  the  application  of  existing  laws  and  to  the  Internet  and  other online services could have a material adverse effect on us.

Our  stock  price  may  fluctuate  significantly,  and  you  may  not  be  able  to  resell  your  shares  at  or  above  the current market price.

The  trading  price  of  our  common  stock  is  likely  to  be  volatile  and  subject  to  wide  price  fluctuations  in  response  to various factors, including:

•     regulatory or political developments;

•     market conditions in the broader stock market;

•     actual or anticipated fluctuations in our quarterly financial and results of operations;

•     introduction of new products or services by us or our competitors;

•     issuance of new or changed securities analysts’ reports or recommendations;

•     investor perceptions of us and the educational industry;

•     sales, or anticipated sales, of large blocks of our stock;

•     additions or departures of key personnel;

•     litigation and governmental investigations; and

•     changing economic conditions.

These  and  other  factors  may  cause  the  market  price  and  demand  for  our  common  stock  to  fluctuate  substantially,

which  may  limit  or  prevent  investors  from  readily  selling  their  shares  of  common  stock  and  may  otherwise negatively  affect  the  liquidity  of  our  common  stock.  In  addition,  in  the  past,  when  the  market  price  of  a  stock  has been  volatile,  holders  of  that  stock  have  sometimes  instituted  securities  class  action  litigation  against  the  Company that  issued  the  stock.  If  any  of  our  stockholders  were  to  bring  a  lawsuit  against  us,  we  could  incur  substantial  costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

If  a  trading  market  if  the  Company’s  common  stock  develops,  and  if  securities  or  industry  analysts  do  not publish  research  or  reports  about  our  business,  if  they  adversely  change  their  recommendations  regarding our  stock  or  if  our  results  of  operations  do  not  meet  their  expectations,  our  stock  price  and  trading  volume could decline in the event that a trading market for the Company’s common stock develops.

If a  trading  market  for  our  common stock develops,  it  will  be  influenced  by the  research  and  reports that  industry or securities analysts publish about us or  our  business.  If one  or  more  of these  analysts cease  coverage  of our  company or  fail  to  publish  reports on  us  regularly,  we  could  lose  visibility in  the  financial  markets,  which  in  turn  could  cause our  stock  price  or  trading  volume  to  decline,  if  such  a  market  develops.  Moreover,  if  one  or  more  of  the  analysts who  cover  us  downgrade  recommendations  regarding  our  stock,  or  if  our  results  of  operations  do  not  meet  their expectations,  our  stock price  could  decline  and  such decline  could  be  material,  if a  trading  market  in the  Company’s common stock develops.

Sales  of  substantial  amounts  of  our  common  stock  in  the  public  markets,  or  the  perception  that  such  sales might  occur,  could  reduce  the  price  of  our  common  stock  and  may  dilute  your  voting  power  and  your ownership interest in us.

If  our  existing  stockholders  sell  substantial  amounts  of  our  common  stock  in  the  public  market,  the  market  price  of our  common  stock  could  decrease  significantly.  The  perception  in  the  public  market  that  our  existing  stockholders might sell shares of common stock could also depress our market price

Insiders  have  substantial  control  over  us  and  could  limit  your  ability  to  influence  the  outcome  of  key transactions, including a change of control.

As  of  December  31,  2010  and  March  31,  2011,  our  principal  stockholders,  directors,  and  executive  officers  and entities  affiliated  with  them  owned  approximately  84.7%  of  the  outstanding  shares  of  our  common  stock.  As  a result,  these  stockholders,  if acting together,  would  be  able  to  influence  or  control  matters  requiring approval  by our stockholders,  including  the  election  of  directors  and  the  approval  of  mergers  or  other  extraordinary  transactions.

They  may also  have  interests  that  differ  from  yours and  may  vote  in a  way  with  which  you disagree  and  which  may be  adverse  to  your  interests.  The  concentration  of  ownership  may  have  the  effect  of  delaying,  preventing,  or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium  for  their  common  stock  as  part  of  a  sale  of  our  company  and  may  materially  adversely  affect  the  market price of our common stock.

As  a  result  of  becoming  a  public  company,  we  are  obligated  to  develop  and  maintain  proper  and  effective  internal control  over  financial  reporting  and  are  subject  to  other  requirements  that  will  be  burdensome  and  costly.  We  may not  timely  complete  our  analysis  of  our  internal  control  over  financial  reporting,  or  these  internal  controls  may  not be  determined  to  be  effective,  which  could  adversely affect  investor  confidence  in our  company and,  as  a  result,  the value of our common stock.

Prior  to  our  initial  public  offering,  we  are  operating  our  business  as  a  private  company.  We  will  now  be  required  to file  with  the  Securities  and  Exchange  Commission,  or  SEC,  annual  and  quarterly  information  and  other  reports  that are  specified  in  Section  13  of  the  Securities  Exchange  Act  of  1934,  as  amended,  or  the  Exchange  Act.  We  will  also be  required  to  ensure  that  we  have  the  ability  to  prepare  financial  statements  that  are  fully  compliant  with  all  SEC reporting  requirements  on  a  timely  basis.  In  addition,  we  are  subject  to  other  reporting  and  corporate  governance requirements,  including  the  requirements  of  listing  on  the  OTCBB,  and  if  listed  for  continuing  to  remain  listed  on the OTCBB, and certain provisions of the Sarbanes-Oxley Act  of 2002 and the regulations promulgated there  under,

which impose significant compliance obligations upon us. As a public company, we will be required to:

•     Prepare  and  distribute  periodic  public  reports  and  other  stockholder  communications  in  compliance  with  our obligations under the federal securities laws and OTCBB rules;

•     create or expand the roles and duties of our board of directors and committees of the board;

•     maintain a more comprehensive financial reporting and disclosure compliance functions;

•     maintain  an  accounting  and  financial  reporting  department,  including  personnel  with  expertise  in  accounting and reporting for a public company;

•     enhance and formalize closing procedures at the end of our accounting periods;

•     maintain an internal audit function;

•     enhance our investor relations function;

•     establish  and  maintain  new  internal  policies,  including  those  relating  to  disclosure  controls  and  procedures;

and

•     involve and retain to a greater degree outside counsel and accountants in the activities listed above.

These   requirements   entail   a   significant   commitment   of   additional   resources.   We   may   not   be   successful   in

implementing   these   requirements   and   implementing   them   could   adversely   affect   our   business   or   results   of

operations.  In  addition,  if  we  fail  to  implement  the  requirements  with  respect  to  our  internal  accounting  and  audit functions, our ability to report our results of operations on a timely and accurate basis could be impaired.

FORWARD LOOKING STATEMENT

Certain statements in this document are forward-looking in nature  and relate  to trends and  events that  may affect  the

Company’s  future  financial  position  and  operating  results.  The  words  “expect”  “anticipate”  and  similar  words  or expressions are  to  identify  forward-looking  statements.  These  statements  speak only as  of  the  date  of  the  document;

those  statements  are  based  on  current  expectations,  are  inherently  uncertain,  and  should  be  viewed  with  caution.

Actual  results  may  differ  materially  from  the  forward-looking  statements  as  a  result  of  many  factors,  including changes  in  economic  conditions  and  other  unanticipated  events  and  conditions.  It  is  not  possible  to  foresee  or  to identify  all  such  factors.  The  Company  makes  no  commitment,  other  than  as  required,  to  update  any  forward-

looking  statement  or  to  disclose  any  facts,  events,  or  circumstances  after  the  date  of  this  document  that  may  affect the accuracy of any forward-looking statement.

RELIANCE ON MANAGEMENT

The  investors  will  have  no  rights  to  participate  in  the  management  decisions  of  the  Company;  the  shareholder  will only have such rights as other shareholders.

PLAN OF DISTRIBUTION

Distributing Company:

Virtual is distributing up to 1,000,000 shares of its common stock in its capacity as underwriter of this offering

Shares To Be Distributed:

1,000,000 shares of our common stock,  $0.001 par value.  The shares to be

Distributed in the offering will represent 6.1% of our total common shares outstanding.

Payment Required:

The offering price of $0.50 must be paid in cash and the subscription  attached to the Prospectus must be executed before the Company will deliver certificates for the shares purchased.

Prospectus Mailing Date:

January 3, 2012 or thereafter.  We have mailed this prospectus to you on or about this date free of charge.

Closing Date:

The Company may close on subscriptions from time to time up to one year after the Effective Date.  The common shares which are purchased will be delivered as soon as practical after acceptance of any subscriptions.

Listing and Trading of

There is currently no public market for our shares.  We do not expect a market

Our Shares:

for our common shares to develop until after the distribution date.  Our shares will not qualify for trading on any national or regional stock exchange  or on the

NASDAQ Stock Market.  Capital Path Securities has agreed to file to become our primary market maker but has not yet done so.  If a public trading market develops for our common shares, of which there can be no assurance, we cannot ensure that an active trading market will be available to you.  Many factors will influence the market price of our shares, growth prospects and general market conditions.

We  plan  to  apply  for  trading  of  our  common  stock  on  the  over-the-counter  (OTC)  Bulletin  Board  upon  the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the

OTC  Bulletin  Board  we  must:  (1)  be  a  company  that  reports  its  current  financial  information  to  the  Securities  and

Exchange  Commission,  banking  regulators  or  insurance  regulators;  and  (2)  has  at  least  one  market  maker  who completes and  files a  Form 211  with NASD  Regulation, Inc.,  which  Capital Path Securities has agreed to do but  has not yet filed. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1)

operates   through   communication   of   bids,   offers   and   confirmations   between   broker-dealers,   rather   than   one

centralized  market  or  exchange;  and,  (2)  securities  admitted  to  quotation  are  offered  by  one  or  more  broker-dealers rather  than  “specialists”  which  operate  in  stock  exchanges.  There  is  currently  no  market  for  our  shares  of  common stock. There can be  no assurance that  a  market  for our common stock will be established  or that,  if established,  such market  will  be  sustained.  Therefore,  purchasers  of  our  shares  registered  hereunder  may  be  unable  to  sell  their securities,  because  there  may  not  be  a  public  market  for  our  securities.  As  a  result,  you  may find  it  more  difficult  to dispose  of,  or  obtain  accurate  quotes  of  our  common  stock.  Any  purchaser  of  our  securities  should  be  in  a  financial position to bear the risks of losing their entire investment.

DETERMINATION OF THE OFFERING PRICE

There  is  no  established  public  market  for  our  shares  of  common  stock.  The  offering  price  for  the  sale  of  common stock of $0.50 per share was determined by us arbitrarily. This price bears no relationship whatsoever to our business  plan,  the  price  paid  for  our  shares  by  our  founder,  our  assets,  earnings,  book  value  or  any  other  criteria  of value. The offering price should not be regarded as an indicator of the market price, if any, of the common stock that may develop in a trading market after this offering, which is likely to fluctuate.

The  $0.50  price  of  the  shares  that  are  being  offered  on  a  best  efforts  basis  was  arbitrarily  determined  in  order  for  us to raise up to a total of $500,000 in this offering.

There are no warrants, rights or convertible securities associated with this offering.

USE OF PROCEEDS

The  net  proceeds  from  the  sale  of  the  Maximum  Offering  are  estimated  at  $480,000  after  deducting  estimated

Offering  expenses  of  $20,000.  The  net  proceeds  from the  sale  of  the  maximum  number  of  Shares  should  satisfy  the

Company's  current  working  capital  needs.  The  following  table  details  the  Company's  projected  use  of  proceeds  of the Offering based upon 100%, 50% and 25% of the Offering sold.

Percentage of Offering

100%

50%

25%

Salaries

$47,000

$47,000

$11,750

Rent

18,000

18,000

18,000

Office equipment

45,000

45,000

10,000

Inventory

5,000

5,000

5,000

Marketing

125,000

65,000

10,250

Working capital

240,000

50,000

50,000

Total

$480,000

$230,000

$105,000

1.   The  Offering  has  no  minimum  and  funds  will  be  deposited  in  our  operating  bank  account  as  subscriptions  are accepted. Funds will be applied as received in the most productive manner to be determined by Management.

DILUTION

As  of  September  30,  2011,  we  had  a  net  tangible  book  value  of  $(3,986)  or  $(0.000)  per  Share.  Net  tangible  book value  per  Share  represents  our  tangible  assets,  less  its  liabilities,  divided  by  the  number  of  Shares  outstanding  prior to the Offering.

If  the  Maximum  Offering  is  sold,  there  will  be  16,350,000  Shares  of  Common  Stock  outstanding,  having  a  net tangible  book  value  of  $.030  per  share.  The  shareholders  purchasing  Shares  will  suffer  an  immediate  dilution  in value  of  $0.47  per  share  in  the  net  tangible  book  value  of  Shares  held  by  them.  The  immediate  dilution  in  value  is due  in  part  to  the  lower  net  tangible  book  value  of  the  Shares  of  Common  Stock  outstanding  prior  to  the  Offering and to the payment of the Offering expenses.

If  the  50%  Offering  is  sold,  there  will  be  15,850,000  Shares  of  Common  Stock  outstanding,  having  a  net  tangible book  value  of  $.014  per  share.  The  shareholders  purchasing  Shares  will  suffer  an  immediate  dilution  in  value  of

$0.486  per  share  in  the  net  tangible  book  value  of  Shares  held  by  them.  The  immediate  dilution  in  value  is  due  in part to the lower net tangible book value of the Shares of Common Stock outstanding prior to the Offering and to the payment of the Offering expenses.

If  the  25%  Offering  is  sold,  there  will  be  15,600,000  Shares  of  Common  Stock  outstanding,  having  a  net  tangible book  value  of  $.006  per  share.  The  shareholders  purchasing  Shares  will  suffer  an  immediate  dilution  in  value  of

$0.494  per  share  in  the  net  tangible  book  value  of  Shares  held  by  them.  The  immediate  dilution  in  value  is  due  in part to the lower net tangible book value of the Shares of Common Stock outstanding prior to the Offering and to the payment of the Offering expenses.

The immediate dilution in value represents the difference between the Offering Price and the net tangible book value per  share  immediately  after  the  completion  of  the  public  offering.  It  is  determined  by  subtracting  net  tangible  book value  per  Share  after  the  Offering  from  the  amount  paid  by  a  Subscriber  for  a  Share.  The  following  tables  illustrate the dilution of Subscribers in the Offering purchasing Shares.

100%

50%

25%

Public Offering price

$.50

$.50

$.50

Net tangible book value per Share of Common Stock before the

$(0.000)   $(0.000)     $(0.000)

Offering(1)

Net tangible book value per share after the Offering(1)

$.030

$.014

$.006

Increase per Common Share attributable to offering

$.030

$.014

$.006

Dilution to Investors

$.470

$.486

$.494

1. After deducting Offering expenses (estimated, in the aggregate, at $20,000).

DESCRIPTION OF BUSINESS

BUSINESS

History of the Company

Virtual  was  formed  as  a  Nevada  corporation  on  January  6,  2009.  Virtual  Learning  plans  to  become  a  subscription-

based  online  education  company.  We  intend  to  provide  standards-based  instruction  through  our  fully  animated

talking  virtual  textbooks.  Our  fully  animated,  interactive  featured,  colorful,  and  audio  virtual  textbooks   have

combined   rigorous   content   along   with   a   variety   of   practice   problems,   activities,   assessments,   games,   and

productivity  tools  that  we  hope  will  improve  the  performance  of  students  via  proprietary  web-based  platforms  that engage students, reinforce and reward learning achievement.

As  part  of  our  “Learning  is  Basic”  series  we  have  created,  as  a  subset,  our  “Math  is  Basic”  series  of  virtual  math textbooks  and  assessment  programs.  It  is  intended  that  our  core  product  line  will  help  students  in  First  through  12th

grade,   master   grade   level   academic   standards   in   a   fun   and   engaging   manner.   We   provide   our   products   via

proprietary  web-based  platforms  through  one  of  our  several  websites  on  the  World  Wide  Web  with  the  URL

www.mathisbasic.com;  www.learningisbasic.com,  www.eschoolroom.com,  www.educationisbasic.com.  Please  note though that we have only one operational website  www.learningisbasic.com.

Virtual  Learning  is  also  a  producer  and  plans  to  be  a  distributor  of  computer  software  and  video  educational materials  on  CD  and  DVD  formatted  disks  which  we  plan  to  make  available  through  various  distributors  and  our websites  either  as  a  download  or  in  boxed  format.  We  have  established  ecommerce  store  fronts  on  Amazon.com,

Ebay.com, and Yahoo.com.

We  plan  to  capitalize  on  two  significant  trends  in  the  education  market:  (1)  an  increased  focus  on  higher  academic

standards   and   educator   accountability   for   student   achievement,   which   has   led   to   periodic   assessment   in   the

classroom to gauge student learning and inform instruction, also known as formative assessment, and (2) the increased  availability  and  utilization  of  web-based  technologies  to  enhance  and  supplement  teacher  instruction,

engage today’s technology-savvy learners and improve student outcomes.

Despite  spending an estimated  $630 billion in the  2007-2008  school year  on K-12  education  —  more  than any other developed  country  —  the  United  States  ranks  25th  in  the  world  in  the  quality  of  its  primary  education  system,

according  to  the  World  Economic  Forum.  In  response  to  this  gap,  policymakers  and  parents  are  paying  greater attention  to  the  effectiveness  of  U.S.  public  schools,  demanding  higher  educational  standards  and  accountability from teachers,  administrators,  and  school districts.  In addition,  increased  usage  and  acceptance  of online  technology is  changing  how  educational  content,  such  as  lessons,  homework  and  assessments,  is  delivered  and  utilized.  These new educational tools and technologies help improve the learning experience of students by augmenting the teaching

techniques   of   skilled   teachers   and   supporting   and   strengthening   the   skills   of   inexperienced   or   less   effective

instructors.  An  estimated  $8  billion  was  spent  on  the  K-12  instructional  materials  market  in  2008,  according  to  the

Center for education Reform 2009 and the National Center for Educational Statistics.

Our  virtual textbooks and  assessment  programs are  designed  to  improve  educational  results and  meet accountability criteria,  leveraging the  widespread  adoption of online  technologies.  Virtual  Learning combines rigorous content  that is  highly  customized  to  specific  standards  in  math  with  interactive  features  that  reinforce  and  reward  student accomplishments.  We  believe  that  our  subscribers  purchase  our  products  because  we  are  innovative,  low-cost  and  a high-impact  solution  for  enhancing  teacher  effectiveness,  promoting  student  learning  of  core  subject  concepts  and skills  and  preparing  students  for  state  standardized  tests.  We  believe  that  our  flexible  web-based  distribution  model and  in-house  content  development  capabilities  will  allow  us  to  continually  update  and  improve  our  products,

distribute our products in a cost-efficient manner, and price our products affordably.

To  date,  we  have  completed  5  titles  on  CD  formatted  disks  relating  to  the  teaching  of  basic  English  to  foreign speaking  individuals.  These  titles  include  “English  for  Russian  Speaking  People”;  English  for  Portuguese  Speaking

People”;  “English  for  Spanish  Speaking  People”;  “English  for  Chinese  Speaking  People”;  and  “English  for  Polish

Speaking People”.  These are not yet available online.

We  have  also  completed  virtual  textbooks  with  the  titles:  “First  Grade  Math”;  “Second  Grade  Math”;  “Third  Grade

Math”;  Third  Grade  Math:  Geometry”;”  Fourth  Grade  math:  Geometry”;  ”Fifth  Grade  Math:  Geometry”;  “First

Grade  Math:  Learning  to  Tell  Time”;  Second  Grade  Math:  Learning  to  Tell  Time”;  “Third  Grade  Math:  Algebra”;

“Mr.  Clock  for  First  Grade”;  “Mr.  Clock  Teaching  Time”;  and  “Mr.  Clock  Teaches  Elapsed  Time”   and  assessment

based  review  level  titles  for  grades  first  through  third  grade  .  Our  other  educational  titles  on  CD  and  or  DVD formatted  disks  will  consist  primarily  of  virtual  mathematics  text  books  and  work  book  courses  for  grades  First grade  through  college  level.  We  intend  to  follow  the  core  curriculum  requirements  required  to  be  taught  throughout the United States.

We  are  also  in  production  stage  on  several  other  virtual  audio  and  animated  teaching  textbook  computer  program titles  relating  to  teaching  “Money”  for  First  Grade”;  “Fourth  Grade  Algebra”  and  “Fifth  Grade  Algebra”;”  First

Grade  Math:  Measurements”;  “Second  Grade  Math:  Measurement”;  “Third  Grade  Math:  Measurement”;  “High

School  Geometry”  and  “High  School  Algebra”  in  CD  format  and  one  video  title  relating  to  teaching  Calculus  I,

college  level.  We  are  also  in  preproduction  on  additional  video  titles  relating  to  Trigonometry,  pre-calculus,  and

Calculus II.

The  business  of  the  Company  was  originally  developed  through  a  prior  entity  formed  under  the  name  the  Terra

Media,  Ltd.,  a  Delaware  company  (“Terra”).  Terra  did  complete  a  registration  statement  pursuant  to  the  1933  Act and  was  approved  for  trading  on  the  Bulletin  Board.  On  June  2,  2008,  the  volume  in  Terra’s  Common  Stock  was non-existent.

In January 2009, Terra decided to pursue the purchase and development of coal leases and entered into an agreement with Thomas Monahan to sell to Mr. Monahan the assets of  Terra's subsidiary Ding Dong School, Ltd. for a purchase  price  of  $5,000  which  included  certain  assets  including  computers,  various  software  titles,  Trade  Marks,

and  production  software  with  a  book  value  of  $37,688,  assumption  of  officer  loans  aggregating  $28,437,  and  the

assumption  of  accrued  liabilities  aggregating  $35,085.    Mr.  Monahan  was  the  former  President  and  controlling shareholder  of  both  Terra  and  Ding  Dong  School,  Ltd.  and  during  the  time  when  Mr.  Monahan  was  in  control  of

Terra,  the  Ding  Dong  School  subsidiary  was  the  only  asset  of  Terra.   Control,  of  Terra  was  purchased  by  Catherine

 Balloqui  who  also  became  Terra’s  President  and  sole  director.  In  2009,  Ms.  Balloqui  made  the  determination  that

 Ding Dong School’s business was less desirable than energy assets and Terra then sold the assets to Mr. Monahan in exchange  for the  forgiveness  of $5,000 owed  to Roger Fidler by Terra for legal  fees. Mr.  Monahan retains no  shares in Terra and Ms. Balloqui has no shares in Virtual Learning.

Our Markets

The  U.S.  educational  system,  consisting  of  K-12  and  postsecondary  education,  collectively  includes  approximately

59  million  students.  Our  virtual  textbooks  and  materials  are  being  developed  to  appeal  primarily  in  the  U.S.  K-12 education  market,  which  consists  of  approximately  59  million  students  in  more  than  132,656  schools  according  to schools according to Center for education Reform 2009.

Since  1999,  the  National  Household  Education Surveys Program (NHES),  conducted  by the  U.S.  Department of Education’s National  Center  for  Education  Statistics  (NCES)  in the  Institute  of Education Sciences,  has collected nationally  representative  data  that  can  be  used  to  estimate  the  number  of  home  schooled  students  in  the  United

States. Additionally, according to the U.S. Department of Education Institute of Education Sciences  both the number and  the  proportion  of  students  in  the  United  States  who  were  being  home  schooled  increased  between  1999  and

2003.  Approximately  1.1  million  students  (1,096,000)  were  being  home  schooled  in  the  United  States  in  the  spring of  2003,  an  increase  from  the  estimated  850,000  students  who  were  being  home  schooled  in  the  spring  of  1999

(Bielick,  Chandler,  and  Broughman  2001).  In  addition,  the  percentage  of  the  entire  student  population  who  were being  home  schooled  increased  from  1.7  percent  in  1999  to  2.2  percent  in  2003.  Data  from  the  2007  NHES  survey show  an  estimated  1.5  million  students  (1,508,000)  were  home  schooled  in  the  United  States  in  the  spring  of  2007.

This  represents  an  increase  from  the  estimated  1.1  million  students  who  were  home  schooled  in  the  spring  of  2003

(Princiotta,  Bielick,  and  Chapman  2004).  The  percentage  of  the  school-age  population  that  was  home  schooled increased from 2.2 percent in 2003 to 2.9 percent in 2007.

A number of key dynamics have impacted the K-12 education market in recent years:

Increased  Accountability.  Despite  spending  an  estimated  $650  billion  during  the  2007-2008  school  year  on  K-12 education — more than any other developed country — the United States ranks 25th in the world in the quality of its primary  education  system,  according  to  a  2008-2009  report by the  World  Economic  Forum,  which  describes  this  as a  “competitive  disadvantage.”  American  students  are  slipping  further  behind  their  foreign  peers  in  international assessments, and  fewer are showing an interest in the science, technology, engineering, and math fields that are  vital to  innovation  and  entrepreneurial  vigor.  Within  the  United  States,  there  exists  a  growing  disparity  in  the  academic

performance   of   students   in   public   schools   in   affluent   communities   compared   to   that   of   students   in   poorer

neighborhoods.  As  a  result,  policymakers  and  parents  have  paid  greater  attention  to  the  effectiveness  of  U.S.  public schools,  demanding  higher  educational  standards  and  accountability  from  teachers,  administrators,  and  school districts.  States  publish  accountability  reports  that  show  each  school’s  progress  and  ability  to  meet  proficiency

standards,   and   these   results   are   often   reported   by   local   press   outlets.   This   increased   visibility   into   school

performance  has  led  to  increased  parent  and  policymaker  pressure  on  schools  and  teachers,  including  at  the presidential  level.  President  Obama’s  administration  has  launched  the  $4.35  billion  “Race  to  the  Top”  fund  to highlight  and  replicate  innovative  education  strategies  as  part  of  the  administration’s  highly  publicized  efforts  to reform education.

Legislative Developments. In 2001, Congress passed the reauthorization of the Elementary and Secondary Education

Act,  commonly  referred  to  as  No  Child  Left  Behind,  or  NCLB.  NCLB  requires  states  receiving  federal  funding  for education  to  establish  high,  state-wide,  academic  standards  in  reading,  mathematics  and  science  for  students  in grades  3  through  8  and  in  high  school  and  to  assess  students’  proficiency  in  meeting  these  standards  annually.

NCLB requires states to set incremental milestones for all students to show yearly proficiency improvements, with the  goal  that  all  students  perform  at  grade-level  proficiency  by  2014.  As  states  implemented  new,  higher  academic standards  and  assessments  in  response  to  NCLB,  it  became  clear  that  after  the  first  two  years  of  implementation,

many  schools,  particularly  those  in  large,  urban,  poorer  communities  were  not  meeting  NCLB’s  Adequate  Yearly

Progress,  or  AYP,  milestones.  As  a  result,  educators  began  exploring  instructional  tools  to  help  students  master academic  standards and  improve  performance  on accountability assessments.  This has driven demand  for  standards-

based   content   and   both   formative   and   summative,   or   end-of-year,   assessment   products.   The   Elementary  and

Secondary  Education  Act  initially  was  scheduled  for  reauthorization  in  October  2008,  but  was  extended  in  order  to allow  the  new  U.S.  presidential  administration  to  impact  the  direction  of  any  future  reauthorization.  In  early  2009,

Congress  passed  the  American  Recovery  and  Reinvestment  Act,  better  known  as  the  stimulus  act,  which  provides more  than  $64  billion  of  federal  funds  for  the  Department  of  Education,  with  a  phased  roll-out  of  such  funds  to states  between  April  2009  and  the  spring  of  2010.  In  order  to  receive  these  education  funds,  states  must  satisfy

certain   conditions,   which   are   expected   to   correspond   with   the   basic   tenets   of   NCLB   reauthorization.   These

conditions   include   assurances   that   states   will   strive   to   meet   more   rigorous   educational   standards,   improve

underperforming schools,  lower  high school dropout rates and  ensure  student readiness  for  success in college  and  in the workforce.

Increased  Access  to  Computers  and  the  Internet.  Today’s  students  use  computer  technology  in  and  out  of  the classroom,  and  many  students  have  access  to  internet-enabled  computers  at  school  and  home.  Increased  usage  and acceptance  of  online  technology  is  changing  how  educational  content  is  delivered  and  utilized  by  teachers  and students.  According  to  the  Consortium  for  School  Networking,  98%  of  rural  and  wealthy  schools  have  high-speed internet access  in classrooms,  as do  93% of  classrooms  in poor  urban school districts.  More  than 80% of  Americans now  have  a  computer  in  their  homes  and,  of  those,  almost  92%  have  internet  access,  according  to  a  study  on  home internet  access  from  The  Nielsen  Company.  In  addition,  NCLB  mandates  that  schools  improve  school-to-home  or school-to-parent  communication  and  involvement  in  their  child’s  education.  As  a  result,  schools  are  increasingly looking  for  integrated  website  portals  and  productivity  tools  to  more  easily  comply  with  this  mandate,  more effectively  use  student  achievement  data  to  keep  parents  informed  and  more  readily  guide  parents’  ability  to  help their children improve their skills and proficiency.

The  Market  for  Supplemental  Learning  Materials.  Schools  use  a  variety  of  supplemental  materials  to  augment  their core  curriculum,  provide  remediation  and  enrichment  and  offer  additional  learning  opportunities  in  the  classroom and  at  home.  These  materials  include  traditional  print-based  materials,  such  as  textbooks,  workbooks,  problem sheets and printed reading materials. With increased availability and  use of computers in the classroom and at home,

vendors  have  developed  software  and,  increasingly,  online  programs  and  content  as  an  alternative  to  print-based materials.

An  estimated  $8  billion  was  spent  on  the  K-12  instructional  materials  market  in  2008,  according  to  Association  of

American Publishers. In 2007, according to Market Data Research's annual expenditures report, the national average for instructional materials spending is $237 per pupil.

Limitations of Traditional Print Products.  Educators increasingly are recognizing the limitations of traditional print-

based  textbook and  workbook  learning  materials,  which are  static,  cannot  be  quickly corrected  for  errors or  updated to  address  evolving  standards,  cannot  provide  individualized  feedback  to  students,  do  not  provide  teachers  with  a method  to  quickly  track  student  progress  and  become  ragged  and  obsolete  with  time  and  usage.  Such  traditional print-based  learning  materials  are  costly  and  need  to  be  replaced  on  a  regular  basis  due  to  the  publication  of  newer editions or, in the case of workbooks, use by students. These materials also do not provide administrators with easily obtainable  metrics to  measure  the performance  of classes, teachers, or individual grades in their  schools on a regular basis. Increasingly, parents are finding their children coming home with fewer and fewer textbooks and other printed materials because the costs of providing children with materials to take home is simply too costly.

Limitations  of  Software  Products.  As  a  result  of  the  recognition  of  the  limitations  of  print-based  products  and  the

perceived   advantages   of   computer-based   materials,   educators   began   to   utilize   software-based   supplemental

materials,  such  as  CD-ROMs.  However,  these  materials  also  have  significant  limitations.  Software  products  are designed  to  run  on  specific  operating  systems  with  specific  memory  requirements,  and  require  installation  on

individual   computers   or   costly   and   time-consuming   installations   on   centralized   computer   systems.   Software

products place increased demands on schools’ limited IT personnel, systems, and budgets. Access to these products is  typically  limited  to  the  computers  in  a  specific  classroom  or  computer  lab  and  cannot  be  used  at  home  unless schools  provide  a  student  with  a  disk  containing  the  software  and  the  student  has  access  to  a  computer  with  the appropriate operating system or ability to play a  CD-ROM.  Any updates require the publication, receipt, distribution and  installation  of  new  software  or  CD-ROMs,  which  would  require  the  school  and  parents  to  purchase  new versions.  In  addition,  software-based  products  are  typically  unable  to  provide  real-time  feedback  about  student performance to teachers or educators. CD-ROM’s are also subject to being illegally duplicated.

Advantages   of   Online   Learning   Solutions.   Online   products   can  provide   educators   and   parents   with  real-time

feedback  on  student  progress,  allowing  for  tailored  instruction  based  on  individual  student  or  classroom  needs,  and can  generate  reports  for  parents  and  teachers.  Online  products  also  are  easily,  automatically,  and  frequently  updated with  new or  more  current content,  additional  features and  enhancements and  provide  students  with instant  feedback,

positive  reinforcement  and  remediation  when  proficiency  levels  are  not  met.  Also,  unlike  software-  or  CD-ROM-

based  learning  materials,  web-based  products  require  no  software  to  be  installed  in  school  or  home  computers  and can be accessed anywhere the internet is available. Web-based products can be offered at lower prices as they do not require  expenditures  for  publishing,  paper,  or  electronic  media,  shipping  or  warehousing.  Web-based  products  are also becoming increasingly available for Smartphones, Tablets and  Ebooks.

Our Competitive Strengths

We believe the following are our key competitive strengths:

Customized,   Standards-Based   Content.   Our   line   of   virtual   textbooks   and   assessment   programs   offers   online,

standards-based  instruction,  practice  and  assessments  for  certain  subjects,  primarily  math  in  the  first,  second,  third,

fourth  and  fifth  grades  which  we  hope  to  expand  to  cover  all  grades  and  most  subjects  from  first  grade  through twelfth  grade  and  which  we  have  attempted  to  build  to  meet  the  applicable  standards  in  43  states,  i.e.  trying  to comply  with the  Common  Core  State  Standard  Initiative.  We  believe  this customization  will be  attractive  to  parents and  educators,  providing  them  with  a  resource  that  meets  their  specific  state  and  grade-level  teaching  needs  in  a variety of subjects.

Real-time  Student  Tracking,  Built-in  Remediation  and  Enrichment.  In  addition  to  our  virtual  textbooks,  we  have designed  software  that  will  assess  a  student’s  progress  in  learning.  We  can  provide  real-time  reporting  on  student achievement,  allowing  parents  and  educators  the  option  to  quickly  identify  learning  gaps  and  provide  targeted instruction  and  practice.  Our  assessment  software  also  provides  students  with  immediate  feedback  and  explanations and,  when  required,  remediation  content  designed  to  build  foundational  skills  in  order  to  accelerate  students  to grade-level proficiency.

Engaging,  Fun  and  Easy  to  Use  for  Students.  Our  products  utilize  a  simple,  graphical  user  interface  that  we  believe to be intuitive and easy to use. In addition, our virtual textbooks and supplementary web-based programs incorporate games  and  rewards  in  an  attempt  to  make  learning  fun  and  engaging  for  students.  By  engaging  students  and providing  them  with  the  tools  they  need  to  succeed,  we  hope  to  enable  them  to  take  control  of  their  own  learning,

boost their confidence, and keep them interested in using our products, while creating a culture of academic success.

Accessible,  Dynamic  Web-based  Platform.  Our  products  are  delivered  online  so  they  can  be  used  by  teachers  and students  on  computers  wherever  internet  access  is  available,  such  as  classrooms,  computer  labs,  media  centers,

school  libraries,  public  libraries  or  at  home.  Our  programs  are  compatible  with  existing  school  and  home  systems and  require  no  additional  software,  no  installation  or  maintenance  and  no  extensive  implementation  or  training.

Moreover,  unlike  traditional  workbooks  or  software  products,  our  Virtual  Learning  content  is  easily  and  quickly updated  whenever  content  or  functionality  enhancements  are  introduced  or  products  are  modified  due  to  changes  in state standards.

High  Impact,  Low  Cost  Solution.  Virtual  Learning  plans  to  offer  a  comprehensive  online  educational  solution  on  a hosted  platform  and  provides  high  quality  content,  assessment,  and  reporting  for  core  subjects  in  a  wide  range  of

grade  levels.   At  an  anticipated  annual   subscription  rate   of  $29.95  per  family,   Virtual  Learning  products  are

significantly  less  expensive  than  competing  traditional  print,  software  and  online  alternatives  provided  by  large education publishers.

We  have  designed  our  software  to  enable  quick  modification  to  any  language:  We  have  designed  into  our  software the  ability  to  easily  modify  and  convert  its  content  to  any  language  that  we  feel  there  is  a  market  or  would  be required to meet the requirements of any of our subscriber base.

We  believe  increased  accountability,  including  the  need  for  school  districts  and  states  to  meet  the  requirements  of

NCLB  and  other  legislative  developments,  combined  with  the  increased  availability  and  utilization  of  web-based technologies  by  teachers,  students,  and  administrators  has  resulted  in  decreased  spending  on  traditional  print-based

and   software-based   supplemental   materials   and   increased   spending   on   innovative   online   programs   that   offer

functionality and real-time assessment and reporting not provided by traditional solutions.

Our  online  products  are  easily,  automatically,  and  frequently  updated  with  new  or  more  current  content,  additional features  and  enhancements  and  can  provide  students  with  instant  feedback,  positive  reinforcement  and  remediation when  proficiency  levels  are  not  met.  Web-based  products  require  no  software  to  be  installed  in  school  or  home computers  and  can  be  accessed  anywhere  the  internet  is  available.  Web-based  products  can  be  offered  at  lower prices as they do not require expenditures for publishing, paper, or electronic media, shipping or warehousing

Key Attributes of Our Business Model

We  believe  the  following  are  the  key  attributes  of  our  business  model  (Please  note  that  NONE  of  the  key  attributes of our business model have materialized yet):

High  Revenue  Visibility  and  Strong  Cash  Flow  Generation.  We  believe  we  have  an  attractive  business  model characterized  by  a  visible  recurring  revenue  stream  and  high  profit  margins,  neither  of  which  have  materialized  to the  date  of  this  Prospectus.  We  have  not  yet  generated  any  revenue  and  have  never  generated  a  profit.  In  addition,

we  believe  our  low  capital  expenditure  requirements  and  up-front  subscription  payments  by  subscribers  should result in strong cash flow generation and high returns on invested capital  when and if our future sales materialize.

Scalability and Flexibility.  We continue  to scale  our business by increasing our product offerings using our products without  incurring  significant  incremental  expense.  Our  content  development  process,  our  flexible  sales  model  and our  cost-effective  centralized,  hosted  online  delivery platform  will  allow  us  to  minimize  our  costs as  we  expand  our product offerings and, hopefully, our business when and if sales develop.

Solution  to  Various  Learning  Problems:  As  a  software  development  company,  we  have  developed  our  products  in direct  response  to  parents  and  teachers  concerns  relating  to  student’s  ability  to  master  all  of  the  material  mandated the  national  core  curriculum  requirements  in  a  timely  manner.  Our  software  includes,  at  present,  over  fifty  modules that  teach  subjects as diverse  as geometry,  algebra,  measurement,  addition,  subtraction,  multiplication,  division,  and fractions,  to  name  a  few,  This  time  pressure  issue  was  further  substantiated  and  further  reported  by  such  sources  as the  Education  Resources  Information  Center;  through  several  studies  documenting  the  importance  of  time  needed for  learning  and  time  spent  in  learning  as  parameters  of  educational  achievement.  Several  studies  have  examined differences  in  student  learning  rates,  amount  of  information  acquired,  and  amount  of  information  retained  in  three common types of classroom tasks. Tasks that required knowledge of specific  facts; comprehension of basic concepts and  principles;  or  application  of  facts,  concepts,  and  principles  to  problem-solving  activities.  Results  of  studies indicated  large  differences  among  knowledge,  comprehension,  and  application  tasks  for  all  measures  of  student performance.  The  effect  of  this  is  apparent  in  the  “The  National  Assessment  of  Educational  Progress”,  commonly known as NAEP, or the nation’s report card, shows that not only have state scores not changed since the test was last administered in 2008, the states have not seen significant growth since the late 1990s.

An  attempt  at  resolving  this  problem  hopefully  will  be  accomplished  by  the  adoption  of  “The  Common  Core

Standards”  which  has  been  adopted  by  43  States  and  the  District  of  Columbia  is  a  state-led  initiative  that  aims  to establish  basic,  uniform  education  requirements  across  the  country.  These  standards  are  sponsored  by  the  National

Governors Association and the Council of Chief State School Officers  with the participation of many states.

The standards will be phased in over time, with curriculum development scheduled to begin in 2010-2011. The State

Board’s resolution “directs that school district curricula  for all students be aligned  with these revised K-12 standards in mathematics and English language arts and literacy in history/social studies, science, and technical subjects,”

according  to  the  phased-in  timeline.  The  standards  will  provide  more  clarity  about  and  consistency  in  what  is expected  of  student  learning  across  the  country.  Until  now,  every  state  has  had  its  own  set  of  academic  standards,

meaning  public  education  students  at  the  same  grade  level  in  different  states  have  been  expected  to  achieve  at different levels.

Falling  budgets,  increased  student  density  per  classroom,  and  what  may  be  perceived  by  parents  and  teachers  as more  demanding  learning  requirements  will  only  place  a  greater  burden  for  the  student  to  keep  up.  Our  virtual textbooks  and  other  learning  products  may  help  a  student  overcome  this  problem by  learning  on  an  individual  level and at his or her own rate in a non-threatening, non-judgmental environment,

Secondly: Granting access to all our subscribing students to all of our materials for all grade levels with the payment of  one  annual  subscription  fee  gives  students  the  opportunity  to  learn  beyond  his  or  her  level  and  get  a  head  start when advancing to a higher grade or the next level in the learning process.

Third: Granting access to all of our subscribing students to all of our  virtual courses and supplementary material and assessment  programs  will  allow  students  who  are  deficient  in  having  mastered  content required  in  a  prior  classroom module,  prior  grade  or  from another  school,  will  give  students  an  opportunity  to  make  up  for  any deficiencies  at  his or her own pace and in a non-threatening and non-judgmental environment.

Fourth: The software platform we currently use for all of our products is ideally suited to adapt all of our products to any  number  of  languages  with  minimal  programming  changes.  It  is  our  intention  to  make  all  of  our  products available in the Spanish language.

Our Growth Strategy

Ability  to  Implement  Growth  Initiatives.    With  regard  to  the  section  “Develop  New  Products  and  Enhance  our

Online  Platform”  below,  the  reference  to  new  products  in  that  section  refers  to  completing  the  additional  titles mentioned  below  and  this  process  is  on-going  and  the  essence  of  our  growth  strategy.  The  completion  of  the additional titles is the primary goal of the Company during the next year.  The main obstacle to achieving the growth strategy  initiatives  is  the  fact  that  at  present  we  have  one  employee  and  limited  funds.  The  failure  to  complete  this offering  or  obtain  additional  funding  elsewhere,  would  seriously  impair  or  prevent  achieving  any  of  the  growth

strategy  initiatives  set  forth  below  prior  to  development  of  the  32  titles  mentioned  below.   With  such  funding,  prior

to  developing  the  32  titles  we  contemplate  achieving  certain  of  our  growth  initiatives  or  substantial  parts  of  them.

For  example,  with  respect  to  cross  platform  functionality,  while  we  are  in  the  process  of  completing  the  four  stages of  development  for  any  given  title,  we  are  constantly  seeking  ways  to  adapt  the  programming  of  each  title  to  be operational  on  as  many  platforms  as  possible.  By  taking  into  account  several  other  changes  our  files  will  play  any

standard  PC,  android  cellphone  and  also  play in  a  video  player.   Other  initiatives  such  as  commencing  development

of  an  eBook  platform  will  not  be  possible  until  additional  funds  are  acquired  and  employees  hired.    Use  of  the

HTML5  standard  is  not  anticipated  until  2014  when  we  anticipate  that  HTML5  will  become  standard.  Similarly,

programming  for  additional  science  and  reading  titles,  as  well  as  translation  into  other  languages  need  additional employees and funding and thus will not occur prior to completion of the 32 titles.

Develop  New  Products  and  Enhance  our  Online  Platform.   Once  we  have  achieved  a  revenue  stream  we  intend  to develop  new  products,  as  well  as  new  features  and  functionality  for  our  online  platform,  to  address  student  needs,

parents,  and  teacher  requests  in  order  to  maintain  the  competitiveness  we  feel  necessary  to  maintain  growth  both  in the  number  of  subscribers  to  our  online  services  and  to  enable  us  to  increase  our  per  subscriber  revenue  by offering

increased  value.   The  development of  new products  and  the  enhancement  of our  Online  Platform are  relevant  to  our growth  because  such  development  and  enhancement  improve  functionality  of  content  to  be  viewed  over  a  broader base  of  communications  platforms,  e.g.  it  is  now  primarily  viewed  over  a  desk  top  or  laptop  computer  over  the internet whereas in the future it will be viewable over cellphones and tablets. To date our system is viewable  through any  Windows  or  MacIntosh  computer  systems  over  the  internet  and  has  been  modified  to  be  viewed  over  any  cell phone or tablet using Android operating system.  In the  future we  want to extend this to include the iPhone, iPad and

Blackberry. We also  want to convert our modules to become a video presentation.

Continue  development  in  cross  platform  functionality  for  mobile  telephone  systems.  As  briefly  addressed  above,  in order  to  address  additional  subscribers  we  intend  to  make  our  online  services  available  to  mobile  telephone  users.

We  are  currently  capable  of  serving  Android  and  Blackberry  Tablet  users.   We  intend  to  extend  this  cross  platform

functionality  to  iPad  and  IPhone  and  Blackberry  cell  phones.    These  Smartphones  appear  to  be  establishing  a

significant  and  increasing  market  share  of  the  mobile  telecommunications  business.    A  Smartphone  is  a  mobile

phone   that   offers   more   advanced   computing   ability   and   connectivity   than   a   contemporary   feature   phone.

Smartphones  and  feature  phones  may  be  thought  of  as  handheld  computers  integrated  with  a  mobile  telephone,  but while  most  feature  phones  are  able  to  run  applications  based  on  platforms  such  as  Java  Me  a  smartphone  usually allows the  user  to  install and  run  more  advanced  applications.  Smartphones run  complete  operating system software providing a  platform for application developers. Thus, they combine the  functions of a  camera phone  and a  Personal digital  assistant  (PDA).  The  increased  availability  and  utilization  of  web-based  and  mobile  technologies  enhances and supplements teacher instruction, engages today’s technology-savvy learners and improves student outcomes.

Some  smartphones,  sometimes  called  NirvanaPhones, have  a  docking  station  with  an  external  display  and  keyboard to  create  a  desktop  or  laptop  environment.  Growth  in  demand  for  advanced  mobile  devices  boasting  powerful processors,  abundant  memory,  larger  screens,  and  open operating systems has outpaced  the  rest of the  mobile  phone market  for  several  years. According  to  a  study  by  ComScore,  over  45.5  million  people  in  the  United  States  owned smartphones  in  2010  out  of  234  million  total  subscribers. Despite  the  large  increase  in  smartphone  sales  in  the  last few  years,  smartphone  shipments  only  make  up  20%  of  total  handset  shipments,  as  of  the  first  half  of  2010.  In

March  2011,  Berg  Insight  reported  data  that  showed  global  smartphone  shipments  increased  74%  from  2009  to

2010.

Develop New Products and Enhance our EBook Platform.   Our strategy calls for development of electronic books as

an additional  source  of  revenue,  additive  to  revenue  coming  from online  services.   An  electronic  book (also  e-book,

ebook,  digital  book)  is  a  text  and  image-based  publication  in  digital  form  produced  on,  published  by,  and  readable on computers or other digital devices. Numerous e-book formats emerged and proliferated, some supported by major software  companies  such  as  Adobe  with  its  PDF  format,  and  others  supported  by  independent  and  open-source programmers.  Multiple  readers  follow  multiple  formats,  most  of  them  specializing  in  only  one  format.  As  of  2009,

new  marketing  models  for  e-books  were  being  developed  and  dedicated  reading  hardware  was  produced.  E-books have yet to achieve global distribution.

In  the  United  States,  as  of  September  2009,  Amazon  Kindle  and  Sony’s  PRS-500  were  the  dominant  e-reading devices.  By  March  2010,  some  reported  that  the  Barnes  &  Noble  Nook  may  be  selling  more  units  than  the  Kindle.

On  January  27,  2010  Apple  Inc.  launched  a  multi-function  device  called  the  iPad  In  July  2010,  online  bookseller

Amazon.com  reported  sales  of  ebooks  for  its  proprietary  Kindle  outnumbered  sales  of  hardcover  books  for  the  first time  ever  during  the  second  quarter  of  2010,  saying  it  sold  140  e-books  for  every  100  hardcover  books,  including hardcovers  for  which  there  was  no  digital  edition.  By  January  2011,  ebook  sales  at  Amazon  had  surpassed  its paperback  sales.  In  the  overall  U.S.  market,  paperback  book  sales  are  still  much  larger  than  either  hardcover  or  e-

book; the American Publishing Association estimated e-books represented 8.5% of sales as of mid-2010.

This  last  year  2010  saw  an  expansion  of  eBook  platforms.  Amazon  released  the  Kindle  DX  International  Edition worldwide  and  released  the  third  generation  Kindle,  available  in  3G+Wi-Fi  and  Wi-Fi  versions.  Bookeen  revealed the  Cybook  Orizon  at  CES  and  debuted  the  Orizon  touchscreen  e-book  reader.  Apple  released  the  iPad  with  an  e-

book  app  called  iBooks.  Between  its  release  in  April  2010,  to  October,  Apple  has  sold  7  million  iPads.  Kobo  Inc.

released  its  Kobo  eReader  to  be  sold  atIndigo/Chapters  in  Canada  and  Borders  in  the  United  States.  Kobo  Inc.

released an updated Kobo eReader, which now includes Wi-Fi. Barnes & Noble released the new NOOKcolor. Sony released  its  second  generation  Daily  Edition  PRS-950.  PocketBook  expanded  its  successful  line  of  e-readers  in  the ever-growing  market.  Lastly,  Google  launched  Google  eBooks.  The  development  of  new  products  and  the  adapting

and   enhancement   of   our   present   courses   to   the   EBook   Platform   are   relevant   to   our   growth   because   such

development and enhancements improves the  functionality of content to be viewed by the students through  systems that  are  most  relevant  to  them  which  includes  the  eBook  platform.  To  date  we  have  applied  to  become  a  registered developer for Amazon Kindle  and Barnes and Noble Nookcolor. In the future, if approved  we  will have  to adapt our modules  from  Adobe  Flash  into  Java  and  JavaScript  and  then  market  the  products  to  the  users  of  these  platforms expanding our customer base, i.e. growth.

Develop  New  Products  and  Modify  Products  Based  Upon  the  HTML5  Standard.    At  present  only  iPad  and  the

iPhone  can  run  a  fully  developed  HTML5  application.   However,  we  believe  that  HTML5  will  become  the  new

standard  for  web  sites.   Thus,  we  intend  to  make  all  of  our  web  sites,  both  present  and  future,  fully  functional  in

HTML5  so  that  we  will continue  to  present  what  we  believe  to  be the  most advanced  instructional  software  for  each of  the  modules  we  create  hopefully  insuring  that  our  future  growth  will  become  impaired  by  less  than  current functionality.  HTML5  is  a  language  for  structuring  and  presenting  content  for  the  World  Wide  Web,  a  core technology  of  the  Internet.  The  target  date  for  full  adoption  of  the  HTML5  standard  is  schedule  for  2014.  It  is  the latest revision of the  HTML standard  (originally created  in 1990) and  currently remains under  development.  Its core aims  have  been  to  improve  the  language  with  support  for  the  latest  multimedia  while  keeping  it  easily  readable  by humans  and  consistently  understood  by  computers  and  devices  (web  browsers,  parsers  etc.).  HTML5  promises  to offer extensive cross platform features and functionality in animation,  video applications and products for use on the

World  Wide  Web  for  PC’s,  mobile  phones  and  Tablets.  The  development  of  new  products  and  the  enhancement  of our Online Platform is relevant to our growth because such development and enhancement improve  the functionality of  content  to  be  viewed  over  a  broader  base  of  communications  platforms,  At  present,  we  are  relying  upon  Adobe

Flash to continue its own development and continue to be the most viewed and adaptable software platform to create our  courses.  Adobe  Flash  has  built  its  reputation  as  one  of  the  most  media  rich  platforms  on  the  market  with  an installed user base in excess of 90% on the desktop and laptop computers marketed  today. HTML5 is expected to be

the  new  challenger  to  the  success  of  Adobe  Flash.  It  is  expected  that  beginnin   in  2014,  HTML5  will  rival  Adobe

Flash’s  abilities  to  present  an  equally  broad  base  of  content  over  a  broader  range  of  communication  devices including  but  not  limited  to  cellphones,  tablets  and  eBook  devices.  To  date  our  system  is  viewable  through  any

Windows or  MacIntosh computer  systems over  the  internet  and  has been  modified  to  be viewed  over  any cell phone

or  tablet  using  Android  operating  system.    In  the  future  we  want  to  extend  this  to  include  the  iPhone,  iPad  and

Blackberry cellphone. By so doing we will expand our customer base and further the growth of our business.

Our  flexible  web-based  distribution  model  and  in-house  content  development  capabilities  allow  us  to  continually update  and  improve  our  products,  make  our  products  immediately  available  on  the  World  Wide  Web  regardless  of platform and distribute our products in a cost-efficient manner.

Increasingly tech-savvy students today are increasingly relying on multiple devices and media to access information,

through  the  World  Wide  Web.  As  such,  it  is  important  to  deliver  our  content  in  the  way  that  best  suits  their  needs.

With  3  Screen  access,(PC,  Mobile,  Tablet)  we  will  open  up  new  distribution  channels,  extending  our  reach  while making  our  content  conveniently  accessible,  regardless  of  time  or  place.  And,  since  our  content  is  ‘always  on',  we

may  achieve  higher  numbers  of  subscribers.   In  this  way  we  hope  that  our  products  will  garner  the  widest  possible user audience and hence positively impact our growth.

We  have  adapted  our  software  platform  to  permit  us  to  embed  video  content  which  will  allow  our  subscribers  to seamlessly  watch  our  videos,  regardless  of  whether  they  come  to  our  site  by  way  of  a  PC,  mobile  Smart  Phone,  or

Tablet.  We  feel  that  by  re-designing  the  format  of  our  virtual  courses,  we  can  create  a  line  of  virtual  courses  that

may   be   viewed   using   an   interactive   video   format   such   as   is   available   through   the   smartphone   and   tablet

technologies. The development of new products and the enhancement of our Online Platform to a video platform are relevant  to  our  growth  because  such  development  and  enhancement  improve  functionality  of  content  to  be  viewed over a broader base of communications platforms, e.g. it is now primarily viewed over a desktop or laptop computer over  the  internet  whereas  in  the  future  it  will  be  viewable  over  cellphones,  tablets  and  internet  ready television  sets.

To  date  our  system  is  viewable  through  any  Windows  or  MacIntosh  computer  systems  over  the  internet  and  has

been  modified  to  be  viewed  over  any  cell phone  or  tablet  using  Android  operating  system.   In  the  future  we  want  to

extend  this  to  include  the  cellphone,  tablet  and  internet  connected  television  systems  to  expand  the  customer  base,

especially among young viewers.

Expand  Into  New  Related  Markets  for  Further  Growth.  We  believe  there  is  a  significant  opportunity  to  utilize  our programming  language  platform  to  create  fully  animated,  talking,  colorful,  interactive  content  for  the  subject  fields of science and reading and sell our products in new geographic and end markets that will enhance our growth.

We  believe  there  is  a  significant  opportunity  to  modify  the  content  of  our  virtual  textbooks  and  related  assessment materials into other languages.  Bilingual Education is a program used to help limited English proficient (LEP)

children  keep  up  with  all  their  required  academic  competencies,  such  as  math,  history  and  science,  while  they  are

learning   English   through   ESL   (English   as   a   Second   Language)   classes.   Many   LEP   students   learn   to   speak

conversational  English  within  the  first 2  years,  but research  consistently  shows  that  it  takes 4  to  7  years before  most students are able to  use English to learn academic  subjects and perform on a par  with native English-speaking peers.

A  recent  national  research  (Collier  &  Thomas  1996)  shows  that  late-exit  quality  bilingual  programs  actually  create the  best  results,  with  students  in  2-way  bilingual  programs  (bilingual  students  and  native-English  speakers  learning in 2 languages in the  same classroom) out-performing their  mainstream peers. Despite  what the research is showing,

most bilingual education programs transition their students into the mainstream within the first 3 years.

Bilingual program students continue  learning academic  subjects like  math and  science  in the language in which they are  able  to  learn  most  effectively,  while  learning  English.  There  is  always  an  ESL  component  to  each  bilingual

program.   Uninterrupted   development   of   children's   cognitive,   academic,   and   linguistic   skills   is   critical   in   the

academic  success  of  limited  English  proficient  students.  Moreover,  is  it  not  better  to  build  on  the  assets  that  the students  bring  with  them-  their  knowledge,  languages  and  cultures-  rather  than  discouraging  the  development  of those valuable resources.

Bilingual programs have been proven to be cost effective for school systems to implement for the following reasons:

1)  LEP  students  who  chose  bilingual  education  programs  are  less  likely  to  be  placed  into  expensive  special education  programs  as  those  who  chose  to  stay  in  the  sink  or  swim  English-only  programs,  2)  With  the  additional support,  bilingual  education  students  are  less  likely  to  drop  out  of  high  school  than  their  language  minority  peers  in

English-only  programs,  3)  Bilingual  education  helps  to  nurture  and  support  the  continual  development  of  valuable bilingual/bicultural skills that are needed in our global economy.

There  are  numerous contributing  factors that help  explain the  desertion of bilingual  children and  the  cultural  diverse child.  Some  of  them  reside  in  teenagers  themselves,  some  are  institutional,  and  some  are  social.  Teenagers  start questioning  the  educational  system  in  which  their  needs  are  not  satisfied.  Families  pressed  by  economic  needs encourage  teenagers  to  work,  because  they  see  education  as  a  very  expensive  commodity.  Pressing  economic  need impels  them  to  earn  a  living  instead  of  continuing  their  education.  The  exorbitant  and  rising  costs  of  a  college education  and  misinformation  about  the  opportunities  to  succeed  in  college  combine  to  present  a  bleak  future  for minority  students.  The  lack  of  basic  skills  is  another  contributing  factor.  A  typical  bilingual  student  lags  two  years behind  his  or  her  classmates,  which  imprint  on  them  a  label  that  in  some  cases  is  very  difficult  to  overcome.

Children  know  who  are  the  good  students  and  are  the  ones  who  lack  behind.  Teenagers  feel  the  alienation  and become  truants.  Truancy  makes  their  stay  at  school  even  more  difficult.  While  the  students  who  come  to  class regularly  gain  knowledge,  the  youngsters  who  are  truant  fall  farther  behind,  and  the  gap  between  their  knowledge level and the ideal level becomes greater.

By  addressing  bi-lingual  educational  needs  and  by  translating  our  online  programming  and  eBooks  into  other

languages   we   will   expand   our   potential   user   base   and   hence   promote   subscriber   and   revenue   growth.   The

development  of  new  products  and  the  enhancement  of  our  business  by  producing  product  for  non-English  speakers is  relevant  to  our  growth  because  such  development  and  enhancement  aims  to  expand  customer  base  into  new markets  to  be  viewed  over  a  broader  base  of  communications  platforms,  e.g.  it  is  now primarily  viewed  over  a  desk top  or  laptop  computer  over  the  internet  whereas  in  the  future  it  will  be  viewable  over  cellphones  and  tablets,  for

non-English  speakers.   To  date  we  have  translated  third  and  fourth  grade  geometry  courses  into  Spanish  and  in  the future  we  intend  to  translate  all  modules  into  Spanish  to  expand  our  market  to  include  more  Spanish  speaking

customers.   We  also  have  been  having  preliminary  discussions  for  marketing  Asian  language  courses  again  with  an eye toward expanding the customer base in the future.

We  have  designed  into  our  User   Registration  and  billing  procedure  the  flexibility  to  attract  sales  and  offer promotions and incentives to school systems, organizations and groups to sign on groups of students.

In  addition  to  attracting  individual  students  to  sign  on  to  our  web-based  virtual  textbooks  and  related  assessment materials,  we  have  designed  into  our  system  the  flexibility  to  permit  a  school  system,  organization,  or  group  to enroll  any  number  of  students  and  have  our  system  track  their  subscription  and  learning  progress  and  to  notify  the parents and/or sponsors as to the student’s progress. This capability should enhance our prospects for growth by allowing  organizations  to  acquire  access  to  our  web  site  for  many  subscribers  in  one  easy  registration  process.  The registration  and  billing  procedure  are  relevant  to  our  growth  because  such  programs  allow  large  user  groups  to  be serviced  at  lower  per  pupil  cost  and  paying  the  group  for  the  benefit  derived  by  the  Company  through  the  lowered servicing  costs  per  pupil.  To  date  our  system  has  been  adapted  to  allow  sales  to  a  group  and  tie  them  to  one  payer.

In  the  future  we  expect  this  system  to  be  upgraded  as  we  gain  more  experience  in  group  sales.  This  will  also  allow us to us commissioned salespersons with less effort. All of these are anticipated to enhance sales growth.

Our Products and Services

Virtual  Learning  is  a  subscription-based  online  education  company.  As  of  September  30,  2011,  we  have  not  begun

to   accept   subscribers.   We   have   had   only   preliminary   discussions   with   a   very   limited   number   of   potential

distributors.  We  provide  standards-based  instruction  through  our  fully  interactive  virtual  textbooks.  Our  fully animated,  interactive  featured,  colorful  and  audio  virtual  textbooks  have  combined  rigorous  content  along  with  a variety  of  practice  problems,  activities,  assessments,  games,  and  productivity  tools  that  improve  the  performance  of

students   via   proprietary   web-based   platforms   games   that   engage   students,   reinforce   and   reward   learning

achievement.  As  part  of  our  “Learning  is  Basic”  series  we  have  created,  as  a  subset,  our  “Math  is  Basic”  series  of virtual  math  textbooks  and  assessment  programs.  Our  core  product  line  helps  students  in  First  through  12th  grade,

master  grade  level academic  standards in a  fun and  engaging  manner.  We  provide  our  products via  proprietary web-

based  platforms  through one  of our  several  websites  on  the  World  Wide  Web  with  the  URL  www.mathisbasic.com;

www.learningisbasic.com,  www.eschoolroom.com,  www.educationisbasic.com.    Please  note  that  we  have  only one

operational website www.learningisbasic.com.

When a student logs into our web-based system, the student is granted total access to all subjects regardless of grade.

Falling  budgets,  increased  student  density  per  classroom,  and  what  may  be  perceived  by  parents  and  teachers  as more  demanding  learning  requirements  have  only  placed  a  greater  burden  for  the  student  to  keep  up.  Our  virtual textbooks  and  other  learning  products  may  help  a  student  overcome  this  problem by  learning  on  an  individual  level and  at  his  or  her  own  rate  in  a  non-threatening,  non-judgmental  environment.  Since  it  is  self-paced  and  fully contained it allows students to work at an advanced pace as well as provide remedial support.

Virtual  Learning  is  also  a  producer  and  intends  to  distribute  computer  software  and  video  educational  materials  on

CD  and  DVD  formatted  disks  which  will  be  available  through  various  distributors  and  our  websites  either  as  a download or in boxed format. We have opened ecommerce store fronts on Amazon.com, Ebay.com and Yahoo.com.

We  have  combined  rigorous content  in  math  with interactive  features and  games that  engage  students,  reinforce  and

reward  learning  achievement.   It  is  our  intention  to  eventually  have  all  our  content  available  both  online  and  in  the

CD and DVD formats. However, at present there are some titles that are not available in both formats.

To  date,  we  have  completed  5  titles  on  CD  formatted  disks  relating  to  the  teaching  of  basic  English  to  foreign speaking  people.  These  titles  include  “English  for  Russian  Speaking  People”;  English  for  Portuguese  Speaking

People”;  “English  for  Spanish  Speaking  People”;  “English  for  Chinese  Speaking  People”;  and  “English  for  Polish

Speaking People”.  These are not yet available online.

We  have  also  completed  virtual  textbooks  with  the  titles:  “First  Grade  Math”;  “Second  Grade  Math”;  “Third  Grade

Math”;  Third  Grade  Math:  “Geometry”;”  Fourth  Grade  math:  “Geometry”;  ”Fifth  Grade  Math:  “Geometry”;  First

Grade  Math:  “Learning  to  Tell  Time”;  Second  Grade  Math:  Learning  to  Tell  Time”;  “Third  Grade  Math:  Algebra”

“Mr.  Clock  for  First  Grade”;  “Mr.  Clock  Teaching  Time”;  and  “Mr.  Clock  Teaches  Elapsed  Time”  and  assessment

based  review  level  titles  for  grades  first  through  third  grade  .  These  titles  will  all  be   available  online,  as  well  as  in

CD  and  DVD  format.   Our  other  educational  titles  on  CD  and  or  DVD  formatted  disks  will  consist  primarily  of virtual  mathematics  and  science  text  books  and  work  book  courses  for  grades  Pre-K  through  college  level.  We intend to follow the core curriculum requirements required to be taught by each of the 50 United States.

We  are  also  in  production  stage  on  several  other  virtual  audio  and  animated  teaching  textbook  computer  program

titles relating to teaching “Money”  for First Grade;   ”Fourth Grade Algebra” and “Fifth Grade Algebra”; First Grade

Math: Measurements”; “Second Grade Math: Measurement”; “Third Grade Math: “Measurement”; “High School

Geometry”  and  “High  School  Algebra”  in  CD  format  and  one  video  title  relating  to  teaching  Calculus  I,  college level. We are also in preproduction on additional video titles relating to Trigonometry, pre-calculus, and Calculus II.

Core Educational Principles

We  believe  that  one  of  the  keys  to  our  success  lies  in  our  core  educational  principles  that  guide  product  design  and development:

•

Clear   expectations.   We   have   subdivided   each   grade   into   approximately  twenty   four   different

modules.  Each  module  focuses  on  an  underlying  topic  which  is  further  explored  with  rigorous content  which  has  been  presented  in  an  in  depth,  animated,  colorful,  and  interactive  format.  Our initial  presentation  starts  out  with  a  review  of  the  basic  underlying  concepts  and  skills  and  is patiently  and  painstaking  incremented  with  all  of  the  content  and  skills  required  to  be  learned  and

mastered  for  that  particular  grade.  Clear  goals  for  the  student  to  master  the  targeted  skills   or

concepts.  Each  module  includes  activities  and  various  types  of  questions  to  assess  the  student’s mastery and progress.

•

High  quality,  rigorous  content.  We  are  in  the  process  of  building  courses  from  the  ground-up,

customized  to  each  set  of  standards  for  a  particular  topic.  We  utilize  a  scaffolding  approach  to content development that begins with skill building and then builds to higher level thinking skills.

•

Fun   and   engaging   assignments.   Our   virtual   textbooks   are   embedded   with   short   games,   an

assortment  of  activities  and  a  variety  of  question  formats  to  assess  the  student’s  mastery  of  the material.  These  features  provide  continual  positive  reinforcement  and  reward  learning  to  engage students and build student confidence in a non-judgmental and non-threatening environment.

•

Immediate  feedback.  Students  will  receive  immediate  feedback  and  explanations  for  each  question and  activity,  allowing  them  to  learn  and  quickly  apply  new  knowledge  to  subsequent  questions  and to build skills and conceptual understanding in order to handle more complex content that follows.

Our Subscribers

Our target market is the approximately 74 million students that attend school throughout the United States consisting of  K-12  and  postsecondary  education  and  the  approximately  1.5  million  students  that  are  being  home  schooled though out the United States.

Marketing, Sales and Subscriber Support

Marketing Activities

When  implemented  our  marketing  strategy  will  be  to  continually  increase  our  brand  and  Web-site  awareness,  to introduce  and  to  continually  generate  qualified  subscriber  leads  for  our  web-site.  We  intend  to  focus  our  marketing efforts on individual  students and their parents, individual schools, principals, and teachers for sales to both new and existing subscribers.

Our primary marketing activities will include:

•

targeted  campaigns  to  individual  students  and  their  parents  and  other  family  members,  schools,  and organizations  sponsoring  after  school  learning  opportunities  by  using  search  engine  marketing,

direct mail, e-mail marketing and print advertisements;

•

participation in tradeshows;

•

building  on  relationships  with  satisfied  students  and  parents,  organizations,  and  school  subscribers to target new sales to other interested parties in the geographic area;

•

Webinars for existing subscribers introducing them to new products, add-on features and upgrades;

•

incentives  such  as  free  months  to  attract  new  subscribers  or  free  trials  of  add-on  products  to  attract renewals;  and  we  intend  to  promote  ourselves  through  magazine  advertisements  describing  and offering our virtual textbooks.

Subscriber Support

We will provide our subscribers with service through “contact us” via phone, live chat  or by email.

Our Competition

Virtual  Learning  will  compete  primarily  with  other  providers  of  supplemental  educational  materials  and  online learning tools.

We believe our principal competitors will include:

•

providers  of  online  and  offline  supplemental  instructional  materials  for  the  core  subject  areas  of reading, mathematics, science and social studies for K-12 institutions;

•

companies   that   provide   K-12-oriented   software   and   online-based   educational   assessment   and

remediation products and services to students, educators, parents, and educational institutions;

•

the assessment divisions of established education publishers,  including Pearson Education,  Inc., The

McGraw-Hill Companies, and Houghton Mifflin Harcourt Company;

•

providers of online and offline test preparation materials;

•

traditional  print  textbook  and  workbook  companies  that  publish  K-12  core  subject  educational materials, standardized test preparation materials or paper and pencil assessment tools;

•

summative  assessment  companies  that  have  expanded  their  product  lines  to  include  formative assessment and instruction products;

•

non-profit and membership educational organizations and government agencies that offer online and offline  products  and  services,  including  in  some  cases  at  no  cost,  to  assist  individuals  in  standards mastery and test preparation; and

•

providers of website hosting for students, teachers and schools.

We believe the principal competitive factors in Virtual Learning’s market will be:

•

quality of content and deep customization to standards;

•

formative assessment and reporting to inform instruction;

•

ease of use, including whether a product is available online;

•

program efficacy and the ability to provide improved student outcomes;

•

ability to engage students;

•

quality of subscriber support;

•

vendor reputation; and

•

price.

Virtual   Learning   expects   to   compete   primarily   with  textbook,   workbook,   study   guide   and   software   products

published  by the  large  postsecondary publishers,  such as Pearson,  McGraw-Hill,  Cengage,  Wiley,  and  Mosby (Reed

Elsevier).

Concentrations

We  anticipate  that  the  majority  of  our  revenues  from  the  sale  of  subscriptions  and  our  products  and  services  will occur in North America.

The Technology

We  are  using  Adobe  Flash as  the  platform upon  which to  develop  our  virtual  textbooks and  CD  and  DVD  formatted educational titles. Adobe Flash has several unique features that make it ideal for our purposes. First, it has the ability to  publish  our  work  in  several  formats  including  as  an  executable  file  which  may  be  played  on  either  a  PC  or  a

Macintosh  Computer.  In  additional  the  same  programming  may  also  be  used  as  the  basis  for  presentation  on  our website  with  no  change  in  the  basic  core  code.  Adobe  Flash  is  especially  useful  in  its  ability  to  incorporate  and integrate many forms of media into a single interactive program.

Adobe  Flash  is  one  of  the  most  popular  and  versatile  applications  for  digital  multimedia  and  website  development.

Flash  is  a  vector-based  medium  able  to  deliver  compelling  vector  animated  content  at  a  fraction  of  the  bandwidth required  by  other  animation  media.  Flash  is  now  one  of  the  most  flexible  interactive  digital-media  authoring  tools available,  offering  the  capabilities  to  run  not  only  on  the  Internet  and  desktop  computer  platforms,  but  on  game consoles and mobile devices as well.

As   the   Internet   has   become   more   complex,   more   easily   accessed,   and   more   plentiful   in   rich   media,   it   has

increasingly become  a  destination  for  those  wanting  to  be  educated  and  entertained  at  the  same  time.  Education  is  a subset  of  media  (online  or  offline,  interactive  or  not)  that  presents  science,  math,  history  or  culture  in  a  compelling and  entertaining  manner.  This  is  where  Flash-based  education  and  entertainment  enters  the  scene.  Flash  allows  for the creation of nonlinear, self-motivated, educational experiences that feature compelling and powerful use of sound,

video, imagery, and interactivity.

Flash  offers  a  series  of  file  types  to  which  our  creations  can  be  published.  Each  format  has  its  own  particular strengths  and  weaknesses.  In  particular  and  as  they  relate  to  our  products  we  utilize  the  publishing  option  of producing  our  content  as  SWF  files.  SWF,  is  viewable  only  if  our  intended  audience  has  installed  a  “Flash  Player”

on  their  computer.  Adobe  Flash  CS5  is  the  latest  in  the  Flash  family  of  software.  Not  only  is  the  player  that  plays

Flash  content  one  of  the  most  downloaded  pieces  of  software-surpassing  both  Internet  Explorer  and  Netscape  as well as nearly all media players. Flash Players 4,5,6, 7,8, 9 and now version 10 accompanied virtually every copy of

Windows,  from  Windows  98  first  edition  on  up  through  Windows  XP  SP2  and  Internet  Explorer  7,  8  and  9.  The

only  exceptions  are  Windows  2000,  Windows  XP  Pro  x64  and  Windows  Server  2003.  The  Flash  Player  is  also available as a free downloadable file from Adobe’s home website.

In  addition,  we  also  publish  our  titles  in  the  “Windows  Projector”  format,  which  is  a  self-executing  EXE  file  that does  not  need  a  web  browser  or  a  plug-in  to  view  the  content.  We  can  distribute  the  Windows  Projector  without having to worry whether our intended audience has the necessary Flash plug-in, a compatible web browser, or even an  Internet  connection.  Our  titles  are  self-contained  packages  produced  and  distributed  on  CD  ROM  or  DVD formatted  disks.  We  can  also  produce  our  titles  in  the  Macintosh  equivalent  of  the  Windows  Projector  as  a  self-

executing HQX file. The Macintosh Projector does not need the Flash plug-in or a browser to be viewed.

One  of the  most important and  relevant characteristics of  Adobe  Flash is its ability to  present  material  in almost  any language.  The  language  component  of  the  computer  program  is  documented  as  an  image  file,  which  then  is displayed  independent of the  computer  user’s operating system limitations and  graphic  display limitations.  This  will allow  us  to  present  our  content  in  many  languages  simultaneously  from  within  the  program  and  not  have  to  worry about the user’s computer system to display that language.

Intellectual Property

The  Company  has  copyrighted  the  content  on  all  of  its  virtual  textbooks  and  related  materials  and  CD  or  DVD products and has obtained a trademark on our URL “Learning is Basic”.

We  consider  elements  of  our  software  and  peer-to-peer  clustering  technology  to  be  proprietary.  We  rely  on  a combination  of  trade  secrets,  copyright  and  trademark  law,  contractual  provisions,  confidentiality  agreements,  and certain  technology  and  security  measures  to  protect  our  intellectual  property,  proprietary  technology,  and  know-

how.  Our  future  results  of  operations  are  highly  dependent  on  the  proprietary  technology  that  we  have  developed internally.

Employees

As of December 31, 2010, we had 1 full-time employee. Our success is highly dependent on our ability to attract and retain qualified  resellers and  to  retain qualified  outsourced  information system management.  To date,  we  believe  we have  been  successful  in  our  efforts,  but  there  is  no  assurance  that  we  will  continue  to  be  as  successful  in  the  future.

Our employee is not subject to a collective bargaining agreement.

Facilities

We currently occupy office space rent free from our President on a month to month basis.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

Management’s  Discussion  and  Analysis  or  Plan  of  Operation  contains  “forward-looking”  statements,  as  well  as historical  information.  Although  we  believe  that  the  expectations  reflected  in  these  forward-looking  statements  are reasonable,  we  can  give  no  assurance  that  the  expectations  reflected  in  these  forward-looking  statements  will  prove to  be  correct.  Forward-looking  statements  include  those  that  use  forward-looking  terminology,  such  as  the  words

“anticipate,”  “believe,”  “estimate,”  “expect,”  “intend,”  “may,”  “project,”  “plan,”  “will,”  “shall,”  “should,”  and similar  expressions,  including  when  used  in  the  negative.  Although  we  believe  the  expectations  reflected  in  these forward-looking  statements  are  reasonable  and  achievable,  these  statements  involve  risks  and  uncertainties,  and  no

assurance   can  be   given   that   actual   results   will   be   consistent   with  these   forward-looking   statements.   Current

shareholders  and  prospective  investors  are  cautioned  that  any  forward-looking  statements  are  not  guarantees  of future  performance.  Such  forward-looking  statements  by  their  nature  involve  substantial  risks  and  uncertainties,

certain  of  which  are  beyond  our  control,  and  actual  results  for  future  periods  could  differ  materially  from  those discussed  in  this  report,  depending  on  a  variety  of  important  factors,  among  which  are  our  ability  to  implement  our business  strategy,  our  ability  to  compete  with  major  established  companies,  the  acceptance  of  our  products  in  our target  markets,  the  outcome  of  litigation,  our  ability  to  attract  and  retain  qualified  personnel,  our  ability  to  obtain financing,  our  ability  to  continue  as  a  going  concern,  and  other  risks  described  from time  to  time  in  our  filings  with the  Securities  and  Exchange  Commission.  Forward-looking  statements  contained  in  this  report  speak  only  as  of  the date of this report. Future events and actual results could differ materially from the forward-looking statements. You should  read  this  report  completely  and  with  the  understanding  that  actual  future  results  may  be  materially  different from  what  management  expects.  We  will  not  update  forward-looking  statements  even  though  its  situation  may change in the future.

We   undertake   no   obligation   to   update   publicly  any   forward-looking   statements,   whether   as   a   result   of   new

information,  future  events  or  otherwise.  Important  factors  on  which  such  statements  are  based  are  assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a) potential fluctuation in quarterly results;

(b) our failure to earn revenues or profits;

(c) inadequate capital and barriers to raising the additional capital or to obtaining the  financing needed to implement its business plans;

(d) inadequate capital to continue business;

(e) changes in demand for our products and services;

(f) rapid and significant changes in markets;

(g) litigation with or legal claims and allegations by outside parties;

(h) insufficient revenues to cover operating costs.

You  should  read  the  following  discussion  and  analysis  in  conjunction  with  our  financial  statements  and  notes thereto,  included  herewith.  This  discussion  should  not  be  construed  to  imply  that  the  results  discussed  herein  will necessarily  continue  into  the  future,  or  that  any  conclusion  reached  herein  will  necessarily  be  indicative  of  actual operating results in the future. Such discussion represents only the best present assessment of management.

PLAN OF OPERATION

Overview

Virtual  Learning  was  formed  as  a  Nevada  corporation  on  January  6,  2009.  We  are  a  development  stage  enterprise

who   is   a   subscription-based,   software-as-a-service   provider   of   education   products.   Virtual   Learning   provides

standards-based instruction, practice, and assessments that improve the performance of students via proprietary web-

based  platforms  through one  of our  several  websites  on  the  World  Wide  Web  with  the  URL  www.mathisbasic.com;

www.learningisbasic.com;  and  www.eschoolroom.com;  www.educationisbasic.com.  Please  note  that  we  have  only

one  operational   website  learningisbasic.com.   Virtual  Learning  is  also  a  producer  and  distributor  of  computer software  and  video  educational  materials  on  CD  and  DVD  formatted  disks,  which  will  be  available  through  various distributors  and  our  websites  either  as  a  download  or  in  boxed  format.  We  have  combined  rigorous  content  in  math with interactive features and games that engage students, reinforce, and reward learning achievement.

The  Company  has  one  curriculum  development  contract  with  Lawrence  William  Kazmierczak,  a  professor  of mathematics  at  Stevens  Institute  of  Technology,  Hoboken,  New  Jersey  which  requires  the  Company  to  pay  him  to author  courses  in  Pre-Calculus,  Calculus  I  and  II,  and  to  consult  on  the  creation  of  high  school  level  math  courses.

This  Agreement  provides  for  Professor  Kazmierczak  to  receive  5%  royalties  on  the  Company’s  net  revenues  up  to one  million  dollars  of  net  revenues,  and  5%  royalty  on  net  revenues  beyond  one  million  one  dollar  on  projects  in

which  he  directly  participates  and  has  made  material  contributions.   In  addition,  he  has  received  200,000  shares  of

the Company’s common stock.   We determine  what projects in which he has directly participated and made  material contributions by our  internal  record  keeping as to  time  devoted  to  each project.  We determine  the  revenue  attributed to  those  projects  by  monitoring  devices  that  allow  us  to  determine  which  authorized  user  has  devoted  how  much time to which module and then comparing the same to the entire revenue stream.

Events and Uncertainties critical to our business

Demand  for  our  products  and  services  are  affected  by  the  general  economic  conditions  in  the  United  States.  When

economic   conditions   are   favorable   and   discretionary  income   increases,   purchases   of   non-essential   items   like

software  generally  increase.  When  economic  conditions  are  less  favorable,  sales  of  non-essential  educational  items

are   generally   lower.   In   addition,   we   may   experience   more   competitive   pricing   pressures   during   economic

downturns.  Therefore,  any significant  economic  downturn  or  any future  changes  in  consumer  spending  habits  could have a material adverse effect on our financial condition and results of operations.

There  is  no  guarantee  that  we  will  be  able  to  generate  sufficient  sales  to  make  our  operations  profitable.  We  may continue  to  have  little  or  no  sales  and  continue  to  sustain  losses  in  the  future.  If  we  continue  to  sustain  losses,  we will  be  forced  to  curtail  our  operations  and  go  out  of  business.  Our  success  depends  in  a  large  part  in  the  ability  of our  ability  to  create  additional  product  lines  sufficient  to  create  a  catalog  of  programs  to  offer  allowing  us  to implement  a  successful  marketing  and  sales  plan.  While  we  are  currently  seeking  to  hire  additional  computer programmers  and  educators  to  consult  with  as  to  program  accuracy  and  content  there  is  no  guarantee  that  these efforts  will  result  in  any  substantial  sales.  Because  of  the  lack  of  funding,  we  are  unable  to  hire  a  dedicated programming  and  research  consulting  team  who  will  devote  their  efforts  to  helping  us  design  and  create  new programs of high quality in a timely manner.

If  we  are  able  to  obtain  sufficient  funding  to  become  fully  operational,  there  is  no  guarantee  that  we  will  be  able  to find personnel  who  will be able to  work closely with the  Company to  help design and create new lines of product or to process orders, including special orders, made via the internet.

Critical Accounting Policies

We  have  identified  the  following  policies  below  as  critical  to  our  business  and  results  of  operations.  For  further discussion  on  the  application  of  these  and  other  accounting  policies,  see  Note  1  to  the  accompanying  audited financial statements for the  year ended December  31, 2010, from inception (January 6, 2009) through December 31,

2009, and  from inception (January 6,  2009)  through December  31,  2010,  included  elsewhere  in this Prospectus.  Our reported  results  are  impacted  by  the  application  of  the  following  accounting  policies,  certain  of  which  require management  to  make  subjective  or  complex  judgments.  These  judgments  involve  making  estimates  about  the  effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of  these  policies,  management  cautions  that  future  events  rarely develop  exactly  as  expected,  and  the  best  estimates routinely  require  adjustment.  Specific  risks  associated  with  these  critical  accounting  policies  are  described  in  the following paragraphs.

Basis of Presentation/Going Concern

These  financial  statements  have  been  prepared  for  purposes  of  registration  with  the  Securities  and  Exchange

Commission ("SEC"), and they present Virtual Learning’s financial position, results of operations, and cash flows in

accordance   with   accounting   principles   generally   accepted   in   the   United   States   of   America.   These   standards

contemplate continuation of Virtual Learning as a going concern.

However,  Virtual  Learning  has  sustained  substantial  stock-based  operating  losses  aggregating  $800,000  and  cash-

based  losses  of  $9,908  for  the  period  from  inception  (January  6,  2009)  through  December  31,  2010,  and  additional stock-based  operating  losses  of  $40,000  and  cash-based  losses  of  $24,079  for  the  period  from  inception  (January  6,

2009)  through  September  30,  2011.   This  factor  alone  raises  substantial  doubt  about  Virtual  Learning’s  ability  to

continue as a  going concern.   Virtual  Learning has also capitalized an aggregate of $243,000 and $274,000 of stock-

based  curriculum  development  costs  as  of  September  30,  2011  and  December  31,  2010,  respectively.   The  recovery

of  these  assets  and  continuation  of  future  operations  are  dependent  upon  Virtual  Learning’s  ability  to  obtain additional  debt  or  equity  capital  and  its  ability  to  generate  revenues  sufficient  to  continue  pursuing  its  business purposes. Virtual Learning is actively pursuing financing to fund future operations.

To date, Virtual Learning’s cash-based operations have been funded by the issuance of 10,000,000 shares of common  stock  for  $10,000  or  $.001  per  share  to  Thomas  P.  Monahan  (President  and  majority  shareholder)  and  the issuance  of  an  additional  100,000  shares  of  common  stock  for  an  aggregate  price  of  $20,000  or  $.20  per  share  to  an unrelated third party.

In  addition,  as  of  September  30,  2011,  Mr.  Monahan  loaned  Virtual  Learning  cash  of  $26,150,  charged  Virtual

Learning  costs  and  expenses  of  $12,662  on  a  personal  credit  card,  and  contributed  computer  equipment  at  a  stated

value of $3,000, for a total of $41,812.  As of September 30, 2011, $41,800 of these amounts has been repaid.

Virtual  Learning  is  subject  to  a  number  of  risks  similar  to  those  of  other  development  stage  enterprises.  These  risks include,  but  are  not  limited  to,  rapid  technological  change,  dependence  on  key  personnel,  competing  new  product introductions  and  other  activities  of  competitors,  the  successful  development  and  marketing  of  its  products,  and  the need to obtain adequate additional capital necessary to fund future operations.

Since  its  inception  on  January  6,  2009,  Virtual  Learning  has  devoted  its  efforts  principally  to  creating  initial computer  software  products,  research  and  development,  and  the  accumulation  of  content  for  additional  titles,

business  development activities,  and  raising capital.  As a  result,  Virtual  Learning  is considered  a  development  stage enterprise as defined in accounting principles generally accepted in the United States of America. Virtual  Learning’s

accumulated  deficit  during  the  development  stage  (the  period  from  inception  (January  6,  2009)  through  September

30, 2011 and December 31, 2010) equals $873,986 and $809,908, respectively.

Virtual  Learning's  future  capital  requirements  will depend  upon  many  factors,  including progress  with  marketing its

technologies,   competing   technological   and   market   developments,   and   its   ability   to   establish   collaborative

arrangements, effective commercialization, marketing activities, and other arrangements.

There  is  no  assurance  that  Virtual  Learning  can  reverse  its  operating  losses,  or  that  it  can  raise  additional  capital  to allow  it  to  continue  its  planned  future  operations.  These  factors  raise  substantial  doubt  about  Virtual  Learning's ability  to  continue  as  a  going  concern.  These  financial  statements  do  not  include  any  adjustments  relating  to  the recoverability of recorded asset amounts that might be necessary from an unfavorable resolution of this uncertainty.

Management  expects  that  Virtual  Learning  will  experience  negative  cash  flows  from  operations  and  net  losses  for the foreseeable future or until Virtual Learning completes enough software and video educational titles to implement a  successful  marketing  program.  Management  believes  that  a  total  of  sixteen  (16)  titles  representing  courses  in mathematics  and  science  for  grades  K  through  8  will  be  sufficient  to  generate  sufficient  revenue  to  bring  Virtual

Learning to a break-even-point. Management has completed five (5) computer software titles relating to the teaching of  Basic  English  for  foreign  speaking  individuals  (  these  5  language  titles  are  in  addition  to  the  16  minimum  titles needed  to  achieve  breakeven)  and  eleven  (11)  titles  relating  to  geometry  and  algebra  for  grades  first  through  fifth grade.  To  complete  the  16  titles  required  1)  generation  of  a  core  curriculum  analysis;  2)  generation  of  a  storyboard incorporating  and  outlining  the  core  curriculum;  3)  development  of  the  related  content,  i.e.  generating  a  artistic

rendition   of   the   storyboard   in   an   Adobe   Flash   based   environment;   and   4)   iterative   improvements   upon   the

preliminary  product  based  upon  feedback  from  educators,  parents  and  students.  The  estimated  time  to  complete  the

5  additional  minimum  titles  needed  to  achieve  breakeven  is  approximately  2  months  if  the  offering  is  successful  to the  extent  of  the  sale  of  at  least  50%  of  the  shares  offered  hereby,  four  months  if  25%  of  the  shares  offered  hereby

are  sold,  and  up  to  seven  months if  no  proceeds result  from this offering.   The  cost to  produce  these  additional  titles

is approximately $16,000. However, it should be noted that if necessary, the expense to produce these titles will be  a further  capital  contribution  made  by  Mr.  Monahan  if  the  offering  is  not  completed  in  that  Mr.  Monahan  intends  to continue  to  perform  all  programming  needed  to  complete  the  additional  five  titles  as  well  as  planning  to  continue beyond those five additional titles to add additional titles himself if funding is not achieved.

On  June  2,  2011,  Virtual  Learning  filed  a  registration  statement  on  form S-1  pursuant  to  the  Securities  Act  of  1933,

as amended to offer an aggregate of 1,000,000 shares of common stock at $.50 per share for an aggregate offering of

$500,000.   On  August  10,  2011,  Virtual  Learning’s  S-1  registration  became  effective.   As  of  September  30,  2011,

the Company has not sold any shares of its common stock.

Based  upon  current  expectations,  management  believes  that  Virtual  Learning's  existing  capital  resources,  plus  the proceeds  of  a  planned  public  offering  of  approximately  $500,000  will  be  sufficient  to  meet  Virtual  Learning's operating  expenses  and  capital  requirements  to  create  the  minimum  of  16  additional  titles  to  achieving  a  goal  of  32 titles  (which  also  is  in  addition  to  the  five  language  titles  described  above)  at  which  point  Virtual  Learning  expects to  have  been  shipping  commercial  product  and  recognizing  revenue  for  over  twelve  months  and  selling  annual memberships  to  view  courses  on  line.  To  complete  the  next  16  titles  will  require  the  same  steps  as  for  the  eleven

titles  set  forth  above..   It  is  hoped  that  by  utilizing  the  proceeds  of  this  Offering  that  the  time  frame  for  generating the  next  16  titles  can  be  substantially  decreased  and  accomplished  in  the  next  year  following  the  completion  of  the

Offering  contemplated  herein.   It  is  believed  by  management  that  the  proceeds  of  this  Offering,  if  the  maximum  is sold,  will  be  sufficient  to  meet  all  of  the  anticipated  capital  requirements  of  the  Company  during  the  next  twelve months.

With  respect  to  the  time  line  for  accomplishing  the  above  milestones  and  their  associated  cost,  please  note  that  the percentage  of  the  maximum  offering  proceeds  obtained  by  the  Company  will  effect  the  speed  with  which  each

function   is   met.     The   following   table   presents   those   trade-offs   for   the   development   of   the   five   additional

mathematics  and  science  courses  needed  to  complete  the  first  sixteen  titles  as  well  as  the  sixteen  additional  titles mentioned above:

Maximum

50% of Maximum

25% of Maximum

Sold

Sold

Sold

1) Curriculum

3 months

5 months

7 months

Analysis

$8,000

$4,000

$2,000

2)  Storyboards

3 months

5 months

8 months

$8,000

$4,000

$2,000

3)  Flash

4 months

7 months

12 months

Rendition

$120,000

$60,000

$29,000

4)  Feedback

2 months

4 months

3 months

Improvements     $30,000

$15,000

$6,750

Totals

12 months

21 months

30 months

$166,000

$83,000

$39,750

In  the  event  a  public  offering  cannot  be  completed  in  a  timely  manner  or  under  acceptable  conditions,  Virtual

Learning  believes  that  it  can  continue  to  run  its  operations  by  operating  at  minimal  staffing  and  relying  on  the services  of  Thomas  P.  Monahan  to  provide  the  funds  and  skills  required  to  continue  operating  and  complete  the design  and  computer  programming  of  the  required  educational  titles  and  enable  Virtual  Learning  to  complete  its marketing plans.

If  Virtual  Learning  does  not  complete  the  planned  public  offering,  and  if  no  other  sources  of  additional  capital  are available,  management  anticipates  that  it  would  substantially  reduce  Virtual  Learning's  operating  expenses  to  the minimum  required  to  support  the  continued  development  of  its  technology.  Mr.  Monahan  has  agreed  to  provide  the additional  funds  as  needed  to  ensure  the  continuation  of  Virtual  Learning  and  to  provide  the  programming  and technical skills needed to complete the planned software and video titles on CD and DVD formatted disks. There can be no assurance that Mr.  Monahan  will be able to complete the titles in a timely manner to take advantage of the void  in  the  market  place  for  this  form  of  educational  materials  in  these  formats.  There  can  be  no  assurance  that

Virtual Learning's negative cash flows will not necessitate ceasing operations entirely.

We  intend  to  start  soliciting  membership  for  our  website  within  the  next two  months regardless of the  results of this

offering.   Only  the  extent  of  the  solicitation  will  be  affected  by  the  offering  proceeds.  We  would  commence  the solicitation  with  fewer  modules.  To  solicit  memberships  and  ship  product  with  the  sixteen  planned  titles  would occur  in  seven  months  if  no  proceeds  resulted  from  this  offering  (assuming  no  other  funds  were  obtained  by  the

Company); six months if 25% of the shares offered hereby are sold; four  months if 50% of the shares offered hereby are sold and three months if the maximum number of shares offered hereby are sold.

The costs of the marketing plan is set forth below based upon the amounts of proceeds  derived from this offering and the individually planned marketing efforts:

Percentage of Maximum Proceeds

100%

50%

25%

None(2)

Radio advertising

$5,000

$5,000

$1,000

$1,000

Trade shows

30,000

5,000

1,000

100

Newspaper and magazine ads

10,000

5,000

-0-

-0-

Bill board

5,000

3,000

1,000

500

Advertising on Cable TV

4,000

2,000

-0-

-0-

Direct Email advertising

4,000

2,000

500

500

Internet marketing (pay per click budget)

3,600

1,800

600

300

Internet banners

5,000

5,000

-0-

-0-

Purchasing Internet space on another website

4,000

2,000

500

500

Search engine optimization

4,000

2,000

-0-

-0-

Social media presence on Face Book, My Space etc

NC(1)

NC

NC

NC

Sales through commissioned salespeople

NC

NC

NC

NC

Direct marketing to teachers

5,000

3,000

1,000

500

Direct marketing to homeschoolers

5,000

3,000

1,000

500

Distributor marketing (word of mouth)

NC

NC

NC

NC

Permission marketing

NC

NC

NC

NC

Pass-it-On Viral marketing

NC

NC

NC

NC

Affiliate Programs

NC

NC

NC

NC

Total marketing costs

$84,600

$38,800

$6,600

$3,900

Unallocated marketing budget

40,400

26,200

3,650

Total marketing budget

$125,000

$65,000

$10,250

(1)NC means no cash is needed to execute these marketing avenues.

(2)Cash amounts in the None category will be supplied from other sources.

(3)Cash uncommitted from the use of proceeds for marketing will be reallocated based upon  results from the above initial outlays from the offering proceeds to reinforce the most successful marketing approaches based upon the experience derived from those outlays

Recent Developments

During the period from August 10, 2011, to December 2, 2011, we made the following improvements in that we:

1.

improved  our  methods  of  animation  workflow  to  the  point  of  being  able   to  render   our  work   product  as

both  an  interactive  animation  and  video  format  suitable  for  playing  on  You  Tube  or  manufacturing,  production  and distribution as a DVD formatted disc;

2.

completed and filed for copyright on our title “First Grade Math Workbook”;

3.

completed our “Second Grade Math Workbook”; and

4.

changed  the  utilization  of  our  www.mathisbasic.com  and  www.learningisbasic.com  websites  making  the

www.mathisbasic.com  website  as  a  free  access  marketing  tool  for  our  materials  and  offering  our  subscription services.  The  www.learningisbasic.com  website  has  been  changed  to  be  used  as  our  subscription  based  service  and to  house  the  student  database.  The  major  difference  between the  two  websites  now is that  www.learningisbasic.com will  offer  our  full  complement  of  teaching  programs  in  various  formats  while  www.mathisbasic.com  will  only  offer a limited number of teaching programs, workbooks and videos as samplers to the viewing public.

Property and Equipment

Property  and  equipment  is  presented  at  stated  value  upon  contribution  or  at  the  cost  of  acquisition.  Depreciation  is provided  using  the  straight-line  method  over  an  estimated  useful  life  of  five  years.  Repairs  and  maintenance  is expensed as incurred, and renewals and betterments are capitalized.

Use of Estimates

The  preparation  of  financial  statements  in  conformity  with  accounting  principles  generally  accepted  in  the  United

States  of  America  requires  management  to  make  estimates  and  assumptions  that  affect  the  amounts  reported  and disclosed  in  the  financial  statements  and  the  accompanying  notes.  Actual  results  could  differ  materially  from  these estimates.

On  an  ongoing  basis,  Virtual  Learning’s  management  evaluates  its  estimates,  including  those  related  to  revenue recognition,  the  need  for  an  allowance  for  uncollectible  accounts  receivable,  fair  value  of  investments,  fair  value  of acquired  intangible  assets  and  goodwill,  useful  lives  of  intangible  assets  and  property and  equipment,  deemed  value of  common  stock  for  the  purpose  of  determining  stock-based  compensation,  and  income  taxes,  among  others.

Management  bases  its  estimates  on  historical  experience  and  on  various  other  assumptions  that  are  believed  to  be reasonable,  the  results  of  which  form  the  basis  for  making  judgments  about  the  carrying  values  of  assets  and liabilities.

Virtual  Learning’s management (board of directors) determines the  value  assigned to  shares of common stock in the absence of a public market for these shares.

Fair Value of Financial Instruments

The  carrying  amounts  of  Virtual  Learning’s  financial  instruments,  including  cash  and  cash  equivalents,  short-term investments,  accounts  receivable,  accounts  payable,  and  accrued  liabilities,  approximate  fair  value  because  of  their short maturities.

Capitalized Curriculum Development Costs

Virtual  Learning  internally  develops  curriculum,  which  is  primarily  provided  as  web  content  and  accessed  via  the

Internet. Virtual Learning also creates textbooks and other offline materials.

Virtual  Learning  capitalizes  curriculum  development  costs  incurred  during  the  application  development  stage  in accordance  with  accounting  principles  generally accepted  in  the  United  States  of  America.  These  principles  provide guidance  for  the  treatment  of  costs  associated  with  computer  software  development  and  defines  those  costs  to  be capitalized  and  those  to  be  expensed.  Costs  that  qualify  for  capitalization  are  external  direct  costs,  payroll  and payroll-related  expenses.  Costs  related  to  general  and  administrative  functions  are  not  capitalized  and  are  expensed as incurred. Virtual Learning capitalizes curriculum development costs when the projects under development reach technological  feasibility.  Many  of  our  new  courses  are  leveraged  off  of  proven  delivery  platforms  and  are  primarily content,  which  has  no  technological  hurdles.  As  a  result,  a  significant  portion  of  our  courseware  development  costs qualify for capitalization due to the concentration of our development efforts on the content of the courseware.

Technological  feasibility  is  established  when  we  have  completed  all  planning,  designing,  coding,  and  testing activities  necessary  to  establish  that  a  course  can  be  produced  to  meet  its  design  specifications.  Capitalization  ends when  a  course  is  available  for  general  release  to  our  customers,  at  which  time  amortization  of  the  capitalized  costs begins.  The  period  of  time  over  which  these  development  costs  will  be  amortized  is  generally  five  years.  This  is

consistent   with   the   capitalization   period   used   by   others   in   our   industry   and   corresponds   with   our   product

development lifecycle.

Total  capitalized  curriculum  development  costs  are  $243,000  as  of  September  30,  2011.   These  incurred  capitalized

costs  were  $9,000,  $122,000  and  $152,000,  for  the  nine  months   ended  September  30,  2011,  for  the  year  ended

December  31,  2010,  and  from  inception  (January  6,  2009)  through  December  31,  2009,  respectively.    The  asset

balance  at  September  30,  2011,  also  includes a  reduction of  $40,000 reflecting a  write-off  of  work by a  programmer

whose  work  product  was  considered  unsatisfactory.    These  amounts  are  recorded  in  the  accompanying  balance

sheets,  net  of  amortization  and  impairment  charges.   Amortization  and  impairment  charges  are  recorded  in  product

development  expenses  on  the  accompanying  statements  of  operations.   Amortization  expense  for  the  nine  months

ended September 30, 2011 was none.

Cash and Cash Equivalents and Short-Term Investments

Virtual  Learning  invests  its  excess  cash,  if  any,  in  money  market  funds  and  in  highly  liquid  debt  instruments  of  the

U.S.  government,  its  agencies,  and  municipalities.  All  highly  liquid  investments  with  stated  maturities  of  three months  or  less  from  date  of  purchase  are  classified  as  cash  equivalents;  all  highly  liquid  investments  with  stated

maturities of greater than three months are classified as short-term investments.

Offering Costs

Deferred  offering  costs  incurred  by  Virtual  Learning  in  connection  with  the  proposed  registration  statement  will  be expensed as incurred

Revenue Recognition

Revenue  is  recognized  when  all  of  the  following  conditions  are  satisfied:  there  is  persuasive  evidence   of  an

arrangement,  the  customer  has  access  to  full  use  of  the  product,  the  collection  of  the  fees  is  reasonably assured,  and the amount of the fees to be paid by the customer is fixed or determinable.

Revenue   from   customer   subscriptions   is   recognized   ratably   over   the   subscription   term   beginning   on   the

commencement date of each subscription. The average subscription term is twelve (12) months for our products, and all  subscriptions  are  on  a  non-cancelable  basis.  When  additional  months  are  offered  as  a  promotional  incentive,

those  months  are  part  of  the  subscription  term.  As  part  of  their  subscriptions,  customers  generally  benefit  from  new features and functionality with each release at no additional cost.

Although  our  membership  contracts  are  generally  non-cancelable,  customers  have  the  right  to  cancel  their  contracts by  providing  prior  written  notice  to  us  of  their  intent  to  cancel  the  remainder  of  the  contract  term.  In  the  event  a customer cancels its contract, they are not entitled to a refund for prior services we have provided to them.

On  a  quarterly  basis,  the  amount  of  revenue  that  is  reserved  for  future  cancellations  is  calculated  based  on  our historical  trends  and  data  specific  to  each  reporting  period.  We  review  the  actual  cancellations  evidenced  in  prior quarters  as  a  percent  of  revenue  to  determine  a  historical  cancellation  rate.  We  then  apply  the  historical  rate  to  the current period revenue as a basis for estimating future cancellations. When necessary,  we will also provide a specific cancellation reserve.

Customer support is provided to customers following the sale at no additional charge and at a minimal cost per call.

Virtual  Learning does not incur significant up-front costs related to providing its products and services and therefore does not defer any expenses.

Revenue  from  the  sale  of  CD’s  or  DVD’s  and  other  materials  is  recognized  when  shipped  or  available  to  the customer in a downloadable format.

Cost of Revenue

Cost  of  revenue  includes  the  cost  to  host  and  make  available  Virtual  Learning’s  products  and  services  to  its

customers.  A   significant portion of the  cost of revenue  includes salaries and  related  costs  of engineering employees and  contractors  who  maintain  Virtual  Learning’s  servers  and  technical  equipment  and  work  on  Virtual  Learning’s web-based  hosted  platform.  Other  costs  include  facility  costs  for  Virtual  Learning’s  web  platform  servers  and routers,  network  monitoring  costs,  depreciation  of  network  assets  and  amortization  of  the  technical  development intangible assets.

Operating Expenses

Operating  expenses  consists  of  sales  and  marketing,  content  development  and  general  and  administrative  expense.

Sales  and  marketing  expense  consists  primarily  of  salaries,  commissions  and  related  costs  for  Virtual  Learning’s inside  and  field  sales  teams,  marketing,  customer  service,  training,  and  account  management.  Sales  and  marketing also includes direct marketing costs, travel, and amortization of customer relationship intangible assets.

Content development expense  consists primarily of  salaries  and  related  costs  for  employees  who  write  the  questions for  Virtual  Learning’s  products  and  amortization  of  content  intangible  costs.  General  and  administrative  expense consists  primarily  of  salaries  and  related  costs  for  executives,  finance  and  accounting,  human  resources,  customer relations  and  order  management.  General  and  administrative  expense  also  includes  professional  services,  rent,

insurance, travel, depreciation, and other corporate expenses.

Net Income (Loss) Per Share

Per  share  data  has  been  computed  and  presented  pursuant  to  the  provisions  of  accounting  principles  generally accepted  in  the  United  States  of  America.  Net  income  (loss)  per  common  share  -  basic  is  calculated  by  dividing  net income (loss) by the weighted average number of common shares outstanding during the period.

Income Taxes

Virtual  Learning  accounts  for  income  taxes  using  the  asset  and  liability  method.  Deferred  tax  assets  and  liabilities are recognized for the future tax consequences attributable to differences between the carrying amounts of assets and liabilities  for  financial  reporting  purposes  and  the  amounts  used  for  income  tax  reporting  purposes.  Deferred  tax assets  and  liabilities  are  measured  using  enacted  tax  rates  expected  to  apply to  taxable  income  in  the  years  in  which those  temporary  differences  are  expected  to  be  recovered  or  settled.  The  effect  of  deferred  tax  assets  and  liabilities of  a  change  in  tax  rates  is  recognized  in  the  provision  for  income  tax  in  the  statements  of  operations.  Virtual

Learning  evaluates  the  probability  of  realizing  the  future  benefits  of  its  deferred  tax  assets  and  provides  a  valuation allowance when realization of the assets is not reasonably assured.

Virtual  Learning recognizes in its  financial statements the  impact of tax positions that  meet  a  “more  likely than not”

threshold,  based  on  the  technical  merits  of  the  position.  The  tax  benefits  recognized  from  such  a  position  are measured  based  on  the  largest  benefit that  has  a  greater  than  fifty percent  likelihood  of being  realized  upon  ultimate settlement.

Seasonality of Business

In  the  United  States,  seasonal  trends  associated  summer  vacations,  start  of  academic  years,  normal  gift  giving holidays,  popular  shopping holidays and  occasions,  promotion to  the  next grade  level  expected  to  be  higher  because of  relationship  of  purchasing  gifts  and  needed  items  for  friends  and  family  members  being  specifically  associated with  these  occasions.  In  addition,  sales  of  subscriptions  to  organizations  willing  to  sponsor  group  subscribers,  start of  school  budget  years,  and  state  testing  calendars  also  affect  the  timing  of  our  sales  of  subscriptions  to  new  and existing  subscribers.  At  present,  we  anticipate  that  subscriptions  to  our  products  will  generate  the  vast  majority  of our revenue. We rely significantly on our ability to secure renewals for subscriptions to our products as well as sales to new subscribers.

RESULTS OF OPERATIONS – VIRTUAL LEARNING COMPANY

Results of Operations - Comparison for the periods ended December 31, 2009 and 2010

We  are  a  development  stage  enterprise  formed  to  market  a  unique  line  of  educational  software,  including  audio-

visual  textbooks  and  online  content  through  our  website  with  the  registered  domain  name  of  mathisbasic.com  and

learningisbasic.com. The lack of completed titles and working capital hampered operations in both 2009 and 2010.

Management  has  taken  substantial  time  in  the  development  and  programming  of  our  virtual  textbooks  and  related materials  and  thought  was  spent  in  updating  our  website.  The  measure  of  our  success  in  the  future  will  depend  on our  ability  to  navigate  through  a  treacherous  macroeconomic  environment  and  challenging  market  conditions,

execute  our  strategic  vision,  including  attracting  and  retaining  the  management  talent  necessary  for  such  execution,

designing  and  delivering  products  that  are  acceptable  to  the  marketplaces  that  we  serve,  sourcing  the  manufacture and distribution of our products on a competitive and optimal basis and focusing our retail capabilities.

The  summary  of  selected  financial  data  table  below  should  be  referenced  in  connection  with  a  review  of  the following  discussion  of  our  results  of  operations  for  both  the  year  ending  December  31,  2010,  from  inception

(January 9, 2009) through December 31, 2009, and from inception (January 9, 2009) through December 31, 2010.

STATEMENTS OF OPERATIONS

(A Development Stage Enterprise)

For the

From

From

Year ended

January 6, 2009

January 6, 2009

December 31,

(inception)

(inception)

2010

To December 31,     To December 31,

2009

2010

Revenue

$ -

$ -

$ -

Operating Expenses

Selling, general and administrative

8,540

372

8,912

Common stock issued for consulting fees

600,000

600,000

Common stock issued for legal fees

120,000

80,000

200,000

Depreciation and amortization

_____696

_____300

____996

Total operating expenses

__129,236

__680,672

809,908

Loss from operations

(129,236)

(680,672)

(809,908)

Other income/deductions

______-

______-

______-

Net loss

$ (129,236)

$ (680,672)

$ (809,908)

Revenues

From inception (January 9, 2009) through December 31, 2009, revenues were none as compared to none for the  year ended  December  31,  2010.  This  lack  of  revenue  was  mainly  the  result  of  the  lack  of  capital  to  implement  its business plan and hire additional personnel to help complete virtual textbook courses.

Cost of Sales

From inception  (January 9,  2009)  through  December  31,  2009,  cost  of  sales  were  none  as  compared  to  none  for  the year ended December 31, 2010. This lack of cost of sales  can be attributed to lack of initiating our marketing plan.

Operating Expenses

From   inception   (January   9,   2009)   through   December   31,   2009,   we   incurred   $372   in   selling,   general,   and

administrative expenses as compared to $8,540 for the  year ended December  31, 2010. Expenses for the  year ending

December 31, 2010 aggregating $8,540 include: Nevada state franchise taxes of $700; computer expenses of $6,871;

office  expenses  of  $437;  and,  travel  expenses  of  $532.  This  increase  of  $8,168,  results  in  the  increase  in  expenses relating  to  the  development  of  our  website,  courses,  and  the  purchase  of  services  from  web  hosting  companies.  In addition, the Company issued an aggregate of 3,000,000 shares of common stock to Dr. John Swint for an aggregate consideration  of  $600,000  or  $0.20  per  share,  in  consideration  for  educational,  marketing,  and  financial  consulting

services for the  year ended December 31, 2009.   We also issued an aggregate  of 600,000 shares of common stock to

Mr. Roger Fidler in consideration for legal services valued at $120,000 or $0.20 per share.

Liquidity and Capital Resources

As  of  December  31,  2009  and  2010,  our  cash  balance  was  $22,028  and  $18,573,  respectively,  total  assets  were

$176,728  and  $295,732,  respectively,  and  total  current  liabilities  amounted  to  $15,400  and  $1,640,  respectively,

including  an  advance  from  Mr.  Monahan  of  $18,500  and  $9,040  respectively  and  repayments  of  officer  loans payable  of  $3,100  and  $22,800  respectively.  As  of  December  31,  2009  and  2010,  the  total  stockholders’  equity  was

$161,328  and  $294,092,  respectively.  Until  the  company  achieves  a  net  positive  cash  flow  from  operations,  we  are dependent on Mr. Monahan to advance the Company sufficient funds to continue operations as well as the continued

contribution  of  services  by  officers  of  the  Company.  We  may  seek  additional  capital  to  fund  potential  costs associated with expansion and/or acquisitions.

Results of Operations - Comparison for the three and nine months ended September 30, 2009, 2010 and 2011

The  summary  of  selected  financial  data  table  below  should  be  referenced  in  connection  with  a  review  of  the following discussion of our results of operations for both the three and nine  months ending  September 30, 2011 and

2010,  from  inception  (January  6,  2009)  through  September  30,  2009,  and  from  inception  (January  6,  2009)  through

March 31, 2011.

STATEMENTS OF OPERATIONS

Unaudited

From

For the three

For the three

For the nine

For the nine

inception

months ended     months ended     months ended     months ended

(January 6,

September

September

September

September

2009) to

30, 2011

30, 2010

30, 2011

30, 2010

September

31, 2011

Revenue

$-0-

$-0-

$-0-

$-0-

$-0-

Operating Expenses:

Selling, general and

15,398

2,391

23,449

7,544

32,361

administrative

Common stock issued for

-

-

120,000

600,000

consulting fees

Common stock issued for legal

40,000

40,000

240,000

fees

Depreciation and amortization

330

265

630

565

1,625

Total operating expenses

55,728

2,656

64,079

128,109

873,986

Loss from operations

(55,728)

(2,656)

(64,079)

(128,109)

(873,986)

Other income/deductions

Net loss

$(55,728)

$(2,656)

$(64,079)

$(128,109)

$(873,986)

Basic and diluted loss per

$(0.00)

$(0.00)

$(0.00)

$(.01)

common share

Weighted average shares

15,350,000

15,350,000

15,350,000

14,550,000

outstanding

Revenues

From  inception  (January  9,  2009)  through  September  30,  2011,  revenues  were  none  as  compared  to  none  for  the

nine  months ended September  30, 2011 and 2010.   . This lack of revenue  was mainly the result of the lack of capital to implement its business plan and hire additional personnel to help complete virtual textbook courses.

Cost of Sales

From inception (January 9, 2009) through September 30, 2011,   costs of goods sold   were none as compared to none

for  the  nine  months  ended  September  30,  2011  and  2010.   This  lack  of  cost  of  sales  can  be  attributed  to  lack  of initiating our marketing plan.

Operating Expenses

For  the  nine  months  ended  September  30,  2011,  we  incurred  $23,449  in  selling,  general,  and  administrative

expenses  as  compared  to  $7,544  for  the  nine  months  ended  September  30,  2010.   Expenses  for  the  nine  months

ending  September  30,  2011  aggregating  $23,449  include:  accounting  fees  of  $17,300;  computer  and   internet

expenses of $4,975, copyright expense of $385;   office expenses of $96; publications of $143 and Nevada Franchise

Tax  of  $550.     For  the   nine   months  ended  September  30,  2010,  we   incurred  $7,544  in  selling,   general   and

administrative expenses which include computer and internet expenses of $5,971; $700 in Nevada franchise Taxes;

travel  expenses  of  $531  and  $342  in  bank  charges.   This  increase  of  $15,905,  results  in  the  increase  in  expenses relating  to  the  development  of  our  website,  courses,  and  the  purchase  of  services  from  web  hosting  companies  and accounting fees.

In  July,  2011,  Mr.  Roger  Fidler  received  an  additional  200,000  shares  of  common  stock  in  consideration  for  legal fees aggregating $40,000 or $.20 per share.

For  the  three  months  ended  September  30,  2011,  we  incurred  $15,398      in  selling,  general,  and  administrative

expenses,  respectivel   as  compared  to  $2,391    for  the  three   months  ended  September  30,   2010.   Expenses  for  the

three  months  ending  September  30,  2011  aggregating  $15,39   include:  accounting  fees  of  $13,700;  computer  and

internet  expenses  of  $1,410,  copyright  expense  of  $105;    office  expenses  of  $40;and     publications  of  $143.

Expenses for the three  months ended September 30, 2010  aggregated $2,391 include computer and internet expenses

of  $2,277  and  office  expenses  of  $114.   This  increase  of  $13,007,  results  in  the  increase  in  expenses  relating  to  the development of our website, courses, and the purchase of services from web hosting companies and accounting fees.

Liquidity and Capital Resources

As  of  December  31,  2010  and  September  30,  2011,  our  cash  balance  was  $18,573  and  $7,196,  respectively,  total

assets  were    $295,732  and  252,726,  respectively,  and  total  current  liabilities  amounted  to    $1,640  and  $13,712,

respectively,  including  an  advance  from  Mr.  Monahan  of   $9,040and  4,272  respectively  and  repayments  of  officer

loans  payable  of   $22,800  and  $5,900  respectively.   As  of  December  31,  2010  and  September  30,  2011,  the  total

stockholders’ equity was $294,092 and $239,014, respectively.   Until the company achieves a net positive cash flow

from operations,  we are dependent on Mr. Monahan to advance the Company sufficient funds to continue operations as well as the continued contribution of services by officers of the Company. We may seek additional capital to fund potential costs associated with expansion and/or acquisitions.

In  their  report  dated  April  15,  2011,  our  independent  auditors  stated  that  our  financial  statements  for  the  year  ended

December  31,  2009  and  2010  were  prepared  assuming  that  we  would  continue  as  a  going  concern.  Our  ability  to continue  as  a  going  concern  is  an  issue  raised  as  a  result  of  recurring  losses  from  operations  and  cash  flow deficiencies  since  our  inception.  We  continue  to  experience  net  losses.  Our  ability  to  continue  as  a  going  concern  is subject  to  our  ability  to  generate  a  profit  and/or  obtain  necessary  funding  from  outside  sources,  including  obtaining additional  funding  from  the  sale  of  our  securities,  increasing  sales  or  obtaining  loans  and  grants  from  various financial institutions where possible. In light of our financial position, and the current global credit crisis, we may be unable  to  raise  working  capital  sufficient  to  continue  to  fund  the  operations  of  the  business.  If  we  are  unable  to continue  as  a  going  concern,  you  may  lose  your  entire  investment.  Our  management  has  currently  been  advancing funds  to  the  Company  to  help  sustain  its  operations  on  a  non-interest  bearing  and  unsecured  basis.  Given  the difficult  current economic  environment,  we  believe  that  it  will be  difficult  to  raise  additional  funds  and  there  can  be no  assurance  as  to  the  availability  of  additional  financing  or  the  terms  upon  which  additional  financing  may  be available.  In  addition,  the  going  concern  explanatory  paragraph  included  in  our  auditor’s  report  on  our  financial statements  could  inhibit  our  ability  to  enter  into  strategic  alliances  or  other  collaborations  or  our  ability  to  raise additional  financing.  If  we  are  unable  to  obtain  such  additional  capital,  we  will  not  be  able  to  sustain  our  operations and  would  be  required  to  cease  our  operations  and/or  seek  bankruptcy  protection.  Even  if  we  do  raise  sufficient capital  and  generate  revenues  to  support  our  operating  expenses,  there  can  be  no  assurance  that  the  revenue  will  be sufficient  to  enable  us  to  develop  our  business  to  a  level  where  it  will  generate  profits  and  cash  flows  from operations.  In  addition,  if  we  raise  additional  funds  through  the  issuance  of  equity  securities,  the  percentage ownership of our stockholders could be significantly diluted.

We  believe  that  future  funding  may  be  obtained  from  public  or  private  offerings  of  equity  securities,  debt  or convertible  debt  securities  or  other  sources.  Stockholders  should  assume  that  any  additional  funding  will  likely  be dilutive.  Accordingly,  our  officers,  directors,  and  other  affiliates  are  not  legally  bound  to  provide  funding  to  us.

Because  of  our  limited  operations,  if  our  officers  and  directors  do  not  pay  for  our  expenses,  we  will  be  forced  to obtain  funding.  We  currently  do  not  have  any  arrangements  to  obtain  additional  financing  from  other  sources.  In view of our limited operating history, our ability to obtain additional funds is limited. Additional financing may only be available, if at all, upon terms which may not be commercially advantageous to us.

Inflation

The  impact  of  inflation  on  the  costs  of  our  company,  and  the  ability to  pass  on  cost  increases  to  its  subscribers  over time  is  dependent  upon  market  conditions.  We  are  not  aware  of  any  inflationary  pressures  that  have  had  any significant impact on our operations over the past quarter, and we do not anticipate that inflationary factors will have a significant impact on future operations.

OFF-BALANCE SHEET ARRANGEMENTS

We do not maintain off-balance sheet arrangements nor do we participate in non-exchange traded contracts requiring fair value accounting treatment.

We  estimate  that  in  the  next  twelve  months  we  will  need  a  minimum  of  approximately  $230,000  in  new  funds;

specifically  $47,000  in  salaried,  $18,000  in  general  and  administrative  costs,  $45,000  for  the  purchase  of  additional computers  and  $65,000  in  marketing  and  promotion,  $5,000  for  inventory  and  product  samples,  and  $50,000  in working capital.

We  believe  that  future  funding  may  be  obtained  from  public  or  private  offerings  of  equity  securities,  debt  or convertible  debt  securities  or  other  sources.  Stockholders  should  assume  that  any  additional  funding  will  likely  be dilutive.  Accordingly,  our  officers,  directors  and  other  affiliates  are  not  legally  bound  to  provide  funding  to  us.

Because  of  our  limited  operations,  if  our  officers  and  directors  do  not  pay  for  our  expenses,  we  will  be  forced  to obtain  funding.  We  currently  do  not  have  any  arrangements  to  obtain  additional  financing  from  other  sources.  In view of our limited operating history, our ability to obtain additional funds is limited. Additional financing may only be available, if at all, upon terms which may not be commercially advantageous to us.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding our sole executive officer and directors:

Name

Age

Position

Thomas Monahan

64

Chief Executive Officer, Chief Financial Officer, President,

Secretary and Director

Set  forth  below  is  a  biographical  description  of  our  executive  officers  and  directors  based  on  information  supplied by each of them.

Thomas  Monahan  has  been  President  of  the  Company  from  its  inception  to  present.  Mr.  Monahan  is  a  retired

Certified  Public  Accountant  who  was  in  public  practice  as  a  sole  practitioner  from  1986  through  December  2005.

During this time, an injury to both of his legs and an extensive hospital and rehabilitation period no longer permitted him  to  meet  the  travel  requirements  of  his  engagements.  On  December  19,  2005,  the  New  Jersey  State  Board  of

Accountancy entered  a  Consent Order  whereby Mr.  Monahan voluntarily agreed  not to  renew his license  to  practice accountancy  in  the  State  of  New  Jersey  and  to  surrender  his  license,  which  expired  December  31,  2005.  The  action arose  because  Mr.  Monahan  did  not  respond  to  an  ethics  inquiry  by  the  American  Institute  of  Certified  Public

Accountants.  The  failure  to  respond  was  due  initially  to  Mr.  Monahan’s  prolonged  hospital  stay,  caused  by  an accident  and  his  failure  to  receive  the  notice  mailed  to  his  vacated  residence  during  the  hospital  stay.  Subsequently,

Mr. Monahan had no interest in pursuing public accountancy due to his physical disability and thus did not bother to respond  to  the  inquiry.  No  further  action  was  taken by either  the  American  Institute  of  Certified  Public  Accountants

or  the  New  Jersey  State  Board  of  Accountancy  with  respect  to  the  underlying  ethics  inquiry  that  had  been  pending for  many  years  concerning  Mr.  Monahan’s  involvement  in  the  audit of  Searex,  Inc.,  a  private  company because  Mr.

Monahan decided not to renew his license to practice accounting in 2006.

Before  working  as  a  Certified  Public  Accountant,  Mr.  Monahan  served  as  Comptroller  for  Superior  Steakhouse

Systems,  Inc.  Mineola,  New  York.  From  1983  to  1984,  Mr.  Monahan  was  Assistant  Comptroller  for  CoverTemp,

Inc.  in  White  Plains,  New  York.  Mr.  Monahan  received  his  B.A.  degree  from  Rutgers  University  in  1970,  his  M.A.

in Distributive  and  General  Business Education  from Montclair  State  College  in  Montclair,  New Jersey in 1975  and

was  certified  as  a  teacher  for  the  State  of  New  Jersey  K-12  and  Distributive  and  Marketing  education.  Mr.

Monahan’s  teaching  license  has  lapsed.  He  served  as  a  student  teacher  at  Orange  High  School  in  Orange,  New

Jersey  for  16  weeks  specializing  in  Urban  Education  and  taught  at  John  F.  Kennedy  High  School  in  Paterson,  New

Jersey.

CODE OF ETHICS

We  have  not  adopted  a  Code  of  Ethics  and  Business  Conduct  for  Officers,  Directors,  and  Employees  that  applies  to all of the officers, directors, and employees of our company.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The  following  table  sets  forth  the  cash  compensation  (including  cash  bonuses)  paid  or  accrued  and  equity  awards granted  by  us  from  inception  (January  9,  2009)  through  December  31,  2009  and  for  the  year  ended  December  31,

2010  to  our  Chief  Executive  Officer  and  our  most  highly  compensated  officers  other  than  the  Chief  Executive

Officer  at  December   31,  2010,  whose  total  compensation  exceeded  $100,000.  No  compensation  greater  than

$100,000 was awarded during the period ended December 31, 2009.

Change in

Pension Value

and Non-

Non-Equity

Qualified

Name &

Option     Incentive Plan     Deferred

All Other

Principal

Salary   Bonus   Stock

Awards   Compensation    Compensation    Compensation    Total

Position

Year   ($)

($)

Awards($)    ($)

($)

Earnings ($)

($)

($)

Thomas

Monahan(1)    2009   --

--

--

--

--

--

--

--

2010   --

--

--

--

--

--

--

--

(1) President and director.

OUTSTANDING EQUITY AWARDS

No named executive officer has received an equity award.

DIRECTOR COMPENSATION

We do not pay directors compensation for their service as directors.

Employment and Other Agreements

We have not entered into any employment agreement as of the date hereof.

DIRECTOR INDEPENDENCE

Our  board  of  directors  has  determined  that  Thomas  P.  Monahan  is  not  an  “independent”  director,  based  on  the independence  criteria  set  forth  in  the  corporate  governance  listing  standards  of  the  NASDAQ  Stock  Market,  the

exchange   that   we   selected   in   order   to   determine   whether   our   directors   and   committee   members   meet   the

independence criteria of a national securities exchange, as required by Item 407(a) (1) of Regulation S-K. An independent  director  means  a  person  who  is  not  an  employee  (or  a  relative  of  an  employee),  who  has  no  material business  relationship  with  the  company,  and  is  not  a  significant  owner  of  the  company’s  shares.  Due  to  its  small size,  the  Company  does  not  presently  have  a  separately  designated  audit  committee,  compensation  committee,  or nominating committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 6, 2009, Virtual Learning issued an aggregate of 10,000,000 shares of common stock valued at $.001 per share to Thomas P. Monahan, President, in consideration for cash of $10,000.

As  of  December  31,  2009  and  2010  and  March  31,  2011,  Thomas  P.  Monahan  had  advanced  Virtual  Learning  net interest free loans aggregating $15,400, $1,640 and $2,542 respectively.

Virtual  Learning  occupies  office  space  rent  free  on  a  month  to  month  basis  at  60  Knolls  Crescent,  Apartment  9M,

Bronx,

New York 10463.

Virtual   Learning   has   accumulated   capitalized   software   development   costs   at   December   31,   2009   and   2010

aggregating  $12,000  and  $12,000  and  contributed  these  amounts  to  Virtual  Learning  as  additional  paid-in  capital.

These costs represent the fair market value of time contributed to Virtual Learning by Thomas Monahan, President.

In  July,  2011,  Virtual  Learning  reached  a  agreement  with  a  programmer  that  was  engaged  to  perform  certain functions  relating  to  software  and  video  production  and  whose  work  was  found  unacceptable  to  return  200,000 shares  of  common  stock  for  cancellation  that  was  issued  as  part  payment  for  his  services.  The  cancellation  of  these shares was recorded at the price issued of $40,000 or $.20 per share.

In  July,  2011,  Mr.  Roger  Fidler  received  an  additional  200,000  shares  of  common  stock  in  consideration  for  legal fees aggregating $40,000 or $.20 per share.

SECURITY OWNERSHIP  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table  sets forth certain information, as of December 31, 2010 with respect to the beneficial  ownership of  the  Company's  outstanding  common  stock  by  (i)  any  holder  of  more  than  five  (5%)  percent;  (ii)  each  of  the named  executive  officers,  directors,  and  director  nominees;  and  (iii)  our  directors,  director  nominees,  and  named executive  officers  as  a  group,  as  such  will  exist  after  the  issuance  of  shares.  Except  as  otherwise  indicated,  each  of the  stockholders  listed  below  has  sole  voting  and  investment  power  over  the  shares  beneficially  owned.  The  below table is based on 15,350,000 shares of common stock outstanding as of May 31, 2011.

Common

Stock

Percentage of

Beneficially

Common

Owned (1)

Stock (1)

Thomas Monahan

60 Knolls Crescent Apt 9M

Bronx, New York 10463

10,000,000

65.15%

The  following table  sets  forth  certain information,  as of December  31,  2010  with  respect to  the  pro  forma  beneficial ownership  of  the  Company's  outstanding  common  stock  by  (i)  any  holder  of  more  than  five  (5%)  percent;  (ii)  each of  the  named  executive  officers,  directors,  and  director  nominees;  and  (iii)  our  directors,  director  nominees,  and named executive officers as a  group, as such will exist  after the issuance of shares, assuming the  maximum numbers of shares offered hereby are sold. Except as otherwise indicated, each of the stockholders listed below has sole voting  and  investment  power  over  the  shares  beneficially  owned.  The  below  table  is  based  on  15,350,000  shares  of common stock outstanding as of December 31, 2010 and at May 31, 2011.

Common Stock

Percentage of Common

Beneficially Owned (1)

Stock (1)

Thomas Monahan (2)

10,000,000

65.15%

60 Knolls Crescent Apt 9M

Bronx, New York 10463

Dr. John Swint (3)

3,000,000

19.54%

1302 Normandy Road

Macon, Georgia 31210

Roger L. Fidler (3)

1,000,000

6.51%

400 Grove Street

Glen Rock, New Jersey 07452

All officers and directors as group of 1 person

10,000,000

65.15%

(1)  Beneficial  ownership  is  determined  in  accordance  with  the  Rule  13d-3(d)  (1)  of  the  Exchange  Act,  as  amended and generally includes voting or investment power  with respect to securities. Pursuant to the rules and regulations of the  Securities and  Exchange  Commission,  shares of common stock that  an individual or  group  has a  right to  acquire within  60  days  pursuant  to  the  exercise  of  options  or  warrants  are  deemed  to  be  outstanding  for  the  purposes  of computing  the  percentage  ownership  of  such  individual  or  group,  but  are  not  deemed  to  be  outstanding  for  the purposes of computing the percentage ownership of any other person shown in the table.

(2) Officer and/or director of the Company.

(3) Any holder of more than five (5%) percent.

Blue Sky

Thirty-eight  states  and  the  District  of  Columbia  have  what  is  commonly  referred  to  as  a  “manual  exemption”  for secondary  trading  of  securities.  In  these  states,  so  long  as  we  obtain  and  maintain  a  listing  in  Standard  and  Poor’s

Corporate Manual, secondary trading can occur  without any filing, review or approval by state regulatory authorities in these states. These states are:  Alaska,  Arizona,  Arkansas,  Colorado, Connecticut, Delaware, District of Columbia,

Florida,  Hawaii,  Idaho,  Indiana,  Iowa,  Kansas,  Maine,  Maryland,  Massachusetts,  Michigan,  Minnesota,  Mississippi,

Montana,  Nebraska,  Nevada,  New  Hampshire,  New  Jersey,  New  Mexico,  North  Carolina,  North  Dakota,  Ohio,

Oklahoma,   Oregon,   Rhode   Island,   South   Carolina,   South   Dakota,   Texas,   Utah,   Vermont,   Washington,   West

Virginia,  and  Wyoming.  We  cannot  secure  this  listing,  and  thus  this  qualification,  until  after  this  registration statement  is  declared  effective.  Once  we  secure  this  listing,  secondary  trading  can  occur  in  these  states  without further action.

All  our  shareholders  currently  reside  in  these  states,  outside  the  U.S.  or  in  Pennsylvania,  New  York,  and  Louisiana.

We  will  make  the  appropriate  filings  in  Pennsylvania,  New  York,  and  Louisiana  to  permit  sales  of  the  securities registered in this offering.

We currently do not intend to and  may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

This  Offering  relates  to  the  sale  of  up  to  1,000,000  Shares  at  the  estimated  Offering  price  of  $.50  per  share  in  a

“best-efforts”  direct  public  offering,  without  any  involvement  of  underwriters.  The  Shares  will  be  offered  and  sold by  our  officers,  directors,  and/or  employees.  None  of  these  persons  will  receive  a  sales  commission  or  any  other form of compensation for this Offering. In connection with their efforts, our officers, directors and employees will rely  on  the  safe  harbor  provisions  of  Rule  3a4-1  of  the  Securities  Exchange  Act  of  1934.  Generally  speaking,  Rule

3a4-1  provides  an  exemption  from  the  broker/dealer  registration  requirements  of  the  Securities  Exchange  Act  of

1934  for  persons  associated  with  an  issuer  provided  that  they  meet  certain  requirements.  No  one  has  made  any commitment to purchase any or all of  the Shares being offered. Rather, our directors, officers, and/or employees will use their best efforts to find purchasers for the Shares. We are not required to sell any minimum number of Shares in this  Offering.  Funds  received  from  investors  will  not  be  placed  in  an  escrow,  trust,  or  similar  account.  Instead,  all cleared  funds  will be  immediately available  to  us following their  deposit into  our  bank account,  and  there  will  be  no refunds once a subscription for Shares are accepted. We cannot predict how many Shares, if any, will be sold.

We will bear any expenses of this offering, which we estimate to be $20,000.

We  also  may  retain  an  underwriter  to  assist  us  or  to  supplant  our  selling  efforts  in  the  Offering.  At  this  time  we  do not  have  any  binding  commitments,  agreements,  or  understandings  with  any  potential  underwriter.  If  we  elect  to utilize  an  underwriter,  we  will  amend  this  Prospectus.  We  have  prepared  this  prospectus  as  if  we  are  not  using  an underwriter  to  assist  us  with  this  Offering.  To  the  extent  that  we  are  able  to  sell  the  Shares  directly  through  our officers,  directors,  and  employees,  the  net  proceeds  received  from this  Offering  will  be  correspondingly  higher  than if we engage an underwriter.

This Offering will terminate no later than 12 months after the effective date of this prospectus, unless the Offering is fully  subscribed  before  that  date  or  we  decide  to  close  the  Offering  prior  to  that  date.  In  either  event,  the  Offering may be closed without further notice to you. All costs associated  with the registration will be borne by us.

We  have  not  authorized  any  person  to  give  any  information  or  to  make  any  representations  in  connection  with  this

Offering  other  than  those  contained  in  this  prospectus  and  if  given  or  made,  that  information  or  representation  must not be relied on as having been authorized by us. This prospectus is not an offer to sell or a solicitation of an offer to buy any of  the  securities  to  any  person  in  any jurisdiction  in  which  that  offer  or  solicitation  is  unlawful.  Neither  the delivery  of  this  prospectus  nor  any  sale  hereunder  shall  under  any  circumstances,  create  any  implication  that  the information  in  this  prospectus  is  correct  as  of  any  date  later  than  the  date  of  this  prospectus.  Purchasers  of  share either  in this Offering or  in any subsequent trading  market  that  may develop  must be  residents of states in  which the securities  are  registered  or  exempt  from  registration.  Some  of  the  exemptions  are  self-executing,  that  is  to  say  that there  are  no  notice  or  filing  requirements,  and  compliance  with  the  conditions  of  the  exemption  renders  the exemption applicable.

Prior  to  the  date  of this prospectus,  there  has been no  trading  market  for  our  Common Stock.  We  hope  our  shares of

Common  Stock  will  be  quoted  for  trading  on  the  OTCBB.  Until  an  active  and  steady  trading  market  develops  for our  Common  Stock,  the  price  at  which  shares  of  our  Common  Stock  may  trade  may  fluctuate  significantly.  Prices for  our  Common Stock  will be  determined  in the  marketplace  and  may be  influenced  by many  factors,  including the depth  and  liquidity  of  the  market  for  our  shares,  developments  affecting  our  businesses  generally,  including  the impact  of  the  factors  referred  to  in  “RISK  FACTORS”  above,  investor  perception  of  the  Company,  and  general economic  and  market  conditions.  No  assurances  can  be  given  that  an  orderly  or  liquid  market  will  ever  develop  for our shares or that an investor will be able to resell the Shares purchased in this Offering.

Shares  of  Common  Stock  sold  in  this  Offering  will  be  freely  transferable,  except  for  shares  of  our  Common  Stock received  by  persons  who  may  be  deemed  to  be  “affiliates”  of  the  Company  under  the  Securities  Act.  Persons  who may  be  deemed  to  be  affiliates  of  the  Company  generally  include  individuals  or  entities  that  control,  are  controlled by  or  are  under  common  control  with  us,  and  may  include  our  senior  officers  and  directors,  as  well  as  principal stockholders.  Persons  who  are  affiliates  will  be  permitted  to  sell  their  shares  of  Common  Stock  only  pursuant  to  an effective  registration  statement  under  the  Securities  Act  or  an  exemption  from  the  registration  requirements  of  the

Securities  Act,  such  as  the  exemption  afforded  by  Section  4(1)  of  the  Securities  Act  or  Rule  144  adopted  under  the

Securities Act.

Penny Stock Regulations

Our  Common  Stock  is  considered  a  “penny  stock”  as  defined  by  Section  3(a)(51)  and  Rule  3a51-1(g)  under  the

Securities Exchange Act of 1934 because we do not have:

Net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000, and

Average revenue of at least $6,000,000 for the last three years.

For  any  transaction  involving  a  penny  stock,  unless  exempt,  the  penny  stock  rules  require  that  a  broker  or  dealer approve  a  person’s  account  for  transactions  in  penny  stocks  and  the  broker  or  dealer  receive  from  the  investor  a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

 In  order  to  approve  a  person’s  account  for  transactions  in  penny  stocks,  the  broker  or  dealer  must  obtain  financial information  and  investment  experience  and  objectives  of  the  person  and  make  a  reasonable  determination  that  the transactions  in  penny  stocks  are  suitable  for  that  person  and  that  person  has  sufficient  knowledge  and  experience  in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The  broker  or  dealer  must  also  deliver,  prior  to  any  transaction  in  a  penny  stock,  a  disclosure  schedule  prepared  by the  SEC  relating  to  the  penny  stock  market,  which,  in  highlight  form,  sets  forth  the  basis  on  which  the  broker  or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure  also  has  to  be  made  about the  risks  of investing in penny stock in both  public  offerings and  in secondary trading  and  commissions  payable  to  both  the  broker-dealer  and  the  registered  representative,  current  quotations  for the  securities  and  the  rights  and  remedies  available  to  an  investor  in  cases  of  fraud  in  penny  stock  transactions.

Finally,  monthly  statements  have  to  be  sent  disclosing  recent  price  information  for  the  penny  stock  held  in  the account  and  information  on  the  limited  market  in  penny  stocks.  The  above-referenced  requirements  may  create  a lack  of  liquidity,  making  trading  difficult  or  impossible,  and  accordingly,  shareholders  may  find  it  difficult  to dispose of our shares.

State Securities – Blue Sky Laws

Transfer of our Common Stock may also be restricted under the securities laws or securities regulations promulgated by  various  states  and  foreign  jurisdictions,  commonly  referred  to  as  “Blue  Sky”  laws.  Absent  compliance  with  such individual  state  laws,  our  Common  Stock  may  not  be  traded  in  such  jurisdictions.  Because  the  securities  registered hereunder  have  not  been  registered  for  resale  under  the  blue  sky  laws  of  any  state,  the  holders  of  such  shares  and persons  who  desire  to  purchase  them  in  any  trading  market  that  might  develop  in  the  future,  should  be  aware  that there  may  be  significant  state  blue-sky  law  restrictions  upon  the  ability  of  investors  to  sell  the  securities  and  of purchasers  to  purchase  the  securities.  Accordingly,  investors  may  not  be  able  to  liquidate  their  investments  and should be prepared to hold the Common Stock for an indefinite period of time.

We  are  not  currently  listed  in  Standard  and  Poor's  Corporation  Records,  a  nationally  recognized  securities  manual,

 which  would  provide  us  with  “manual”  exemptions  in  38  states  as  indicated  in  1  Blue  Sky  L.  Rep.  (CCH)  2401

 (2008),  entitled  “Standard  Manuals  Exemptions.”  We  intend  to  obtain  a  listing  in  Standard  and  Poor's  Corporation

Records and intend to do so as soon as possible.

Thirty-eight  states  have  what  is  commonly  referred  to  as  a  “manual  exemption”  for  secondary  trading  of  securities purchased  under  this registration statement.  In these  states,  so  long as  we  obtain and  maintain a  Standard  and  Poor’s

Corporate  Records listing or  another  acceptable  manual,  secondary trading of our  Common Stock can occur  without any  filing,  review  or  approval  by  state  regulatory  authorities  in  these  states.  These  states  are:  Alaska,  Arizona,

Arkansas,  Colorado,  Connecticut,  Delaware,  Florida,  Hawaii,  Idaho,  Indiana,  Iowa,  Kansas,  Maine,  Maryland,

Massachusetts,  Michigan,  Minnesota,  Mississippi,  Missouri,  Montana,  Nebraska,  Nevada,  New  Hampshire,  New

Jersey,  New Mexico,  North Carolina,  North Dakota,  Ohio,  Oklahoma,  Oregon,  Rhode  Island,  South Carolina,  South

Dakota,  Texas,  Utah,  Vermont,  Washington,  West  Virginia,  Wisconsin,  and  Wyoming.  In  most  instances,  under current  state  rules,  secondary trading  can  occur  in  these  states  without  further  action.  However,  no  assurance  can be given  that  such  rules  will  not  change  in  the  future  or  that  a  specific  secondary  trading  transaction  will  qualify  for  a manual exemption.

We  may  not  be  able  to  qualify  securities  for  resale  in  other  states  which  require  shares  to  be  qualified  before  they can be resold by our shareholders.

Procedures for Subscribing to Shares Offered  by the Company

If  you decide  to  subscribe  for  any shares in this Offering,  you are  required  to  execute  a  Subscription Agreement  and tender  it,  together  with  a  check  or  certified  funds  to  us.  All  checks  for  subscriptions  should  be  made  payable  to  The

Virtual Learning Company, Inc.

OTC Bulletin Board Considerations

To  be  quoted  on  the  OTC  Bulletin  Board,  a  market  maker  must  file  an  application  on  our  behalf  in  order  to  make  a market  for  our  common stock.  We  have  engaged  in preliminary discussions  with an  FINRA Market  Maker  and  they

have   filed   our   application  on  Form  211   with  the   FINRA,   and   FINRA   has   cleared   such  listing  pending  the

effectiveness  of  the  registration  statement  of  which  this  prospectus  forms  a  part.  Based  upon  our  counsel’s  prior experience,  we  anticipate  that  after  this  registration  statement  is  declared  effective,  it  will  take  approximately  2  -  8 weeks for the FINRA to issue a trading symbol.

The  OTC  Bulletin  Board  is  separate  and  distinct  from  the  NASDAQ  stock  market.  NASDAQ  has  no  business relationship  with  issuers  of  securities  quoted  on  the  OTC  Bulletin  Board.  The  SEC’s  order  handling  rules,  which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the  NASDAQ  stock  market  has  rigorous  listing  standards to  ensure  the  high  quality of  its  issuers,  and  can delist  issuers  for  not  meeting  those  standards,  the  OTC  Bulletin  Board  has  no  listing  standards.  Rather,  it  is  the market  maker  who  chooses  to  quote  a  security  on  the  system,  files  the  application,  and  is  obligated  to  comply  with keeping  information  about  the  issuer  in  its  files.  FINRA  cannot  deny  an  application  by  a  market  maker  to  quote  the stock  of  a  company.  The  only  requirement  for  inclusion  in  the  bulletin  board  is  that  the  issuer  be  current  in  its reporting requirements with the SEC.

Although  we  anticipate  listing  on  the  OTC  Bulletin  board  will  increase  liquidity  for  our  stock,  investors  may  have greater  difficulty  in  getting  orders  filled  because  it  is  anticipated  that  if  our  stock  trades  on  a  public  market,  it initially  will  trade  on  the  OTC  Bulletin  Board  rather  than  on  NASDAQ.  Investors’  orders  may  be  filled  at  a  price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a  broker-dealer to trade OTC Bulletin Board securities. Investors do not have  direct access to the bulletin board service. For bulletin board securities, there only has to be  one market maker.

Bulletin  board  transactions  are  conducted  almost  entirely  manually.  Because  there  are  no  automated  systems  for negotiating  trades  on  the  bulletin  board,  they  are  conducted  via  telephone.  In  times  of  heavy  market  volume,  the limitations  of  this  process  may  result  in  a  significant  increase  in  the  time  it  takes  to  execute  investor  orders.

Therefore,  when  investors  place  market  orders  -  an  order  to  buy  or  sell  a  specific  number  of  shares  at  the  current market  price  -  it  is  possible  for  the  price  of  a  stock  to  go  up  or  down  significantly  during  the  lapse  of  time  between placing a market order and getting execution.

Because  bulletin  board  stocks  are  usually  not  followed  by  analysts,  there  may  be  lower  trading  volume  than  for

NASDAQ-listed securities.

SHARES ELIGIBLE FOR FUTURE SALE

As of December 31, 2010, and May 31, 2011, the Company’s 15,350,000 shares of issued  and outstanding Common

Stock  were  held  by  the  Company’s  twelve  (12)  present  shareholders.  Only  the  shares  to  be  held  by  Thomas  P.

Monahan and  Dr.  John Swint  will be  subject to  the  volume  selling requirements and  manner  of sale  requirements of

Rule 144.

In  general  with  respect  to  companies  who  are  reporting  companies  under  the  1934  Securities  Exchange  Act  ,  under

Rule 144 as currently in effect, an affiliate person or persons who has beneficially owned Restricted Shares for at least  six  months  is  entitled  to  sell,  within  any  three-month  period,  a  number  of  such  shares  that  does  not  exceed  the greater of:

(i) One percent of the outstanding shares of Common Stock; or

(ii)  The  average  weekly trading volume  in the  Common Stock during  the  four  calendar  weeks preceding the  date  on

which  notice  of  such  sale  is  filed  with  the  Securities  and  Exchange  Commission.   These  shares  must  be  sold  in  a

open  market  transaction  and  the  Company  must  have  been  current  in  its  required  filings  under  the  1934  Securities

Exchange  Act  for  the  preceding  twelve  months  or  such  shorter  time  that  the  Company  was  subject  to  the  reporting requirements  and  must  be  presently  current  for  ninety  (90)  days  in  those  filings.  An  affiliate  must  also  file  a  notice of the sale

A person  who  is not an  Affiliate  and  has not been an Affiliate  for  at  least three  months prior to the  sale  and  who  has beneficially owned  Restricted  Shares  for  at  least six  months  may resell such  shares  without regard  to  the  quantity of sale,  manner  of  sale  or  notice  requirements  described  above.  VIRTUAL  is  unable  to  estimate  the  number  of

Restricted  Shares  that  ultimately  will  be  sold  under  Rule  144  because  the  number  of  shares  will  depend  in  part  on the  market  price  for  the  Common  Stock,  the  personal  circumstances  of  the  sellers  and  other  factors.  See  “Risk

Factors--Shares Eligible for Future Sale” and “Risk Factors--Possible Volatility of Stock Price”.

If  the  Company  is  not  a  reporting  company  or  not  current  in  its  filing  requirements  then  the  non-affiliates’  holding period is increased to one year.  Affiliates may not sell under such circumstances pursuant to Rule 144.

DESCRIPTION OF SECURITIES

The  authorized  capital  stock  consists  of  70,000,000  shares  of  common  stock,  par  value  $.001  per  share.  As  of

December  31,  2010,  there  were  15,350,000  shares  of  Common  Stock  issued  and  outstanding.  The  following summary  description  of  the  Common  Stock  is  qualified  in  its  entirety  by  reference  to  the  Company's  Certificate  of

Incorporation and all amendments thereto.

Common Stock

Our  authorized  capital  stock  consists  of  70,000,000  shares  of  common  stock,  par  value  $.001  per  share.  Each  share of Common Stock entitles its holder to one non-cumulative vote per share and, the holders of more than fifty percent

(50%)  of the  shares voting for  the  election of directors can elect all  the  directors if they choose  to do  so, and  in such event  the  holders  of  the  remaining  shares  will  not  be  able  to  elect  a  single  director.  Holders  of  shares  of  Common

Stock  are  entitled  to  receive  such  dividends,  as  the  board  of  directors  may,  from  time  to  time,  declare  out  of

Company  funds  legally  available  for  the  payment  of  dividends.  Upon  any  liquidation,  dissolution,  or  winding  up  of the  Company,  holders  of  shares  of  Common  Stock  are  entitled  to  receive  pro  rata  all  of  the  assets  of  the  Company available for distribution to common stockholders.

Stockholders do  not have  any pre-emptive  rights to  subscribe  for  or purchase  any stock,  warrants,  or  other  securities of  the  Company.  The  Common  Stock  is  not  convertible  or  redeemable.  Neither  the  Company's  Certificate  of

Incorporation nor its By-Laws provide for pre-emptive rights.

We  have  to  mention  preferred  shares  at  $.001  par  value  nothing  outstanding  at  December  31,  2010  with  rights  and privileges as may be determined from time to time by the Board of Directors.

INTEREST OF NAMED EXPERTS AND COUNSEL

None  of the  experts  named  herein  was or  is a  promoter,  underwriter,  voting trustee,  director,  officer,  or  employee  of the Company. Furthermore, none of the experts was hired on a contingent basis and none  of the other experts named herein will receive a direct or indirect interest in the Company except Roger Fidler.

TRANSFER AGENT

The  Transfer  Agent  and  Registrar  for  the  common  stock  will  be  Manhattan  Transfer  Registrar  Company  of  Miller

Place, New York.

LEGAL MATTERS

The  validity  of  the  shares  of  common  stock  offered  in  this  prospectus  has  been  passed  upon  for  us  by  Roger  L.

Fidler,  Esq.,  145  Highview  Terrace,  Hawthorne,  New  Jersey  07506.  His  telephone  number  is  (973)  949-4193.  Mr.

Fidler owns 1,000,000 shares of the Company’s common stock.

EXPERTS

Our  audited  financial  statements  as  of  December  31,  2010  and  2009  and  for  the  periods  then  ended  and  for  the period  from  January  6,  2009  (inception)  to  December  31,  2010  have  been  included  in  this  prospectus  and  in  the registration statement filed  with the  Securities and Exchange Commission in reliance  upon the report of independent auditors,  dated  April 15,  2011 upon authority as experts in accounting and  auditing.  LGG  &  Associates,  PC’s report on the financial statements can be found at the end of this prospectus and in the registration statement.

DESCRIPTION OF PROPERTY

We  maintain our  principal  office  at  60  Knolls Crescent,  Apt.  9M, Bronx,  NY  10463. Our  telephone  number  is (973)

768-4181.  We  currently  do  not  occupy  office  space,  as  our  business  is  primarily  e-commerce.  This  arrangement  is expected  to  continue  until  such  times  as  it  becomes  necessary  for  us  to  relocate,  as  to  which  no  assurances  can  be given.

Our  management does  not currently have  policies regarding  the  acquisition  or  sale  of real  estate  assets primarily for possible  capital  gain  or  primarily  for  income.  We  do  not  presently  hold  any  investments  or  interests  in  real  estate,

investments  in  real  estate  mortgages,  or  securities  of  or  interests  in  persons  primarily  engaged  in  real  estate activities.

LITIGATION

The Company is not engaged in any litigation, nor is any litigation pending or been threatened.

OUR TRADING SYMBOL

The Common Stock of Virtual does not have a trading symbol at this time.

As  of  March  31,  2011  there  were  11  shareholders  of  record  for  the  Company’s  15,350,000  shares  of  outstanding common stock.

DIVIDENDS

We  have  never  paid  a  cash  dividend  on  our  common  stock.  It  is  our  present  policy  to  retain  earnings,  if  any,  to finance  the  development  and  growth  of  our  business.  Accordingly,  we  do  not  anticipate  that  cash  dividends  will  be paid  until  our  earnings  and  financial  condition  justify  such  dividends,  and  there  can  be  no  assurance  that  we  can achieve such earnings.

CERTAIN PROVISIONS OF THE BYLAWS REGARDING INDEMNIFICATION OF DIRECTORS AND

OFFICERS REGARDING INDEMNIFICATION

Article  X  of  the  By-Laws  of  the  Company  provides  indemnification  to  the  fullest  extent  permitted  by  Nevada  law for  any person  whom  the  Company  may indemnify there  under,  including directors,  officers,  employees,  and  agents of  the  Company.  In  addition,  the  By-Laws,  as  permitted  under  the  Nevada  General  Corporation  Law,  eliminates  the personal  liability  of  the  directors  to  the  Company  or  any  of  its  stockholders  for  damages  for  breaches  of  their fiduciary  duty  as  directors  except  for  liability  for  (1)  a  breach  of  the  director's  duty  of  loyalty  to  the  corporation  or its  stockholders,  (2)  any  act  or  omission  not  in  good  faith  or  that  involves  intentional  misconduct  or  a  knowing violation  of  the  law,  (3)  unlawful  payments  of  dividends  or  unlawful  stock  repurchases  or  redemptions,  or  (4)  any transaction  from  which  the  director  derived  an  improper  personal  benefit..  As  a  result  of  the  inclusion  of  such provision,  stockholders  may  be  unable  to  recover  damages  against  directors  for  actions  taken  by  directors  which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision  in  the  Company's  By-laws  may  reduce  the  likelihood  of  derivative  litigation  against  directors  and  other types  of  stockholder  litigation,  even  though  such  action,  if  successful,  might  otherwise  benefit  the  Company  and  its stockholders.

Insofar  as  indemnification  for  liabilities  arising  under  the  Securities  Act  of  1933  (the  “Act”)  may  be  permitted  to directors,  officers,  and  controlling  persons  of  the  small  business  issuer  pursuant  to  the  foregoing  provisions,  or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission

such   indemnification   is   against   public   policy   as   expressed   in   the   Act   and   is,   therefore,   unenforceable.   The

Company's  By-Laws  provides  that  no  director  of  the  Company  shall  be  personally  liable  to  the  Company  or  its stockholders  for  monetary  damages  for  breach  of  fiduciary  duty  as  a  director  except  as  limited  by  Nevada  law.  The

Company's  Bylaws  provide  that  the  Company  shall  indemnify  to  the  full  extent  authorized  by  law  each  of  its directors  and  officers  against  expenses  incurred  in  connection  with  any  proceeding  arising  by reason  of  the  fact  that such person is or was an agent of the corporation.

Insofar   as   indemnification  for   liabilities   may  be   invoked   to   disclaim  liability  for   damages   arising   under   the

Securities  Act  of  1933,  as  amended,  or  the  Securities  Act  of  1934,  (collectively,  the  “Acts”)  as  amended,  it  is  the position of  the  Securities  and  Exchange  Commission  that such indemnification is against  public  policy as expressed in the Acts and are therefore, unenforceable.

NEVADA  ANTI-TAKEOVER  LAW  AND  OUR  CERTIFICATE  OF  INCORPORATION  AND  BY-LAW

PROVISIONS

Provisions   of  Nevada   law  and   our   Certificate   of  Incorporation  and   By-Laws   could   make   more   difficult   our

acquisition  by  a  third  party  and  the  removal  of  our  incumbent  officers  and  directors.  These  provisions,  summarized below,  are  expected  to  discourage  coercive  takeover  practices  and  inadequate  takeover  bids  and  to  encourage persons  seeking  to  acquire  control  of  the  Company  to  first  negotiate  with  us.  We  believe  that  the  benefits  of increased  protection  of  our  ability  to  negotiate  with  proponent  of  an  unfriendly  or  unsolicited  acquisition  proposal outweigh  the  disadvantages  of  discouraging  such  proposals because,  among  other  things,  negotiation  could  result  in an improvement of their terms.

We  are  subject  to  the  Nevada  General  Corporation  Law,  which  regulates  corporate  acquisitions.  In  general,  Section

203  prohibits  a  publicly  held  Nevada  corporation  from  engaging  in  a  “business  combination”  with  an  “interested stockholder” for a period of three years following the date the person became an interested  stockholder, unless:

(i)  The  Board  of  Directors  approved  the  transaction  in  which  such  stockholder  became  an  interested  stockholder prior to the date the interested stockholder attained such status;

(ii)  Upon  consummation  of  the  transaction  that  resulted  in  the  stockholder's  becoming  an  interested  stockholder,  he or she owned at  least 85% of the  voting stock of the corporation outstanding at the time  the transaction commenced,

excluding shares owned by persons who are directors and also officers; or

(iii) On subsequent to such date the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders.

A  “business  combination”  generally  includes  a  merger,  asset  or  stock  sale,  or  other  transaction  resulting  in  a financial benefit  to  the  interested  stockholder.  In  general,  an  “interested  stockholder”  is a  person  who,  together  with affiliates  and  associates,  owns,  or  within  three  years  prior  to  the  determination  of  interested  stockholder  status,  did own, 15% or more of the corporation's voting stock.

WHERE YOU CAN FIND MORE INFORMATION

Upon  effectiveness  of  this  registration  statement,  we  will  commence  filing  reports,  proxy  statements  and  other information  with  the  Securities  and  Exchange  Commission.  You  may  read  and  copy  any  report,  proxy  statement  or other  information  we  file  with  the  Commission  at  the  Public  Reference  Room  at  100  F  Street,  N.E.,  Washington,

D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling  the Commission at  1-800-SEC-0330.  In addition,  we  will  file  electronic  versions of these  documents on the  Commission's Electronic

Data   Gathering   Analysis   and   Retrieval,   or   EDGAR,   System.   The   Commission   maintains   a   website   at

http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

We  have  filed  a  registration  statement  on  Form  S-1  with  the  Commission  to  register  shares  of  our  common  stock.

This  prospectus  is  part  of  that  registration  statement  and  as  permitted  by  the  Commission’s  rules,  does  not  contain all  of  the  information  set  forth  in  the  registration  statement.  For  further  information  with  respect  to  us,  or  our common  stock,  you  may  refer  to  the  registration  statement  and  to  the  exhibits  and  schedules  filed  as  part  of  the registration  statement.  You  can  review  a  copy  of  the  registration  statement  and  its  exhibits  and  schedules  at  the public  reference  room  maintained  by  the  Commission,  and  on  the  Commission's  web  site,  as  described  above.  You should  note  that  statements  contained  in  this  prospectus  that  refer  to  the  contents  of  any  contract  or  other  document are  not  necessarily  complete.  Such  statements  are  qualified  by  reference  to  the  copy  of  such  contract  or  other document filed as an exhibit to the registration statement.

INDEX TO THE FINANCIAL STATEMENTS

Page(s)

Index to the Financial Statements

F-1

Report of Independent Registered Certified Public Accounting Firm

F-2

on the Audited Financial Statements

Report of Independent Registered Certified Public Accounting Firm

F-3

on the Unaudited Financial Information

Balance Sheets as of September 30,  2011 (Unaudited)

and December 31, 2010 and 2009

F-4

Statements of Operations for the year ended December 31, 2010, from

Inception (January 6, 2009) through December 31, 2009, and from

Inception (January 6, 2009) through December 31, 2010

F-5

Statements of Operations for the nine months ended September 30,  2011 and 2010,

from inception (January 6, 2009) through September 30, 2009, and from Inception (January 6, 2009) through September 30,  2011 (Unaudited)

F-6

Statements of Operations for the three months ended September 30,  2011, 2010 and 2009

F-7

Statement of Changes in Stockholders’ Equity from Inception

(January 6, 2009) through December 31, 2010, and for the nine months ended September 30, 2011 (Unaudited)

F-8

Statements of Cash Flows for the year ended December 31, 2010, from

Inception (January 6, 2009) through December 31, 2009, and from

Inception (January 6, 2009) through December 31, 2010

F-9

Statements of Cash Flows for the three months ended September 30, 2011 and 2010,

from inception (January 6, 2009) through March 31, 2009, and from Inception (January 6, 2009) through March 31, 2011 (Unaudited)

F-10

Notes to the Financial Statements

F-11

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

ON THE AUDITED FINANCIAL STATEMENTS

To the Stockholders and Board of Directors

THE VIRTUAL LEARNING COMPANY, INC.

New York, New York

In  accordance  with  the  terms  and  objectives  of  our  engagement,  we  have  audited  the  accompanying  balance  sheets of  The  Virtual  Learning  Company,  Inc.  (A  Development  Stage  Enterprise)  as  of  December  31,  2010  and  2009,  and

the  related  statements  of  operations  and  cash  flows  for  the  year  ended  December  31,  2010,  from  inception  (January

6,  2009)  through  December  31,  2009,  and  from  inception  (January  6,  2009)  through  December  31,  2010,  and  the statement  of  changes  in  stockholders’  equity  from  inception  (January  6,  2009)  through  December  31,  2010.  The

Virtual  Learning  Company,  Inc.’s  management  is  responsible  for  these  financial  statements.  Our  responsibility is  to express an opinion on these financial statements based on our audits.

We  conducted  our  audits  in  accordance  with  the  standards  of  the  Public  Company  Accounting  Oversight  Board

(United  States).  Those  standards  require  that  we  plan  our  audits  to  obtain  reasonable  assurance  about  whether  the financial  statements  are  free  of  material  misstatements.  The  Virtual  Learning  Company,  Inc.  is  not  required,  at  this time  to  have,  nor  were  we  engaged  to  perform,  an  audit  of  its  internal  control  over  financial  reporting.  Our  audit included  consideration  of  internal  control  over  financial  reporting  as  a  basis  for  designing  audit  procedures  that  are appropriate  in  the  circumstances,  but  not  for  the  purpose  of  expressing  an  opinion  on  the  effectiveness  of  The

Virtual  Learning  Company,  Inc.’s  internal  control  over  financial  reporting.  Accordingly,  we  do  not  express  such  an opinion.

An  audit  also  includes  examining,  on  a  test  basis,  evidence  supporting  the  amounts  and  disclosures  in  the  financial statements,  assessing  the  accounting  principles  used  and  significant  estimates  made  by  the  management  of  The

Virtual  Learning  Company,  Inc.,  as  well  as  evaluating  the  overall  financial  statement  presentation.  We  believe  that our audits provide a reasonable basis for our opinion.

In  our  opinion,  the  financial  statements  referred  to  in  the  first  paragraph  of  this  report  present  fairly,  in  all  material respects,  the  financial  position  of  The  Virtual  Learning  Company,  Inc.  at  December  31,  2010  and  2009,  and  the

results  of  its  operations  and  its  cash  flows  for  the  year  ended  December  31,  2010,  from  inception(January  6,  2009)

through  December  31,  2009,  and  from  inception  (January  6,  2009)  through  December  31,  2010,  and  the  changes  in stockholders’  equity  from  inception  (January  6,  2009)  through  December  31,  2010  in  conformity  with  accounting principles generally accepted in the United States of America.

The  accompanying  financial  statements  have  been  prepared  and  are  presented  assuming  that  The  Virtual  Learning

Company,  Inc.  will continue  as a  going concern.  As discussed  in the  notes to  the  financial  statements and  elsewhere in  this  Form  S-1,  The  Virtual  Learning  Company,  Inc.  has  incurred  cash  and  significant  non-cash  operating  losses for  the  year  ended  December  31,  2010,  from  inception  (January  6,  2009)  through  December  31,  2009,  and  from inception  (January 6,  2009)  through  December  31,  2010,  has  no  revenue  from sales  of  products  or  services,  and  has not  commenced  planned  principal  business  operations.  There  is  no  assurance  that  The  Virtual  Learning  Company,

Inc. can reverse its operating losses, or that it can raise additional debt or equity capital to allow it to proceed with its planned future operations.

These  factors,  among others,  raise substantial  doubt about The  Virtual  Learning  Company,  Inc.’s ability to  continue as  a  going  concern.  The  Virtual  Learning  Company,  Inc.’s  management  plans  regarding  these  matters  are  disclosed in  the  notes  to  the  financial  statements  and  elsewhere  in  this  Form  S-1.  These  financial  statements  do  not  include any  adjustments  related  to  the  recoverability  of  recorded  asset  values  that  might  be  necessary  from  an  unfavorable resolution of this significant uncertainty.

/s/ LGG & Associates, PC

LGG  & Associates, PC

Certified Public Accountants and

Management Consultants

Lawrenceville, Georgia

Friday, April 15, 2011

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

ON THE UNAUDITED FINANCIAL INFORMATION

To the Stockholders and Board of Directors

THE VIRTUAL LEARNING COMPANY, INC.

New York, New York

In  accordance  with  the  terms  and  objectives  of  our  engagement,  we  have  reviewed  the  accompanying  balance  sheet of  The  Virtual  Learning  Company,  Inc.  (A  Development  Stage  Enterprise)  as  of  March  31,  2011,  and  the  related statements  of  operations,  changes  in  stockholders’  equity,  and  cash  flows  for  the  three  months  ended  March  31,

2011, 2010, and 2009, and from inception (January 6, 2009) through March 31, 2011. These financial statements  are the responsibility of The Virtual Learning Company, Inc.’s management.

We  conducted  our  review  in  accordance  with  the  standards  of  the  Public  Company  Accounting  Oversight  Board

(United  States).  A review of interim financial  information consists principally of applying  analytical  procedures and making  inquiries  of  persons  responsible  for  financial  and  accounting  matters.  A  review  (as  defined  by  the  Public

Company  Accounting  Oversight  board  (United  States))  is  substantially  less  in  scope  than  an  audit  conducted  in accordance  with  the  standards  of  the  Public  Company  Accounting  Oversight  Board  (United  States),  the  objective  of which  is  the  expression  of  an  opinion  regarding  the  financial  statements  taken  as  a  whole.  Accordingly,  we  do  not express such an opinion.

Based  on  our  review,  we  are  not  aware  of  any  material  modifications  that  should  be  made  to  the  accompanying financial  statements  referred  to  in  the  first  paragraph  of  this  report  for  them  to  be  in  conformity  with  accounting principles generally accepted in the United States of America.

We  audited  the  company  financial  statements  as  of  and  for  the  years  ended  December  31,  2010  and  2009,  and  from inception  (January  6,  2009)  through  December  31,  2010,  and  we  expressed  an  unqualified  opinion  on  them  in  our report dated Friday, April 15, 2011. We have not performed any auditing procedures since that date.

The  accompanying  financial  statements  assume  that  The  Virtual  Learning  Company,  Inc.  will  continue  as  a  going concern.  As  discussed  in  the  notes  to  the  financial  statements  and  elsewhere  in  this  Form  S-1,  The  Virtual  Learning

Company,  Inc.  has  incurred  cash  and  significant  non-cash  operating  losses  for  the  three  months  ended  March  31,

2011  and  2010,  and  from  inception  (January  6,  2009)  through  March  31,  2009,  has  no  revenue  from  sales  of products  or  services,  and  has  not  commenced  planned  principal  business  operations.  There  is  no  assurance  that  The

Virtual  Learning  Company,  Inc.  can  reverse  its  operating  losses,  or  that  it  can  raise  additional  debt  or  equity capital to allow it to proceed with its planned future operations.

 These  factors,  among others,  raise substantial  doubt about The  Virtual  Learning  Company,  Inc.’s ability to  continue as  a  going  concern.  The  Virtual  Learning  Company,  Inc.’s  management  plans  regarding  these  matters  are  disclosed in  the  notes  to  the  financial  statements  and  elsewhere  in  this  Form  S-1.  These  interim  financial  statements  do  not include  any  adjustments  related  to  the  recoverability  of  recorded  asset  values  that  might  be  necessary  from  an unfavorable resolution of this significant uncertainty.

Lawrenceville, Georgia

/s/ LGG & Associates, PC

Friday, May 20, 2011

LGG  & Associates, PC

Certified Public Accountants and

Management Consultants

THE VIRTUAL LEARNING COMPANY, INC.

(A Development Stage Enterprise)

BALANCE SHEETS

September 30,

2011

December 31,

December 31,

ASSETS

Unaudited

2010

2009

CURRENT ASSETS

Cash and cash equivalents

$

7,196

$

18,573

$

22,028

-PROPERTY AND EQUIPMENT, net

2,530

3,159

2,700

OTHER ASSETS

Capitalized curriculum development costs

243,000

274,000

152,000

Total assets

$    252,726

$

295,732

$

176,728

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Accrued liabilities

$13,700

Officer loan payable

12

$ 1,640

$ 15,400

Total current liabilities

13,712

STOCKHOLDERS’ EQUITY

Preferred stock; 5,000,000 shares authorized, $.001 par

value, as of September 30, 2011, December 31, 2010 and

2009, there are no shares outstanding

Common stock; 70,000,000 shares authorized, $.001 par

value, as of September 30, 2011 and December 31, 2010

and 2009, there are 15,350,000, 15,350,000 and

14,100,000 shares outstanding, respectively

15,350

15,350

14,100

Additional paid-in capital

1,091,650

1,088,650

827,900

Deficit accumulated during the development stage

(873,986)

(809,908)

(680,672)

Net stockholders’ equity

239,014

294,092

161,328

Total liabilities and stockholders’ equity

$252,726

$ 295,732

$ 176,728

The accompanying notes are an integral part of these financial statements.

THE VIRTUAL LEARNING COMPANY, INC.

(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS

From inception

From inception

Year ended

(January 6, 2009) to(January 6, 2009) to

December 31, 2010 December 31, 2009 December 31, 2010

Revenue

$

-

$

-

$

-

Operating Expenses

Selling, general and administrative

8,540

372

8,912

Common stock issued for consulting fees

600,000

600,000

Common stock issued for legal fees

120,000

80,000

200,000

Depreciation and amortization

696

300

996

Total operating expenses

129,236

680,672

809,908

Loss from operations

(129,236)

(680,672)

(809,908)

Other income/deductions

-

-

-

Net loss

$ (129,236)

$ (680,672)

$ (809,908)

Basic and diluted loss per common share

$ (.00)

$ (.05)

-

Weighted average shares outstanding

14,750,000

13,075,000

-

The accompanying notes are an integral part of these financial statements

THE VIRTUAL LEARNING COMPANY, INC.

(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS

Unaudited

Nine months

Nine  months

From inception

From inception

ended

ended

(January 6, 2009) to  (January 6, 2009)

September 30,

September 30,

September 30,

to September 30,

2011

2010

2009

2011

Revenue

$

-

$

-    $

-

$

-

Selling, general and administrative

23,449

7,544

183

32,361

Common stock issued for consulting

-

600,000

600,000

fees

Common stock issued for legal fees

40,000

120,000

80,000

240,000

Depreciation and amortization

630

565

150

1,625

Total operating expenses

64,079

128,109

680,333

873,986

Loss from operations

(64,079)

(128,109)

(680,333)

(873,986)

Other income/deductions

-

-

-

-

Net loss

$

(64,079)

$ (128,109)

$ (680,333)

$ (873,986)

Basic and diluted loss per common

$ (.00)

$ (.00)

$ (.05)

-

share

Weighted average shares outstanding

15,350,000

14,750,000

13,075,000

-

The accompanying notes are an integral part of these financial statements

THE VIRTUAL LEARNING COMPANY, INC.

(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS

Unaudited

Three months

Three  months     Three  months

ended

ended

ended

September 30,

September 30,     September 30,

2011

2010

2009

Revenue

$

-

$

-   $

-

Selling, general and administrative

15,398

2,391

183

Common stock issued for consulting

-

fees

Common stock issued for legal fees

40,000

Depreciation and amortization

330

265

150

Total operating expenses

55,728

2,656

333

Loss from operations

(55,728)

(2,656)

(333)

Other income/deductions

-

-

Net loss

$

(55,728)

$ (2,656)

$(333)

Basic and diluted loss per common

$ (.00)

$ (.00)

$(.00)

share

Weighted average shares outstanding

15,350,000

15,350,000

15,350,000

THE VIRTUAL LEARNING COMPANY, INC.

(A Development Stage Enterprise)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

From Inception (January 6, 2009) through December 31, 2010

and for the nine months ended September 30, 2011 (Unaudited)

Deficit

Accumulated

Common stock

During the

Shares Amount

Additional

Development

Paid in Capital

Stage

Total

Common stock issued to founder for cash     10,000,000

$ 10,000

$

-     $

-

$ 10,000

Issuance of common stock for capitalized

3,100,000

3,100

616,900

-

620,000

curriculum development costs of

$140,000

Issuance of common stock for legal  fees

600,000

600

119,400

120,000

Issuance of common stock for legal fees

400,000

400

79,600

-

80,000

Capitalized curriculum development

-

-

12,000

-

12,000

costs

Net loss from inception to December 31,

________-

______-

_________-

(680,672)

(680,672)

2009

Balance at December 31, 2009

14,100,000

14,100

827,900

(680,672)

161,328

Issuance of common stock for cash

100,000

100

19,900

-

20,000

Issuance of common stock for capitalized

550,000

550

109,450

-

110,000

curriculum development costs

Issuance of common stock for legal fees

600,000

600

119,400

120,000

Capitalized curriculum development

-

-

12,000

-

12,000

costs

64

Net loss for the year ended December 31,

_______

_____

______

(129,236)

(129,236)

2010

15,350,000

15,350

$ 1,088,650

(809,908)

$ 294,092

Unaudited

Capitalized curriculum development

9,000

9,000

costs

Cancellation of consulting shares

(200,000)

(200)

(39,800)

(40,000)

Issuance of common stock for legal fees

200,000

200

39,800

40,000

Net loss for the nine months ended

(64,079)

(64,079)

September 30, 2011

_________

_______

________

______

________

Balance at September 30, 2011

15,350,000

$ 15,350

$ 1,097,650

$ (873,986)

$ 294,092

(Unaudited)

The accompanying notes are an integral part of these financial statements.

THE VIRTUAL LEARNING COMPANY, INC.

(A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS

For the

From inception

From inception

year ended December  (January 6, 2009) to    (January 6, 2009)

31,

December 31,

to December 31,

2010

2009

2010

OPERATING ACTIVITIES

Net loss

$ (129,236)

$ (680,672)

$ (809,908)

Adjustments for noncash and non-operating items:

Depreciation and amortization

696

300

996

Issuance of common stock for consulting

services

-

600,000

600,000

Issuance of common stock for legal fees

_120,000

__80,000

___200,000

Net cash flows from operating activities

__(8,540)

____(372)

___(8,912)

INVESTING ACTIVITIES

Property and equipment

__(1,155)

__(3,000)

___(4,155)

FINANCING ACTIVITIES

Proceeds from officer loan payable

9,040

18,500

27,540

Repayments of officer loan payable

(22,800)

(3,100)

(25,900)

Issuance of common stock for cash

__20,000

__10,000

__30,000

Net cash flows from financing activities

___6,240

__25,400

__31,640

NET INCREASE (DECREASE) IN CASH

(3,455)

22,028

18,573

CASH BALANCE BEGINNING OF PERIOD

__22,028

_____-_

_______-

CASH BALANCE END OF PERIOD

$ 18,573

$ 22,028

$ 18,573

Supplemental Disclosures of Cash Flow Information:

Interest expense

$

-

$

-

$

-

Paid in capital for asset purchase

$ 12,000

$ 12,000

$ 24,000

Income taxes

$ -

$ -

$ -

The accompanying notes are an integral part of these financial statements

THE VIRTUAL LEARNING COMPANY, INC.

(A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS

Unaudited

From

From inception

inception     (January 6, 2009)

For the nine

For the nine

(January 6,

to

Months ended

months ended

2009) to

September 30,

September 30,

September 30,   September 30,

2011

2011

2010

2009

Net loss

$ (64,079)

$ (128,109)     $ (680,333)

$ (873,986)

Adjustments for noncash and non-operating

items:

Depreciation and amortization

630

565

150

1,625

Issuance of common stock for consulting

120,000

600,000

600,000

services

Issuance of common stock for legal fees

40,000

1

80,000

240,000

Changes in operating assets and liabilities, net

of

Acquired and liabilities assumed:

Accrued liabilities

13,700

_______

_______

13,700

Net cash flows from operating activities

(9,749)

(7,544)

(183)

(18,661)

INVESTING ACTIVITIES

Property and equipment

-

(1,155)

(3,000)

___(4,155)

Net cash flows from investing activities

(1,155)

(3,000)

(4,155)

FINANCING ACTIVITIES

Proceeds from officer loan payable

4,272

8,158

20,000

41,812

Repayments of officer loan payable

(5,900)

(17,300)

(8,700)

(41,800)

Issuance of common stock for cash

________

20,000

10.000

__30,000

Net cash flows from financing activities

(1,628)

10,858

21,300

__30,012

NET INCREASE (DECREASE) IN CASH

(11,377)

2,159

18,117

7,196

CASH BALANCE BEGINNING OF

___18,573

____22,028

_____-0-

_______-

PERIOD

CASH BALANCE END OF PERIOD

$ 7,196

$ 24,187

$ 18,117

$ 7,196

Supplemental Disclosures of Cash Flow

Information:

Interest expense

$

-

$

-    $$- $

-

Paid in capital for asset purchase

$     9,000

$

9,0000     $

9,000    $

33,000

Income taxes

$

_

$

_

$

-     $

-

The accompanying notes are an integral part of these financial statements

THE VIRTUAL LEARNING COMPANY, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

Year Ended December 31, 2010, from Inception (January 6, 2009) through

December 31, 2009, and from Inception (January 6, 2009) through December 31, 2010 and for the nine months ended September 30, 2011, 2010 and from Inception (January 6, 2009)

through September 30, 2011 (Unaudited)

1 - Summary of Significant Accounting Policies

Nature of Operations

The  Virtual  Learning  Company,  Inc.  (“Virtual  Learning”)  was  incorporated  on  January  6,  2009  as  a  Nevada corporation  with  75,000,000  shares  of  capital  stock  authorized,  of  which  70,000,000  shares  are  common  shares

($.001 par value), and 5,000,000 shares are preferred shares ($.001 par value).

Virtual  Learning  is  a  subscription-based,  software-as-a-service  (“SaaS”)  provider  of  education  products.  Virtual

Learning   provides   standards-based   instruction,   practice,   assessments,   and   productivity   tools   that   improve   the

performance of educators and  students via proprietary web-based platforms on one of several  websites on the World

Wide Web with the following URLs  www.mathisbasic.com, www.learningisbasic.com, and www.eschoolroom.com

Virtual  Learning is also  a  producer  and  distributor  of computer  software  and  video  educational  materials on  CD  and

DVD  formatted  disks  that  are  available  through  various  distributors  and  Virtual  Learning’s  websites  either  as  a download or in boxed format.

Basis of Presentation/Going Concern

These  financial statements  have  been prepared  and  are  presented  for  purposes of registration  with the  Securities and

Exchange  Commission  ("SEC"),  and  they  present  Virtual  Learning’s  financial  position,  results  of  operations,  and cash  flows  in  accordance  with  accounting  principles  generally  accepted  in  the  United  States  of  America.  These standards contemplate continuation of Virtual Learning as a going concern.

However,  Virtual  Learning  has  sustained  substantial  stock-based  operating  losses  aggregating  $840,000  and  cash-

based  losses  of  $9,908  for  the  period  from  inception  (January  6,  2009)  through  December  31,  2010,  and  additional stock-based  operating  losses  of  $40,000  and  cash-based  losses  of  $24,079  for  the  period  from  inception  (January  6,

2009)  through  September  30,  2011.  This  factor  alone  raises  substantial  doubt  about  Virtual  Learning’s  ability  to continue  as a  going concern.  Virtual  Learning  has also  capitalized  an  aggregate  of  $243,000  and  $274,000  of stock-

based curriculum development costs as of September 30,2011 and December 31, 2010, respectively. The recovery of these  assets  and  continuation  of  future  operations  are  dependent  upon  Virtual  Learning’s  ability to  obtain  additional debt  or  equity  capital  and  its  ability  to  generate  revenues  sufficient  to  continue  pursuing  its  business  purposes.

Virtual Learning is actively pursuing financing to fund future operations.

To date, Virtual Learning’ cash-based operations have been  funded by the issuance of 10,000,000 shares of common stock  for  $10,000  or  $.001  per  share  to  Thomas  P.  Monahan  (President  and  majority  shareholder)  and  the  issuance of an additional 100,000 shares of common stock for an aggregate price of $20,000 or $.20  per share to an unrelated party.

In  addition,  as  of  September  30,  2011,  Mr.  Monahan  loaned  Virtual  Learning  cash  of  $26,150,  charged  Virtual

Learning  costs  and  expenses  of  $12,662  on  a  personal  credit  card,  and  contributed  computer  equipment  at  a  stated

value of $3,000, for a total of $41,812. As of September 30, 2011, $41,800of these amounts have been repaid.

Virtual  Learning  is  subject  to  a  number  of  risks  similar  to  those  of  other  development  stage  enterprises.  These  risks include,  but  are  not  limited  to,  rapid  technological  change,  dependence  on  key  personnel,  competing  new  product introductions  and  other  activities  of  competitors,  the  successful  development  and  marketing  of  its  products,  and  the need to obtain adequate additional capital necessary to  fund future operations.

Since  its  inception  on  January  6,  2009,  Virtual  Learning  has  devoted  its  efforts  principally  to  creating  initial computer  software  products,  research  and  development,  and  the  accumulation  of  content  for  additional  titles,

business  development activities,  and  raising capital.  As a  result,  Virtual  Learning  is considered  a  development  stage enterprise as defined in accounting principles generally accepted in the United States of America. Virtual  Learning’s

accumulated  deficit  during  the  development  stage  (the  period  from  inception  (January  6,  2009)  through  September

30, 2011 and December 31, 2010) equals $873,986 and $809,908, respectively.

Virtual  Learning's  future  capital  requirements  will depend  upon  many  factors,  including progress  with  marketing its

technologies,   competing   technological   and   market   developments,   and   its   ability   to   establish   collaborative

arrangements, effective commercialization, marketing activities, and other arrangements.

There  is  no  assurance  that  Virtual  Learning  can  reverse  its  operating  losses,  or  that  it  can  raise  additional  capital  to allow  it  to  continue  its  planned  future  operations.  These  factors  raise  substantial  doubt  about  Virtual  Learning's ability  to  continue  as  a  going  concern.  These  financial  statements  do  not  include  any  adjustments  relating  to  the recoverability of recorded asset amounts that might be necessary from an unfavorable resolution of this uncertainty.

Management  expects  that  Virtual  Learning  will  experience  negative  cash  flows  from  operations  and  net  losses  for the foreseeable future or until Virtual Learning completes enough software and video educational titles to implement a  successful  marketing  program.  Management  believes  that  a  total  of  sixteen  (16)  titles  representing  courses  in mathematics  and  science  for  grades  K  through  8  will  be  sufficient  to  generate  sufficient  revenue  to  bring  Virtual

Learning to a break-even-point. Management has completed five (5) computer software titles relating to the teaching of  Basic  English  for  foreign  speaking  individuals  and  eleven  (11)  titles  relating  to  geometry  and  algebra  for  grades first through fifth grade.

Based  upon  current  expectations,  management  believes  that  Virtual  Learning's  existing  capital  resources,  plus  the proceeds  of  a  planned  public  offering  of  approximately  $500,000  will  be  sufficient  to  meet  Virtual  Learning's operating  expenses  and  capital  requirements  to  create  the  minimum  of  16  additional  titles  to  achieving  a  goal  of  36 titles  at  which  point  Virtual  Learning  expects  to  have  been  shipping  commercial  product  and  recognizing  revenue for over twelve months and selling annual memberships to view courses on line.

In  the  event  a  public  offering  cannot  be  completed  in  a  timely  manner  or  under  acceptable  conditions,  Virtual

Learning  believes  that  it  can  continue  to  run  its  operations  by  operating  at  minimal  staffing  and  relying  on  the services  of  Thomas  P.  Monahan  to  provide  the  funds  and  skills  required  to  continue  operating  and  complete  the design  and  computer  programming  of  the  required  educational  titles  and  enable  Virtual  Learning  to  complete  its marketing plans.

On  June  2,  2011,  Virtual  Learning  filed  a  registration  statement  on  form S-1  pursuant  to  the  Securities  Act  of  1933,

as amended to offer an aggregate of 1,000,000  shares of common stock at $.50 per share for an aggregate offering of

$500,000.   On  August  10,  2011,  Virtual  Learning’s  S-1  registration  became  effective.   As  of  September  30,  2011,

the Company has not sold any shares of its common stock.

If Virtual  Learning does not complete  the   public offering, and if no other  sources of additional capital are available,

management  anticipates  that  it  would  substantially  reduce  Virtual  Learning's  operating  expenses  to  the  minimum required  to  support  the  continued  development  of  its  technology.  Mr.  Monahan  has  agreed  to  provide  the  additional funds as needed to ensure the continuation of Virtual Learning and to provide the programming and technical skills needed  to  complete  the  planned  software  and  video  titles  on  CD  and  DVD  formatted  disks.  There  can  be  no assurance  that  Mr.  Monahan  will  be  able  to  complete  the  titles  in  a  timely  manner  to  take  advantage  of  the  void  in the  market  place  for  this  form  of  educational  materials  in  these  formats.  There  can  be  no  assurance  that  Virtual

Learning's negative cash flows will not necessitate ceasing operations entirely.

Property and Equipment

Property  and  equipment  is  presented  at  stated  value  upon  contribution  or  at  the  cost  of  acquisition.  Depreciation  is provided  using  the  straight-line  method  over  an  estimated  useful  life  of  five  years.  Repairs  and  maintenance  costs are expensed as incurred, and renewals and betterments are capitalized.

Use of Estimates

The  preparation  of  financial  statements  in  conformity  with  accounting  principles  generally  accepted  in  the  United

States  of  America  requires  management  to  make  estimates  and  assumptions  that  affect  the  amounts  reported  and disclosed  in  the  financial  statements  and  the  accompanying  notes.  Actual  results  could  differ  materially  from  these estimates.

On  an  ongoing  basis,  Virtual  Learning’s  management  evaluates  its  estimates,  including  those  related  to  revenue recognition,  the  need  for  an  allowance  for  uncollectible  accounts  receivable,  fair  value  of  investments,  fair  value  of acquired  intangible  assets  and  goodwill,  useful  lives  of  intangible  assets  and  property and  equipment,  deemed  value of  common  stock  for  the  purpose  of  determining  stock-based  compensation,  and  income  taxes,  among  others.

Management  bases  its  estimates  on  historical  experience  and  on  various  other  assumptions  that  are  believed  to  be reasonable,  the  results  of  which  form  the  basis  for  making  judgments  about  the  carrying  values  of  assets  and liabilities.

Virtual  Learning’s management (board of directors) determines the  value  assigned to  shares of common stock in the absence of a public market for these shares.

Fair Value of Financial Instruments

The  carrying  amounts  of  Virtual  Learning’s  financial  instruments,  including  cash  and  cash  equivalents,  short-term investments,  accounts  receivable,  accounts  payable,  and  accrued  liabilities,  approximate  fair  value  because  of  their short maturities.

Capitalized Curriculum Development Costs

Virtual  Learning  internally  develops  curriculum,  which  is  primarily  provided  as  web  content  and  accessed  via  the

Internet. Virtual Learning also creates textbooks and other offline materials.

Virtual  Learning  capitalizes  curriculum  development  costs  incurred  during  the  application  development  stage  in accordance  with  accounting  principles  generally accepted  in  the  United  States  of  America.  These  principles  provide guidance  for  the  treatment  of  costs  associated  with  computer  software  development  and  defines  those  costs  to  be capitalized  and  those  to  be  expensed.  Costs  that  qualify  for  capitalization  are  external  direct  costs,  payroll,  and payroll-related  expenses.  Costs  related  to  general  and  administrative  functions  are  not  capitalized  and  are  expensed as  incurred.  Virtual  Learning  capitalizes  curriculum  development  costs  when  the  projects  under  development  reach technological  feasibility.  Many  of  our  new  courses  are  leveraged  off  of  proven  delivery  platforms  and  are  primarily content,  which  has  no  technological  hurdles.  As  a  result,  a  significant  portion  of  our  courseware  development  costs qualify for capitalization due to the concentration of our development efforts on the content of the courseware.

Technological  feasibility  is  established  when  we  have  completed  all  planning,  designing,  coding,  and  testing activities  necessary  to  establish  that  a  course  can  be  produced  to  meet  its  design  specifications.  Capitalization  ends when  a  course  is  available  for  general  release  to  our  customers,  at  which  time  amortization  of  the  capitalized  costs begins. The period of time over which these development costs will be amortized is generally five years. This is

consistent   with   the   capitalization   period   used   by   others   in   our   industry   and   corresponds   with   our   product

development lifecycle.

Total  capitalized  curriculum  development  costs  are  $243,000  as  of  September  30,  2011.   These  incurred  capitalized

costs  were  $9,000,  $122,000  and  $152,000,  for  the  nine  months   ended  September  30,  2011,  for  the  year  ended

December  31,  2010,  and  from  inception  (January  6,  2009)  through  December  31,  2009,  respectively.    The  asset

balance  at  September  30,  2011,  also  includes a  reduction of  $40,000 reflecting a  write-off  of  work by a  programmer

whose  work  product  was  considered  unsatisfactory.    These  amounts  are  recorded  in  the  accompanying  balance

sheets,  net  of  amortization  and  impairment  charges.   Amortization  and  impairment  charges  are  recorded  in  product

development  expenses  on  the  accompanying  statements  of  operations.   Amortization  expense  for  the  nine  months

ended September 30, 2011 was none.

Cash and Cash Equivalents and Short-Term Investments

Virtual  Learning  invests  its  excess  cash,  if  any,  in  money  market  funds  and  in  liquid  debt  instruments  of  the  U.S.

government,  its  agencies  and  municipalities.  All  liquid  investments  with  stated  maturities  of  three  months  or  less

from date of purchase are classified as cash equivalents; all   liquid investments with stated  maturities of greater than three months are classified as short-term investments.

Offering Costs

Deferred  offering  costs  incurred  by  Virtual  Learning  in  connection  with  the  proposed  registration  statement  will  be expensed as incurred

Revenue Recognition

Revenue  is  recognized  when  all  of  the  following  conditions  are  satisfied:  there  is  persuasive  evidence  of  an arrangement,  the  customer  has  access  to  full  use  of  the  product,  the  collection  of  the  fees  is  reasonably assured,  and the amount of the fees to be paid by the customer is fixed or determinable.

Revenue   from   customer   subscriptions   is   recognized   ratably   over   the   subscription   term   beginning   on   the

commencement date of each subscription. The average subscription term is twelve (12) months for our products, and all  subscriptions  are  on  a  non-cancelable  basis.  When  additional  months  are  offered  as  a  promotional  incentive,

those  months  are  part  of  the  subscription  term.  As  part  of  their  subscriptions,  customers  generally  benefit  from  new features and functionality with each release at no additional cost.

Although  our  membership  contracts  are  generally  non-cancelable,  customers  have  the  right  to  cancel  their  contracts by  providing  prior  written  notice  to  us  of  their  intent  to  cancel  the  remainder  of  the  contract  term.  In  the  event  a customer cancels its contract, they are not entitled to a refund for prior services we have provided to them.

Customer support is provided to customers following the sale at no additional charge and at a minimal cost per call.

Virtual  Learning does not incur significant up-front costs related to providing its products and services and therefore does not defer any expenses.

Revenue  from  the  sale  of  CD’s  or  DVD’s  and  other  materials  is  recognized  when  shipped  or  available  to  the customer in a downloadable format.

Cost of Revenue

Cost  of  revenue  includes  the  cost  to  host  and  make  available  Virtual  Learning’s  products  and  services  to  its customers. A significant portion of the cost of revenue includes salaries and related costs of engineering employees and  contractors  who  maintain  Virtual  Learning’s  servers  and  technical  equipment  and  work  on  Virtual  Learning’s web-based  hosted  platform.  Other  costs  include  facility  costs  for  Virtual  Learning’s  web  platform  servers  and routers,  network  monitoring  costs,  depreciation  of  network  assets  and  amortization  of  the  technical  development intangible assets.

Operating Expenses

Operating  expenses  consists  of  sales  and  marketing,  content  development  and  general  and  administrative  expense.

Sales  and  marketing  expense  consists  primarily  of  salaries,  commissions  and  related  costs  for  Virtual  Learning’s inside  and  field  sales  teams,  marketing,  customer  service,  training,  and  account  management.  Sales  and  marketing also includes direct marketing costs, travel, and amortization of customer relationship intangible assets.

Content development expense  consists primarily of salaries  and  related  costs  for  employees  who  write  the  questions for Virtual Learning’s products and amortization of content intangible costs.

General  and  administrative  expense  consists  primarily  of  salaries  and  related  costs  for  executives,  finance  and accounting,  human  resources,  customer  relations  and  order  management.  General  and  administrative  expense  also includes professional services, rent, insurance, travel, depreciation, and other corporate expenses.

Net Income (Loss) Per Share

Per  share  data  has  been  computed  and  presented  pursuant  to  the  provisions  of  accounting  principles  generally accepted  in  the  United  States  of  America.  Net  income  (loss)  per  common  share  -  basic  is  calculated  by  dividing  net income (loss) by the weighted average number of common shares  outstanding during the period.

Income Taxes

Virtual  Learning  accounts  for  income  taxes  using  the  asset  and  liability  method.  Deferred  tax  assets  and  liabilities are recognized for the future tax consequences attributable to differences between the carrying amounts of assets and liabilities  for  financial  reporting  purposes  and  the  amounts  used  for  income  tax  reporting  purposes.  Deferred  tax assets  and  liabilities  are  measured  using  enacted  tax  rates  expected  to  apply to  taxable  income  in  the  years  in  which those  temporary  differences  are  expected  to  be  recovered  or  settled.  The  effect  of  deferred  tax  assets  and  liabilities of  a  change  in  tax  rates  is  recognized  in  the  provision  for  income  tax  in  the  statements  of  operations.  Virtual

Learning  evaluates  the  probability  of  realizing  the  future  benefits  of  its  deferred  tax  assets  and  provides  a  valuation allowance when realization of the assets is not reasonably assured.

Virtual  Learning recognizes in its  financial statements the  impact of tax positions that  meet  a  “more  likely than not”

threshold,  based  on  the  technical  merits  of  the  position.  The  tax  benefits  recognized  from  such  a  position  are measured  based  on  the  largest  benefit that  has  a  greater  than  fifty percent  likelihood  of being  realized  upon  ultimate settlement.

Recent Accounting Pronouncements

Effective  January 1,  2009,  Virtual  Learning  adopted  SFAS  No.  157,  “Fair  Value  Measurements”  (codified  in  “ASC

820”),  for  its non-financial assets and  liabilities and  for  its  financial  assets and  liabilities measured  at  fair  value  on a non-recurring  basis.  ASC  820  provides  a  framework  for  measuring  fair  value  in  generally  accepted  accounting principles, expands disclosures about fair value  measurements, and establishes a  fair value  hierarchy that requires an entity  to  maximize  the  use  of  observable  inputs  and  minimize  the  use  of  unobservable  inputs  when  measuring  fair value.  The  adoption  of  ASC  820  for  Virtual  Learning’s  non-financial  assets  and  liabilities  did  not  have  a  material impact  on  Virtual  Learning’s  financial  statements,  though  it  may in  the  future.  In  April  2009,  the  FASB  issued  FSP

FAS  157-4,  “Determining  Fair  Value  When  the  Volume  and  Level  of  Activity  for  the  Asset  or  Liability  Have

Significantly  Decreased  and  Identifying  Transactions  That  Are  Not  Orderly,”  FSP  No.  FAS  115-2  and  FAS  124-2,

“Recognition and Presentation of Other-Than-Temporary Impairments,” and FSP FAS 107-1 and APB 28-1,

“Interim Disclosures about Fair Value of Financial Instruments” (all codified in ASC 820). Virtual Learning adopted the FSPs as of January 2009, which did not have a material impact on Virtual Learning’s financial statements.

In  May  2009,  the  FASB  issued  new  standards  for  subsequent  events,  which  establishes  general  standards  of accounting  for  and  disclosure  of  events  that  occur  after  the  balance  sheet  date  but  before  financial  statements  are issued  or  are  available  to  be  issued.  The  new standards are  effective  for  interim and  annual reporting periods ending after  June  15,  2009.  Virtual  Learning  adopted  the  new  standards  during  the  third  quarter  of  fiscal  2009  and,  as  the pronouncement  only  requires  additional  disclosures,  the  adoption  did  not  have  an  impact  on  our  financial  position,

results  of  operations  or  cash  flows.  Virtual  Learning  has  evaluated  subsequent  events  through  the  date  of  the  report of  Virtual  Learning’s  independent  registered  certified  public  accounting  firm  (LGG  &  Associates,  PC)  that  these financial statements were issued.

In  June  2009,  the  FASB  issued  the  FASB  Accounting  Standards  Codification  (the  “Codification”)  for  financial statements  issued  for  interim  and  annual  periods  ending  after  September  15,  2009,  which  was  effective  for  us beginning  in  the  fourth  quarter  of  fiscal  2009.  The  Codification  became  the  single  authoritative  source  for  GAAP.

Accordingly,   previous   references   to   GAAP   accounting   standards   are   no   longer   used   in   Virtual   Learning’s

disclosures,  including  these  Notes  to  the  Financial  Statements.  The  Codification  does  not  affect  our  financial position, cash flows, or results of operations.

In  September  2009,  the  FASB  issued  ASU  No.  2009-13,  Revenue  Recognition  (Topic  605) —  Multiple-Deliverable

Revenue  Arrangements.  The  new  standard  modifies  the  revenue  recognition  guidance  for  arrangements  that  involve the  delivery  of  multiple  elements  to  a  customer  at  different  times  as  part  of  a  single  revenue  generating  transaction.

The  new  standard  provides  principles  and  application  guidance  to  determine  whether  multiple  deliverables  exist,

how the individual deliverables should be separated and how to allocate the revenue in the arrangement among those separate  deliverables.  The  new  standard  allows  the  use  of  companies’  estimated  selling  prices  as  the  value  for deliverable  elements  under  certain  circumstances  and  to  eliminate  the  use  of  the  residual  method  for  allocation  of deliverable  elements.  The  new  standard  also  expands  the  disclosure  requirements  for  multiple  deliverable  revenue arrangements.  The  new  standard  will  be  effective  for  fiscal  years  beginning  on  or  after  June  15,  2010,  with  earlier adoption  permitted.  Virtual  Learning  does  not  expect  the  adoption  of  this  new  standard  will  have  a  material  impact on its financial position, results of operations, and cash flows.

In  September  2009,  the  FASB  also  issued  ASU  No.  2009  —  14  —  Software  (Topic  985) —  Certain  Revenue

Arrangements That Include  Software  Elements.  This standard  removes tangible  products  from the  scope  of software revenue  recognition  guidance  and  also  provides  guidance  on  determining  whether  software  deliverables  in  an arrangement  that  includes  a  tangible  product,  such  as  embedded  software,  are  within  the  scope  of  the  software revenue  guidance.  The  new  standard  will  be  effective  for  fiscal  years  beginning  on  or  after  June  15,  2010,  with earlier  adoption  permitted.  Virtual  Learning  does  not  expect  the  adoption  of  this  new  standard  will  have  a  material impact on its financial position, results of operations, and cash flows.

In   January   2010,   the   Financial   Accounting   Standards   Board   (“FASB”)   issued   Accounting   Standards   Update

(“ASU”)  No.  2010  —  06  —  Fair  Value  Measurements  and  Disclosures  (Topic  820):  Improving  Disclosures  about

Fair  Value  Measurements.  This  standard  amends  the  disclosure  guidance  with  respect  to  fair  value  measurements for  both  interim  and  annual  reporting  periods.  Specifically,  this  standard  requires  new  disclosures  for  significant transfers  of  assets  or  liabilities  between  Level  1  and  Level  2  in  the  fair  value  hierarchy;  separate  disclosures  for purchases,  sales,  issuances  and  settlements  of  Level  3  fair  value  items  on  a  gross,  rather  than  net  basis;  and  more robust  disclosure  of  the  valuation  techniques  and  inputs  used  to  measure  Level  2  and  Level  3  assets  and  liabilities.

Virtual  Learning  does  not  expect  the  adoption  of  this  new  standard  will  have  a  material  impact  on  its  financial position, results of operations, and cash flows.

In  December  2010,  the  FASB  issued  ASU  2010-29  which  will  change  the  disclosures  of  supplementary  pro  forma information  for  business  combinations.  The  new  standard  clarifies  that  if  a  public  entity  completes  a  business combination  and  presents  comparative  financial  statements,  the  entity  should  disclose  revenue  and  earnings  of  the combined  entity  as  though  the  business  combination  that  occurred  during  the  current  year  had  occurred  as  of  the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma  disclosures  under  ASC  topic  805  to  include  a  description  of  the  nature  and  amount  of  material,  nonrecurring pro  forma  adjustments  directly  attributable  to  the  business  combination  included  in  the  reported  pro  forma  revenue and  earnings.  ASU  2010-29  is effective  for  any business  combination  we  complete  on  or  after  January 1,  2011.  The revised  disclosure  requirements  will  not  affect  the  Virtual  Learning’s  financial  position,  results  of  operations,  or cash flows.

2 - Property and Equipment

Property and equipment is summarized as follows:

Estimated

Useful Lives

March 31,

December 31,

December 31,

Years

2011

2010

2009

____________

__________

___________

___________

Office Equipment 5-10

$

4,155

$      4,155

$    3,000

Less: Accumulated depreciation

1,146

996

300

__________

___________

___________

$

3,009

$

3,159

$

2,700

__________

___________

___________

__________

___________

___________

Depreciation  expense   for  the   year  ended  December  31,   2010  and  from  inception  (January  6,  2009)  through

December 31, 2009 and for the nine months ended September 30, 2011was $630, $696 and $150, respectively

3 - Related Party Transactions

On January 6, 2009, Virtual Learning issued an aggregate of 10,000,000 shares of common stock valued at $.001 per share to Thomas P. Monahan, President, in consideration for cash of $10,000.

As  of  December  31,  2009  and  2010  and  September  30,  2011,  Thomas  P.  Monahan  had  advanced  Virtual  Learning net interest free loans aggregating $15,400, $1,640 and $12 respectively.

Virtual  Learning  occupies  office  space  rent  free  on  a  month  to  month  basis  at  60  Knolls  Crescent,  Apartment  9M,

Bronx, New York 10463.

Virtual   Learning   has   accumulated   capitalized   software   development   costs   at   December   31,   2009   and   2010

aggregating  $12,000  and  $12,000  and  contributed  these  amounts  to  Virtual  Learning  as  additional  paid-in  capital.

These costs represent the fair market value of time contributed to Virtual Learning by Thomas Monahan, President.

4 - Employment Contracts

Virtual  Learning  is  currently  negotiating  with  Thomas  P.  Monahan  to  establish  an  employment  contract.  The  terms of an employment agreement have not been determined.

5 - Deferred Income Taxes

For  the  year  ended  December  31,  2010,  and  for  the  period  from  inception  (January  6,  2009)  through  December  31,

2009 and  for  the  three  months  ended  September  30, 2011,  Virtual  Learning incurred  net  operating losses for  income tax reporting purposes of $9,236, $672 and 4,296, respectively. These net operating losses expire in various years through December 31, 2022. The  significant components of Virtual  Learning's deferred tax asset as of December 31,

2010 and 2009 and March 31, 2011 are as follows:

The components of the net deferred tax assets and liabilities are as follows:

March 31,

December 31,

2011

2010

2011

Deferred tax assets:

Net operating loss carry forward

$4,296

$9,236

$672

Stock-based compensation

-___

120,000

680,000

Total deferred tax assets before valuation allowance

4,296

129,236

680,672

Valuation allowance

(4,296)

(129,236)

(680,672)

Total deferred tax assets

$ -

$ -

$ -__

Deferred tax liabilities

$ -

$ -

$ -__

SFAS  No.  109  requires  a  valuation  allowance  to  be  recorded  when  it  is  more  likely  than  not  that  some  or  all  of  the deferred  tax  asset  will  not  be  realized.  At  December  31,  2010  and  2009  and  September  30,  2011,  a  valuation allowance for the full amount of the net deferred tax asset was recorded.

The   Company   adopted   FASB   Interpretation   No.   48,   "Accounting   for   Uncertainty   in   Income   Taxes   -   an

interpretation  of  FASB  Statement  No.  109"  ("FIN  48").  This  Interpretation  clarifies  accounting  for  uncertainty  in income  taxes  recognized  in  an  enterprise's  financial  statements.  FIN  48  establishes  guidelines  for  recognition  and measurement  of  a  tax  position  taken  or  expected  to  be  taken  in  a  tax  return.  The  Company  has  not  made  any adjustments,  and  there  is  no  impact,  as  a  result  of  the  adoption  of  this  interpretation.  The  company  reports  interest and penalties associated with its tax positions, if any, as interest expense.

6 - Commitments and contingencies

In  March  2009,  Virtual  Learning  entered  into  certain  agreements  for  curriculum  development  costs  with  three individuals  for  services  in  video  production  and  the  design  of  high  school  and  college  level  math  courses.  The agreements  call  for  the  payment  of  5%  royalties  each  on  net  revenues  up  to  $1,000,000  and  5%  royalty  on  net revenues beyond  $1,000,001 on projects in  which they directly participated  and  have  made  material  contributions in consideration for 200,000 shares of stock each valued at $40,000 or $0.20 per share.

In  May  2010,  the  agreement  with  one  individual  was  rescinded  for  non-performance.  The  stock  certificate  for

200,000  shares  was  returned  to  Virtual  Learning  and  canceled.  In  addition,  the  parties  signed  mutual  releases.  The

Statement of Stockholders’ Equity has been prepared to reflect these shares as never have been issued.

In  May  2010,  the  agreement  with  another  individual  was  superseded  by  an  updated  agreement  under  similar  terms and conditions.

7 - Common Stock Issuances

On  February  17,  2009,  Virtual  Learning  issued  an  aggregate  of  10,000,000  shares  of  common  stock  at  par  value

($.001 per share) to Thomas P. Monahan, President, in exchange for cash of $10,000.

On March 31, 2009, Virtual Learning issued an aggregate of 700,000 shares of common stock to four individuals for an aggregate consideration of $140,000 for curriculum development costs or $.20 per share.

On  March  31,  2009,  Virtual  Learning  issued  an  aggregate  of  3,000,000  shares  of  common  stock  to  Dr.  John  Swint for an aggregate consideration of $600,000 in consulting and professional fees or $.20 per share.

On  March  31,  2009,  Virtual  Learning  issued  an  aggregate  of  400,000  shares  of  common  stock  to  Mr.  Roger  Fidler for an aggregate consideration of $80,000 in legal fees or $.20 per share.

In  March  2010,  Virtual  Learning  issued  100,000  shares  of  common  stock  for  a  cash  price  of  $20,000  at  $.20  per share to one individual.

In  June  2010,  Mr.  Roger  Fidler  received  an  additional  600,000  shares  of  common  stock  in  consideration  for  legal fees aggregating $120,000 or $.20 per share.

In  July,  2011,  Virtual  Learning  reached  a  agreement  with  a  programmer  that  was  engaged  to  perform  certain functions  relating  to  software  and  video  production  and  whose  work  was  found  unacceptable  to  return  200,000 shares  of  common  stock  for  cancellation  that  was  issued  as  part  payment  for  his  services.  The  cancellation  of  these shares was recorded at the price issued of $40,000 or $.20 per share.

In June  2010,  Virtual  Learning issued  an aggregate  of 550,000  shares of common stock to  several  individuals  for  an aggregate consideration of $110,000 for curriculum development costs or $.20 per share.

In  July,  2011,  Virtual  Learning  reached  a  agreement  with  a  programmer  that  was  engaged  to  perform  certain functions  relating  to  software  and  video  production  and  whose  work  was  found  unacceptable  to  return  200,000 shares  of  common  stock  for  cancellation  that  was  issued  as  part  payment  for  his  services.  The  cancellation  of  these shares was recorded at the price issued of $40,000 or $.20 per share.

In  July,  2011,  Mr.  Roger  Fidler  received  an  additional  200,000  shares  of  common  stock  in  consideration  for  legal fees aggregating $40,000 or $.20 per share.

Virtual Learning’s management (board of directors) determines the value assigned to shares of common stock issued in non-cash transactions in the absence of a public market for these shares.

SUBSCRIPTION AGREEMENT

The  undersigned  hereby  subscribes  for  _____________  shares  of  the  common  stock  of  The  Virtual  Learning

Company, Inc. at a price of $0.50 per share. The undersigned acknowledges receipt of the  Prospectus of The Virtual

Learning Company, Inc. of which this Subscription Agreement is part.

Please  return  this  Subscription  Agreement,  signed  below,  together  with  a  check  payable  to  The  Virtual  Learning

Company, Inc. addressed to The Virtual Learning Company, Inc., 60 Knolls Crescent, Suite 9M, Bronx, NY 10463.

 Subscriber’s Signature

Co-Subscriber’s Signature

Print Name:

Print Name:

_____________________________________

______________________________________

_____________________________________

______________________________________

 Subscriber’s Address

Co-Subscriber’s Address

_________________________________

________________________________________

 Subscriber’s Social Security Number

Co-Subscriber’s Social Security Number

Type of Ownership (Check One):

_______  Individual

_______  Joint

_______  Corporate:  State Name of Corporation or other business entity: _________________________

_______ Trust: State Name of Trust: ______________________________________________________

_______ Other (Specify): _______________________________________________________________

Subscriber Date:

Date:

The Virtual Learning Company, Inc.

1,000,000 Shares

Common Stock

PROSPECTUS

You  should  rely  only  on  the  information  contained  in  this  document  or  that  we  have  referred  you  to.  We  have  not authorized  anyone  to  provide  you  with  information  that  is  different.  This  prospectus  is  not  an  offer  to  sell  common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until  March  19,  2012  all  dealers  that  effect  transactions  in  these  securities,  whether  or  not  participating  in  the offering,  may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

___________________________

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